                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (Amendment No. )

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [  ]

    Check the appropriate box:
    [X] Preliminary Proxy Statement             [ ] Confidential, For Use of the
    [ ] Definitive Proxy Statement                  Commission Only
    [ ] Definitive Additional Materials             (as permitted by Rule
    [ ] Soliciting Material Under Rule 14a-12       14a-6(e)(2))

                       APPLIED GRAPHICS TECHNOLOGIES, INC.
  ----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
[ ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
    (1)     Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------
    (2)     Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------
    (4)     Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------
    (5)     Total fee paid:

    ----------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)     Amount previously paid:
            $692.50

    ----------------------------------------------------------------------------
    (2)     Form, Schedule or Registration Statement No.:
            Schedule TO

    ----------------------------------------------------------------------------
    (3)     Filing Party:
            KAGT Acquisition Corp.
            KAGT Holdings, Inc.
            Kohlberg Investors IV, L.P.
            Kohlberg TE Investors IV, L.P.
            Kohlberg Offshore Investors IV, L.P.
            Kohlberg Partners IV, L.P.

    ----------------------------------------------------------------------------
    (4)     Date Filed:
            June 20, 2003

    ----------------------------------------------------------------------------

                                [AGT Letterhead]

                                                                 August __, 2003
Dear Stockholder:

         You are cordially invited to attend a Special Meeting of Stockholders, which will be held on September __, 2003 at 450 West 33rd Street, New York, New York 10001 at 10:00 a.m., local time.

         As described in the enclosed Proxy Statement, at the Special Meeting you will be asked to consider and vote upon the merger of KAGT Acquisition Corp., a wholly-owned subsidiary of KAGT Holdings, Inc., with and into Applied Graphics Technologies, Inc. (the "Company"), pursuant to an Agreement and Plan of Merger dated as of June 12, 2003. Upon consummation of the merger, each outstanding share of the Company's common stock (other than shares held by the Company and its subsidiaries, KAGT Holdings, Inc. and its subsidiaries and dissenting stockholders who perfect their appraisal rights) will be converted into the right to receive $0.85 in cash, without interest, upon surrender of certificates formerly representing such shares.

         The merger is the final step in a series of transactions recapitalizing the debt and equity of the Company pursuant to the Agreement and Plan of Merger dated June 12, 2003. On August 4, 2003, as part of this recapitalization, the Company discharged all of its outstanding senior debt under the Company's senior credit facility, or approximately $176 million in outstanding indebtedness, for approximately $98 million. Also on August 4, 2003, KAGT Acquisition Corp. completed a tender offer for all of the outstanding shares of the Company's common stock at a price of $0.85 per share. Pursuant to this tender offer, KAGT Acquisition Corp. purchased 6,081,145 shares, or approximately 66% of the outstanding shares of the Company's common stock. The Company also has redeemed all of the Company's 10% Subordinated Notes due 2005 at a price of 25 pence per 1 GBP of principal plus accrued interest thereon and has redeemed all of the 8% Cumulative Convertible Preference Shares of the Company's Wace Group Limited subsidiary at a price of 19 pence per share rather than a liquidation preference of 1 GBP plus accrued dividends per share. The Company borrowed $44.2 million in subordinated debt from KAGT Acquisition Corp. and entered into a new credit agreement, the net proceeds of which were used to consummate the recapitalization transactions described herein. Pursuant to the terms of the merger agreement, KAGT Acquisition Corp. will, following the vote of the stockholders to be taken at the special meeting, merge with and into the Company, resulting in KAGT Holdings, Inc. owning all of the outstanding common stock of the Company.

         The affirmative vote of more than fifty percent of the shares of the Company's common stock outstanding and entitled to vote at the Special Meeting is necessary to approve and adopt the Agreement and Plan of Merger. KAGT Acquisition Corp. owns a sufficient number of shares to assure approval of the Agreement and Plan of Merger at the Special Meeting and will vote all of its shares in favor of the adoption of the Agreement and Plan of Merger. As a result, the affirmative vote of any other stockholder will not be required to approve adoption of the Agreement and Plan of Merger.

         ON JUNE 3, 2003, THE COMPANY'S BOARD OF DIRECTORS DETERMINED THAT THE TERMS OF THE MERGER ARE FAIR, FROM A FINANCIAL POINT OF VIEW, TO THE COMPANY AND ITS STOCKHOLDERS AND THAT THE RECAPITALIZATION TRANSACTIONS, INCLUDING THE MERGER, ARE ADVISABLE. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDED THAT STOCKHOLDERS OF THE COMPANY VOTE "FOR" ADOPTION OF THE AGREEMENT AND PLAN OF MERGER.

         WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY.

         Please do not send any certificates for your stock at this time. You will receive instructions regarding the surrender of your stock certificates and receipt of payment for your shares after the merger is effective.

                                               /s/ ___________________________
                                                   Joseph D. Vecchiolla
                                                   President and Chief Operating
                                                          Officer

THE MERGER HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATOR NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATOR PASSED UPON THE FAIRNESS OR MERITS OF THE MERGER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THE PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

This Proxy Statement is dated August __, 2003, and is being mailed to Applied Graphics Technologies, Inc. stockholders on August __, 2003.

                                [AGT LETTERHEAD]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Applied Graphics Technologies, Inc.:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Applied Graphics Technologies, Inc. (the "Company") will be held at 450 West 33rd Street, New York, New York 10001 on September __, 2003, at 10:00 a.m., local time, for the following purposes:

         1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of June 12, 2003 among KAGT Holdings, Inc., KAGT Acquisition Corp., a wholly-owned subsidiary of KAGT Holdings, Inc., and the Company (the "Merger Agreement"). The Merger Agreement provides, among other things, that in accordance with the relevant provisions of the Delaware General Corporation Law, KAGT Acquisition Corp. will be merged with and into the Company. Following the effective time of the merger, the Company will continue as the surviving corporation and a wholly-owned subsidiary of KAGT Holdings, Inc. and each share of the Company's Common Stock, par value $.01 per share (other than shares held by the Company and its subsidiaries, KAGT Holdings, Inc. and its subsidiaries and dissenting stockholders who perfect their appraisal rights), will be automatically converted into the right to receive an amount in cash equal to $0.85, without interest, upon surrender of certificates formerly representing such shares.

         2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

         The record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the Special Meeting is August 29, 2003. Only holders of the Company's common stock of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

                                             By order of the Board of Directors,

                                             /s/ _______________________________
                                                 Martin D. Krall
                                                 Secretary

Dated: August __, 2003

THE AFFIRMATIVE VOTE OF MORE THAN FIFTY PERCENT OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK ENTITLED TO VOTE THEREON IS REQUIRED TO APPROVE AND ADOPT THE MERGER AGREEMENT. PLEASE DATE, MARK AND SIGN THE ACCOMPANYING PROXY CARD AND
                   MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE DO NOT SEND ANY SHARE CERTIFICATES REPRESENTING YOUR SHARES AT THIS TIME.

              The date of this Proxy Statement is August __, 2003.

                               SUMMARY TERM SHEET

         This summary term sheet highlights selected information from this Proxy Statement and may not contain all information that is important to you. If you wish to understand the merger fully and you would like a more complete description of the legal terms of the merger, you should carefully read this entire Proxy Statement and the documents to which it refers. The merger agreement is attached as Annex A to this Proxy Statement. It is the legal document that governs the merger.

                              THE SPECIAL MEETING

DATE, PLACE AND TIME:               The special meeting will be held at 10:00
                                    a.m., local time, on September __, 2003, at 450 West 33rd Street, New York, New York
                                    10001. See "The Special Meeting - General
                                    Information."

PURPOSE OF THE SPECIAL MEETING:     The purpose of the special meeting is to
                                    approve and adopt the Agreement and Plan of Merger dated as of June 12, 2003 among KAGT
                                    Holdings, Inc., KAGT Acquisition Corp., a wholly-owned subsidiary of KAGT Holdings,
                                    Inc., and Applied Graphics Technologies,
                                    Inc. If the merger is completed, Applied
                                    Graphics Technologies, Inc. will become a wholly-owned subsidiary of KAGT Holdings,
                                    Inc. and you will be entitled to receive, subject to any applicable appraisal rights, $0.85 in cash, without interest, for each share of Applied Graphics Technologies, Inc.
                                    common stock that you own. See "The Special
                                    Meeting - Purpose of the Special Meeting."

RECORD DATE AND QUORUM              The close of business on August 29, 2003 is
  REQUIREMENTS:                     the record date for determination of the
                                    Applied Graphics Technologies, Inc.
                                    stockholders entitled to notice of the
                                    special meeting and entitled to vote at the special meeting.

                                    The presence, in person or by proxy, of a majority of the outstanding shares of Applied Graphics Technologies, Inc. common stock entitled to vote will constitute a quorum for the transaction of business. See "The Special Meeting - Record Date and Quorum Requirements."

VOTE REQUIRED TO APPROVE THE        The holders of more than fifty percent of
  MERGER AGREEMENT:                 the outstanding shares of Applied Graphics
                                    Technologies, Inc. common stock must approve the adoption of the merger agreement. You are entitled to one vote for each share of Applied Graphics Technologies, Inc. common stock that you owned on the record date.
                                    KAGT Acquisition Corp. owns a sufficient number of shares to assure approval of the adoption of the merger agreement at the special meeting and intends to vote all of its shares in favor of the adoption of the merger agreement. as a result, the merger agreement will be adopted even if no stockholders other than KAGT Acquisition
                                    Corp. vote to approve it. See "The Special
                                    Meeting - Vote Required to Approve the
                                    Merger Agreement."

REVOCATION OF PROXIES:              You have the unconditional right to revoke
                                    your proxy at any time prior to its use at
                                    the meeting by:

                                        -    Delivering written notice that the
                                             proxy is revoked to the Corporate
                                             Secretary of Applied Graphics
                                             Technologies, Inc. prior to the
                                             special meeting,

                                        -    Submitting a subsequently dated
                                             proxy to the Corporate Secretary of
                                             Applied Graphics Technologies, Inc.
                                             prior to the special meeting or to
                                             the inspector of elections at the
                                             special meeting, or

                                        -    Attending the special meeting,
                                             delivering written notice that the
                                             proxy is revoked to the inspector
                                             of election, and voting (or
                                             abstaining) in person.

                                    See "Special Meeting - Voting Information;
                                    Giving and Revoking Proxies."

                                  THE PARTIES

APPLIED GRAPHICS                    Applied Graphics Technologies, Inc. is a
  TECHNOLOGIES, INC.:               Delaware corporation engaged in digital
                                    media asset management services. See "The
                                    Parties."

KAGT ACQUISITION CORP.:             KAGT Acquisition Corp. is a Delaware
                                    corporation and a wholly-owned subsidiary of KAGT Holdings, Inc. KAGT Acquisition Corp.
                                    was organized to effect the recapitalization of Applied Graphics Technologies, Inc. and has not conducted any unrelated activities since its organization. At the time of the merger, the separate corporate existence of KAGT Acquisition Corp. will cease and Applied Graphics Technologies will continue in existence as the surviving corporation and a wholly-owned subsidiary of KAGT
                                    Holdings, Inc. See "The Parties."

KAGT HOLDINGS, INC.:                KAGT Holdings, Inc., a Delaware corporation,
                                    is a holding company and was formed solely for the purpose of holding 100% of KAGT
                                    Acquisition Corp., and, after the merger, the surviving corporation. At the closing of the merger, investment funds affiliated with Kohlberg Management IV, L.L.C will be the owners of the majority of the outstanding stock of KAGT Holdings, Inc. See "The
                                    Parties."

                      THE MERGER AND RELATED TRANSACTIONS

OVERVIEW:                           Pursuant to the merger agreement, KAGT
                                    Acquisition Corp. will be merged with and into Applied Graphics Technologies, Inc., with Applied Graphics Technologies, Inc.
                                    continuing as the surviving corporation.

                                    As a result of the merger, Applied Graphics
                                    Technologies, Inc. will become a
                                    wholly-owned subsidiary of KAGT Holdings,
                                    Inc. and each share of Applied Graphics
                                    Technologies, Inc. common stock outstanding at the time of the merger (other than shares held by Applied Graphics Technologies, Inc. and its subsidiaries, KAGT Holdings, Inc. and its subsidiaries, and dissenting stockholders who perfect their appraisal rights) will by virtue of the merger and without any further action on the part of the holder of such share, automatically be converted into the right to receive $0.85 in cash, without interest.

                                    After the consummation of the merger, you will have no continuing equity interest in, and will not share in future earnings, dividends or growth, if any, of Applied Graphics Technologies, Inc.

                                    The merger is part of a recapitalization of the debt and equity of Applied Graphics Technologies, Inc. which also involves the repurchase of the senior debt and subordinated notes of Applied Graphics Technologies, Inc. and the outstanding preferred shares of one of its subsidiaries, each at a discount. All of these recapitalization transactions, other than the merger, have already taken place.

                                    See "The Merger and Related Transactions -
                                    General."

RECOMMENDATION OF THE BOARD         After an evaluation of business, financial
  OF DIRECTORS:                     and market factors and consultation with its
                                    legal advisors, at a meeting of the Board of Directors held on June 3, 2003, prior to the commencement and consummation of the tender offer by KAGT Acquisition Corp. and KAGT
                                    Holdings, Inc., the Board of Directors of
                                    Applied Graphics Technologies, Inc. (all of whose members were unaffiliated with KAGT
                                    Holdings Inc. and KAGT Acquisition Corp. on that date) determined that the terms of the merger were fair, from a financial point of view, to Applied Graphics Technologies, Inc.
                                    and that the merger is advisable,
                                    unanimously approved the merger agreement and the recapitalization transactions contemplated thereby and unanimously voted to recommend that Applied Graphics
                                    Technologies, Inc. stockholders adopt the merger agreement. The Applied Graphics
                                    Technologies, Inc. Board of Directors
                                    considered a number of factors in its
                                    determination to approve the adoption of the merger agreement and the transactions contemplated thereby. See "The Merger and Related Transactions--Recommendations of the
                                    Board of Directors" and "The Merger and
                                    Related Transactions--Reasons for the Board of Directors' Recommendations; Factors
                                    Considered."

KAGT HOLDINGS, INC. OWNERSHIP       After consummation of the tender offer by
  OF APPLIED GRAPHICS TECHNOLOGIES, KAGT Acquisition Corp. and KAGT Holdings,
  INC. COMMON STOCK:                Inc., and the cashing out of in-the-money
                                    employee stock options by Applied Graphics
                                    Technologies, Inc., KAGT Acquisition Corp.
                                    owns 6,081,145 shares of Applied Graphics
                                    Technologies, Inc. common stock (or
                                    approximately 66% of the outstanding shares of Applied Graphics Technologies, Inc.
                                    common stock). KAGT Acquisition Corp. can approve the adoption of the merger agreement without the affirmative vote of any other stockholder of Applied Graphics
                                    Technologies, Inc. as a result of its
                                    ownership of Applied Graphics Technologies,
                                    Inc. common stock, and plans to vote all of its shares in favor of adoption of the merger agreement.

APPRAISAL RIGHTS:                   Under Delaware law, stockholders who do not
                                    vote in favor of
                                    the merger agreement will be entitled to exercise appraisal rights in connection with the merger. Stockholders desiring to exercise such appraisal rights will have the rights and duties and must follow the procedures set forth in Section 262 of the Delaware General Corporation Law. The full text of this section is attached to this Proxy Statement as Annex B. Stockholders who wish to exercise appraisal rights must carefully follow the procedures described therein and are urged to read Annex B in its entirety. See "Appraisal Rights" and Annex
                                    B.

EFFECTIVE TIME:                     The merger will become effective as of
                                    the date and time that the Certificate of Merger is filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law, which is expected to occur as soon as practicable after the special meeting.

EXCHANGE OF CERTIFICATES:           Pursuant to the merger agreement, KAGT
                                    Acquisition Corp. will deposit with The Bank of New York $0.85 per share in cash for each share outstanding immediately prior to the effective time of the merger (other than shares held by Applied Graphics
                                    Technologies, Inc. and its subsidiaries,
                                    KAGT Holdings, Inc. and its subsidiaries, and dissenting stockholders who perfect their appraisal rights). As soon as reasonably practicable after the effective time of the merger, The Bank of New York will send to each stockholder of record, immediately prior to the effective time of the Merger, a letter of transmittal and detailed instructions specifying the procedures to be followed in surrendering certificates. SHARE CERTIFICATES SHOULD NOT
                                    BE FORWARDED TO THE BANK OF NEW YORK UNTIL
                                    RECEIPT OF THE LETTER OF TRANSMITTAL. Upon the surrender of a share certificate, The
                                    Bank of New York will issue to the
                                    surrendering holder a check representing an amount of cash equal to $0.85 per share of common stock formerly represented by the share certificates surrendered to The Bank of New York.

CONDITIONS TO THE MERGER:           The consummation of the merger is subject
                                    only to the following conditions:

                                        -    Applied Graphics Technologies, Inc.
                                             stockholders will have approved the
                                             adoption of the merger agreement by
                                             an affirmative vote of the holders
                                             of more than fifty percent of the
                                             outstanding shares  (such approval
                                             is assured as KAGT Acquisition
                                             Corp. owns more than fifty
                                             percent);

                                        -    any consents, approvals and filings
                                             under any foreign antitrust law,
                                             the absence of which would prohibit
                                             the consummation of the merger,
                                             will have been obtained or made (no
                                             such consent or approval is known
                                             to be required); and

                                        -    no statute, rule, regulation,
                                             executive order, decree, temporary
                                             restraining order, preliminary or
                                             permanent injunction or other order
                                             enacted, entered, promulgated,
                                             enforced or issued by any
                                             governmental authority or
                                             instrumentality, court or competent
                                             jurisdiction or other legal
                                             restraint or prohibition preventing
                                             the consummation of the merger will
                                             be in effect.

                                    All other conditions to the merger have been satisfied. See "The Merger and Related Transactions - Conditions to the Merger."


TERMINATION AND AMENDMENT           The merger agreement may be terminated at
  OF THE MERGER AGREEMENT:          any time prior to the effective time of the
                                    merger by, among other things, the mutual agreement of the parties or, if a governmental entity takes any action that prohibits the merger and such action becomes final and nonappealable, by either Applied
                                    Graphics Technologies, Inc. or KAGT
                                    Holdings, Inc. acting independently. The merger agreement may be amended by the parties at any time, but after the merger agreement has been approved by the stockholders, no amendment may be made which by law requires further approval of the stockholders without obtaining such approval and no amendment or modification can be made that reduces the amount or changes the form of merger consideration or otherwise materially and adversely affects the rights of Applied Graphics Technologies, Inc.
                                    stockholders without the further approval of such stockholders. See "The Merger and Related Transactions - Termination of the
                                    Merger Agreement."


U.S. FEDERAL INCOME TAX             If the merger is consummated, the exchange
  CONSEQUENCES:                     of shares by a holder for cash pursuant to
                                    the merger will be a taxable transaction under the Internal Revenue Code of 1986, as amended. You are advised to consult your own tax advisors concerning the applicable
                                    Federal, state, local, foreign and other income tax consequences resulting from the merger. See "Certain U.S. Federal Income Tax
                                    Consequences."

METHOD OF ACCOUNTING:               The merger will be accounted for under the
                                    purchase method of accounting. See "The
                                    Merger and Related Transactions - Method of
                                    Accounting."

REGULATORY AND OTHER APPROVALS:     There are no U.S. Federal or state
                                    regulatory requirements which remain to be complied with in order to consummate the merger (other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware). See "The
                                    Merger and Related Transactions - Regulatory and Other Approvals."

SOURCE AND AMOUNT OF FUNDS:         Applied Graphics Technologies funded the
                                    Recapitalization Transactions by borrowing subordinated debt and entering into a new credit agreement. The total amount of funds required by KAGT Acquisition Corp. to purchase all shares tendered pursuant to the tender offer was approximately $5.2 million.
                                    The amount of funds required by Applied
                                    Graphics Technologies, Inc. to make all
                                    payments to participants in Applied Graphics
                                    Technologies, Inc. stock option plans
                                    pursuant to the merger agreement was
                                    approximately $400,000. The total amount of funds required by KAGT Acquisition Corp. to consummate the merger is estimated to be approximately $2.6 million. The total amount of funds required to pay all related fees and expenses in connection with the Recapitalization
                                    Transactions is estimated to be
                                    approximately $7.7 million. KAGT Acquisition
                                    Corp. has available funds for payments
                                    required to be made to stockholders pursuant to the Merger. See "The Merger and Related
                                    Transactions - Source and Amount of Funds."

                               TABLE OF CONTENTS


                                                                                        Page
                                                                                        ----
Summary Term Sheet                                                                        i
   The Special Meeting                                                                    i
   The Parties                                                                           ii
   The Merger and Related Transactions                                                   ii

Introduction                                                                              1
    Proxy Statement                                                                       1
    Securities                                                                            1

Questions and Answers About the Merger                                                    1

Cautionary Statement Concerning Forward-Looking Information                               3

The Special Meeting                                                                       3
    General Information                                                                   3
    Purpose of the Special Meeting                                                        3
    Record Date and Quorum Requirements                                                   4
    Voting Information; Giving and Revoking Proxies                                       4
    Vote Required to Approve the Merger Agreement                                         4
    Postponement and Adjournment                                                          5
    Solicitation of Proxies                                                               5
    Surrender of Stock Certificates                                                       5

The Parties                                                                               6
    Applied Graphics Technologies, Inc.                                                   6
    KAGT Acquisition Corp.                                                                6
    KAGT Holdings, Inc.

The Merger and Related Transactions                                                       6
    General                                                                               6
    Conversion of Securities                                                              7
    Vote Required to Approve the Merger                                                   7
    Background of the Merger                                                              7
    Recommendations of the Board of Directors                                            10
    Reasons for the Board of Directors' Recommendations; Factors Considered              10
    Certain Company Projections and Valuations                                           11
    Change of Control                                                                    12
    Conditions to the Merger                                                             12
    Termination of the Merger Agreement                                                  12
    Takeover Proposals                                                                   13
    Fees and Expenses                                                                    14
    Board of Directors                                                                   15

    Employee Benefits                                                                    16
    Reasonable Efforts; Notification                                                     16
    Representations and Warranties                                                       16
    Procedures for Termination, Amendment, Extension or Waiver                           17
    The Confidentiality Agreement                                                        17
    Certain U.S. Federal Income Tax Consequences                                         17
    Method of Accounting                                                                 18
    Regulatory and Other Approvals                                                       18
    Source and Amount of Funds                                                           18
    Plans for the Company After the Recapitalization Transactions                        18

Appraisal Rights                                                                         18

Stock Ownership of Certain Beneficial Owners and Management                              21

Interests of Certain Persons in the Merger                                               22
    Stock Options                                                                        23
    Indemnification and Insurance                                                        22
    Change of Control and Employment Termination Agreements                              23
    Stockholder Agreement                                                                24
    Management Agreement                                                                 24
    Parent Option Plan                                                                   25

Information About Applied Graphics Technologies, Inc.                                    25
    Selected Financial Data                                                              25
    Price Range                                                                          25
    Dividends                                                                            25

Miscellaneous                                                                            26
    Other Matters                                                                        26
    Stockholder Proposals for the 2004 Annual Meeting                                    26
    Incorporation of Certain Documents by Reference                                      26
    Available Information                                                                27

Annexes
    Annex A: Agreement and Plan of Merger                                               A-1
    Annex B: Section 262 of the Delaware General Corporation Law                        B-1


                                  INTRODUCTION

PROXY STATEMENT

         This Proxy Statement ("Proxy Statement") pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is being furnished by Applied Graphics Technologies, Inc. (the "Company") to its stockholders in connection with the proposed merger of KAGT Acquisition Corp. (the "Purchaser"), a wholly-owned subsidiary of KAGT Holdings, Inc. ("Parent"), with and into the Company (the "Merger") pursuant to the Agreement and Plan of Merger dated as of June 12, 2003 (the "Merger Agreement"). Following the effective time (the "Effective Time") of the Merger, the Company will continue as the surviving corporation (the "Surviving Corporation") and will be a wholly-owned subsidiary of Parent. A special meeting of the stockholders of the Company (the "Special Meeting") is to be held on September __, 2003, at which time the stockholders of the Company will vote whether to approve the adoption of the Merger Agreement.

         The Merger is the final step in a series of transactions (the "Recapitalization Transactions") recapitalizing the debt and equity of the Company pursuant to the Merger Agreement. On August 4, 2003, as part of this recapitalization, the Company discharged all of its outstanding senior debt under the Company's senior credit facility (the "Company Credit Agreement"), or approximately $176 million in outstanding indebtedness, for approximately $98 million. Also on August 4, 2003, Purchaser completed a tender offer for all of the outstanding shares of the Company's common stock at a price of $0.85 per share upon the terms and subject to the conditions set forth in the offer to purchase dated June 20, 2003 (the "Offer to Purchase") and the related Letter of Transmittal (together with the Offer to Purchase, the "Offer"). Pursuant to the Offer, KAGT Acquisition Corp. purchased 6,081,145 shares, or approximately 66% of the outstanding shares of the Company's common stock. The Company also has redeemed all of the Company's 10% Subordinated Notes due 2005 (the "Subordinated Notes") at a price of 25 pence per 1 GBP of principal plus accrued interest thereon and has redeemed all of the 8% Cumulative Convertible Preference Shares (the "Preference Shares") of the Company's Wace Group Limited subsidiary ("Wace") at a price of 19 pence per share rather than a liquidation preference of 1 GBP plus accrued dividends per share. The Company borrowed $44.2 million in subordinated debt from Purchaser and entered into a new credit agreement, the net proceeds of which were used to consummate the Recapitalization Transactions. Pursuant to the terms of the Merger Agreement, Purchaser will, following the vote of the stockholders to be taken at the Special Meeting, merge with and into the Company, resulting in Parent owning all of the outstanding common stock of the Company.

         A copy of the Merger Agreement is attached hereto as Annex A and is incorporated herein by reference.

SECURITIES

         The title of the class of securities to which this Proxy Statement relates is the common stock, par value $0.01 per share, of the Company ("Company Common Stock"). As of August __, 2003, there were __________ shares of Company Common Stock ("Shares") outstanding, of which 6,081,145 were owned by the Purchaser.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

WHAT WILL HAPPEN IN THE MERGER?

          Upon consummation of the Merger, the Purchaser will be merged with and into the Company and stockholders who surrender their Share certificates, other than the Company, Parent, the Purchaser and dissenting stockholders who perfect their appraisal rights, will receive a cash payment of $0.85, without interest, for each of their Shares.

WHO WILL OWN THE COMPANY AFTER THE MERGER?

         After the Merger, Parent will own all of the outstanding shares of the Surviving Corporation.

WHY HAS THE MERGER BEEN PROPOSED?

         The Merger is the final step in the series of Recapitalization Transactions pursuant to the Agreement and Plan of Merger dated June 12, 2003. On August 4, 2003, as part of the recapitalization, the Company discharged all of its outstanding senior debt under the Company Credit Agreement, or approximately $176 million in outstanding indebtedness, for approximately $98 million. Also on August 4, 2003, Purchaser completed the Offer. Pursuant to the Offer, Purchaser purchased 6,081,145 shares, or approximately 66% of the outstanding shares of the Company's common stock. The Company also has redeemed all of the Subordinated Notes at a price of 25 pence per 1 GBP of principal plus accrued interest thereon and has redeemed all of the Preference Shares at a price of 19 pence per share with a liquidation preference of 1 GBP plus accrued dividends per share. The Company borrowed $44.2 million in subordinated debt from Purchaser and entered into a new credit agreement, the net proceeds of which were used to consummate the Recapitalization Transactions. Pursuant to the terms of the Merger Agreement, Purchaser will, following the vote of the stockholders to be taken at the Special Meeting, merge with and into the Company, resulting in Parent owning all of the outstanding common stock of the Surviving Corporation.

WHAT VOTE IS REQUIRED TO APPROVE THE MERGER AGREEMENT?

         Approval of the adoption of the Merger Agreement requires the affirmative vote of holders of more than fifty percent of the Shares outstanding and entitled to vote at the Special Meeting. THE PURCHASER ALREADY OWNS A SUFFICIENT NUMBER OF SHARES TO ASSURE APPROVAL OF THE MERGER AGREEMENT AND WILL VOTE ALL OF ITS SHARES IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT. AS A RESULT, NO OTHER STOCKHOLDER WILL NEED TO VOTE "FOR" THE PROPOSAL FOR THE MERGER AGREEMENT TO BE APPROVED.

WHAT WILL I RECEIVE IN THE MERGER?

         As a stockholder of the Company, you will receive $0.85 in cash, without interest, for each Share that you validly surrender for payment. This is the "Merger Consideration." For example, if you own 100 Shares, upon consummation of the Merger, you will receive $85.00 in cash.

ARE APPRAISAL RIGHTS AVAILABLE?

     Yes. Under Delaware law, stockholders who file a written notice of objection with the Company before the taking of the vote at the Special Meeting and whose Shares are not voted in favor of the Merger Agreement will be entitled to exercise appraisal rights in connection with the Merger. Stockholders desiring to exercise such appraisal rights will have the rights and duties and must follow the procedures set forth in Section 262 of the Delaware General Corporation Law (the "DGCL"). The full text of this section of the DGCL is attached to this Proxy Statement as Annex B. Stockholders who wish to exercise appraisal rights must carefully follow the procedures described therein and are urged to read Annex B in its entirety.

IF THE MERGER IS CONSUMMATED, WHEN CAN I EXPECT TO RECEIVE THE MERGER CONSIDERATION FOR MY SHARES OF COMPANY COMMON STOCK?

         As soon as reasonably practicable after the Merger is consummated, you will receive detailed instructions regarding the surrender of your Share certificates. You should not send your Share certificates to the Company or anyone else until you receive these instructions. The Surviving Corporation will send payment of the Merger Consideration to you as promptly as practicable following receipt of your Share certificates and other required documents.

WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

         We expect the Merger to be consummated as soon as reasonably practicable after the date of the Special Meeting.

IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

         Your broker will vote your Shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your Shares.

WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

         The receipt of cash in exchange for Shares in the Merger by you will be a taxable transaction for U.S. Federal income tax purposes. To review the tax consequences to you in greater detail, see "Certain U.S. Federal Income Tax Consequences". As your tax consequences will depend on your personal situation, you should consult your tax advisors for a full understanding of the tax consequences of the Merger to you.

WHAT DO I NEED TO DO NOW?

         This Proxy Statement contains important information regarding the Merger and the Merger Agreement, as well as information about the Company, the Purchaser and Parent. It also contains important information about what the Board of Directors of the Company (the "Board of Directors") considered in evaluating the Recapitalization Transactions, including the Offer and the Merger. If you wish to understand the Merger fully, we urge you to read this Proxy Statement carefully, including its Annexes. You may also want to review the documents referenced under "Miscellaneous - Incorporation of Documents by Reference" and "Miscellaneous - Available Information."

TO WHOM CAN I TALK IF I HAVE QUESTIONS?

         If you would like additional copies of this document, or if you would like to ask any additional questions about the Merger, you should contact:

                    [Contact Information of Proxy Solicitor]

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

         This Proxy Statement, including through the incorporation by reference of certain documents and other statements made from time to time by the Company, Parent, the Purchaser, or their respective affiliates or representatives, contains certain forward-looking statements. Those forward-looking statements include the financial projections set forth under "The Merger and Related Transactions--Certain Company Projections" as well as statements regarding the intent, belief or current expectations of the Company, Parent and the Purchaser and members of their respective management teams, as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management of the Company, Parent and the Purchaser that could cause actual results to differ materially from those contained in forward-looking statements include, but are not limited to, the risks discussed herein and: the ability of the Company to retain customers; the ability of the Company to maintain compliance with the covenant requirements under its credit facility; the impact of major customers ceasing to operate; the ability of the Company to attract and retain management; the impact of technological advancements on the ability of customers and competitors to provide services comparable to those provided by the Company; the continued softness in the advertising market; the impact of geopolitical events on the economy; the success of the Company's restructuring plans and integration efforts; and the adequacy of the Company's credit facility and cash flows to fund cash needs. The Company, Parent and the Purchaser undertake no obligation to update or revise forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or changes in future operating results over time.

                               THE SPECIAL MEETING

GENERAL INFORMATION

         This Proxy Statement is being provided by the Board of Directors of the Company in connection with the Special Meeting of the holders of the Shares.

         The Special Meeting is scheduled to be held as follows:

                               September __, 2003
                             10:00 a.m., local time
                              450 West 33rd Street
                            New York, New York 10001

PURPOSE OF THE SPECIAL MEETING

         The Special Meeting is being held so that stockholders of the Company may consider and vote upon a proposal to approve the adoption of the Merger Agreement and to transact any other business that is properly brought before the Special Meeting or any postponement or adjournment thereof. Approval of the adoption of the Merger Agreement will constitute approval of the Merger and the other transactions contemplated by the Merger Agreement.

         If the Merger Agreement is adopted and the Merger becomes effective, the Purchaser will merge with and into the Company, and the Company will become a wholly-owned subsidiary of Parent. You will receive $0.85 in cash for each Share that you own. The Merger Consideration will not be paid in exchange for Shares that are held in the treasury of the Company, owned by Parent, its subsidiaries or the Purchaser or held by dissenting stockholders who seek appraisal of the fair value of their Shares and comply with all of the Delaware law procedures set forth in Annex B.

RECORD DATE AND QUORUM REQUIREMENTS

         The close of business on August 29, 2003 is the record date for determination of stockholders of the Company entitled to notice of the Special Meeting and entitled to vote at the Special Meeting. On the record date, there were _____________ Shares outstanding held by approximately ________ holders of record.

         The presence at the Special Meeting, in person or by proxy, of stockholders holding a majority of the voting power of the Company will constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes will be counted as Shares that are present for purposes of determining the presence of a quorum.

VOTING INFORMATION; GIVING AND REVOKING PROXIES

    Shares of Company Common Stock, represented by a properly executed proxy, will be voted as indicated on the proxy. The form of proxy accompanying this Proxy Statement and the persons named as proxies have been approved by the Board of Directors. Any proxy given pursuant to this solicitation is revocable at any time prior to the voting at the Special Meeting by:

    - delivering written notice that the proxy is revoked to the Corporate Secretary of the Company prior to the Special Meeting,

    - submitting a subsequently dated proxy to the Corporate Secretary of the Company prior to the Special Meeting or to the inspector of elections at the Special Meeting, or

    - attending the Special Meeting, delivering written notice that the proxy is revoked to the inspector of elections, and voting (or abstaining) in person.

    Any written notice of revocation should be delivered to Corporate Secretary, Applied Graphics Technologies, Inc., 450 West 33rd Street, New York, New York 10001. Subject to proper revocation, all shares of Company Common Stock entitled to vote at the Special Meeting and represented at the Special Meeting by properly executed proxies received by the Company will be voted in accordance with the instructions contained in such proxies.

    It is proposed that, at the Special Meeting, action will be taken on the matter set forth in the accompanying notice of Special Meeting and described in this Proxy Statement. The Board of Directors knows of no other matters at this time that may properly be presented for action at the Special Meeting. If any other matters do properly come before the Special Meeting, the persons named on the enclosed proxy will have discretionary authority to vote thereon in accordance with their best judgment.

    When proxies in the form accompanying this Proxy Statement are returned properly executed, the Shares represented thereby will be voted as indicated thereon, and, where a choice has been specified by the stockholder on the proxy, the Shares will be voted in accordance with the specification so made.

VOTE REQUIRED TO APPROVE THE MERGER AGREEMENT

         Each holder of Company Common Stock as of the record date is entitled to cast one vote per Share, in person or by proxy, upon each matter properly submitted for the vote of the stockholders at the Special Meeting. Votes at the Special Meeting will be tabulated by an inspector of elections appointed by the Company. The holders of more than fifty percent of the outstanding Shares must vote affirmatively to approve the Merger Agreement. A failure to vote, an abstention from voting, or a broker non-vote will have the same legal effect as a vote cast "against" approval of the adoption of the Merger Agreement. Executed but unmarked proxies will be votes "FOR" adoption of the Merger Agreement. Brokers, and in many cases nominees, will not have discretionary power to vote on the proposals to be presented at the Special Meeting. Accordingly, beneficial owners of shares must instruct their brokers or nominees how to vote their Shares with respect to the merger proposal at the Special Meeting. Stockholders are urged to read and carefully consider the information presented in this Proxy Statement and to complete, date and sign the accompanying proxy card and return it promptly to the Company in the enclosed postage-prepaid envelope. THE PURCHASER OWNS A SUFFICIENT NUMBER OF SHARES TO ASSURE APPROVAL OF THE MERGER AGREEMENT AT THE SPECIAL MEETING AND WILL VOTE ALL OF ITS SHARES IN FAVOR OF THE MERGER AGREEMENT. AS A RESULT, THE MERGER AGREEMENT WILL BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER.

POSTPONEMENT OR ADJOURNMENT

         Although it is not expected, the Special Meeting may be postponed or adjourned to a date not later than 30 days after the date of the Special Meeting without fixing a new record date. Such postponement or adjournment may be made by the Company's Board of Directors prior to the Special Meeting or by approval of the holders of a majority of the shares of Company Common Stock present in person or represented by proxy at the Special Meeting, whether or not a quorum exists. The Company will announce the postponement of the Special Meeting by press release if made prior to the Special Meeting and will announce any adjournment at the Special Meeting. Additional notice of the time and place of any such postponement or adjournment need not be given unless the meeting is postponed or adjourned for more than 30 days, or a new record date is set. Any postponement or adjournment of the Special Meeting will allow Company stockholders who have already sent in their proxies to revoke them at any time prior to their use.

SOLICITATION OF PROXIES

         The Company will pay for the expense of printing and mailing this document and the materials used in this solicitation of proxies. Proxies will be solicited through the mail and directly by officers, directors and regular employees of the Company, not specifically employed for such purpose, without additional compensation. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonably expenses in forwarding these proxy materials to the principals. The Company has engaged
[                ] to represent it in connection with the solicitation of
proxies at a cost of approximately [$ ].

SURRENDER OF SHARE CERTIFICATES

         The Bank of New York will act as paying agent for the benefit of holders of shares of Company Common Stock in connection with the Merger. It is expected that Parent will deposit with the paying agent funds sufficient to make the payments to the Company stockholders required under the Merger Agreement.

         Promptly after the date on which the transactions contemplated by the Merger Agreement are consummated, the paying agent will send to each holder of shares of Company Common Stock a letter of transmittal and instructions for use in effecting the surrender of stock certificates. The letter of transmittal will specify that the delivery will be effected, and risk of loss and title will pass, only upon delivery of the stock certificates representing shares of Company Common Stock to the paying agent. The paying agent will receive a customary fee as compensation for its services, plus reimbursement of its out-of-pocket expenses in connection with such services. The Company will also agree to indemnify the paying agent against specified liabilities arising in connection with its engagement.

         Each holder of a Share that has been converted into the right to receive the cash payment of $0.85 per share upon surrender to the paying agent of a stock certificate or certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares, will receive a cash payment of such consideration. Until surrendered in this manner, each such stock certificate will, after the effective time of the Merger, represent for all purposes only the right to receive the Merger Consideration. No interest will be paid or will accrue on the cash payment.

         If any portion of the cash payment is to be paid to a person other than the registered holder of the stock certificate surrendered in exchange therefor, the stock certificate being surrendered must be properly endorsed or otherwise be in proper form for transfer. In addition, the person requesting such payment must pay to the paying agent any transfer or other taxes required as a result of such payment, or establish that such tax has been paid or is not applicable. Beginning six months after the closing date, holders of Company Common Stock who have not surrendered their stock certificates will be entitled to look to the Surviving Corporation only as general creditors for payment of their claim for cash. Any amounts remaining unclaimed by holders of Company Common Stock five years after the effective time of the Merger, or earlier if such amounts would otherwise escheat to or become the property of any governmental entity, will become the property of the Surviving Corporation, to the extent permitted by applicable law. Neither the paying agent nor any party to the Merger Agreement will be liable to any holder of certificates formerly representing Shares for any amount paid to a public official pursuant to any abandoned property, escheat or similar laws.

         At and after the Effective Time, there will be no further registration of transfers of Company Common Stock on the records of Company or its transfer agent. From and after the Effective Time, the holders of Company Common Stock will cease to have any rights with respect to such Shares except as provided in the Merger Agreement or under applicable law.

                                   THE PARTIES

APPLIED GRAPHICS TECHNOLOGIES, INC.

         The Company is a Delaware corporation with its principal offices at 450 West 33rd Street, New York, New York 10001, telephone number (212) 716-6600. The Company and its subsidiaries primarily provide digital media asset management services. Through its various divisions and significant operations, including the Black Dot Group and Seven Worldwide, the Company offers content management services, broadcast media distribution services, and an array of digital services to retailers, magazine and book publishers, advertising agencies, consumer goods companies, entertainment companies, and automobile manufacturers.

KAGT ACQUISITION CORP.

         The Purchaser, a Delaware corporation that is a wholly-owned subsidiary of Parent, was organized to merge with and into the Company. If the Merger Agreement is approved and adopted, the separate corporate existence of the Purchaser will cease and the Company will continue in existence as the Surviving Corporation and a wholly-owned subsidiary of Parent. Purchaser has not conducted any activities since its organization except in furtherance of the Merger and the other Recapitalization Transactions. All outstanding shares of capital stock of the Purchaser are owned by Parent.

         The principal executive offices of the Purchaser are located at 111 Radio Circle, Mt. Kisco, New York 10549. The telephone number is (914) 241-7430.

KAGT HOLDINGS, INC.

         Parent is a Delaware corporation and is a holding company formed solely for the purpose of holding 100% of the capital stock of Purchaser and, after the Merger, the Surviving Corporation. All of Parent's outstanding equity interests are beneficially owned in the aggregate by Kohlberg Investors IV, L.P. ("Investors IV"), Kohlberg TE Investors IV, L.P. ("TE Investors IV"), Kohlberg Offshore Investors IV, L.P. ("Offshore Investors IV"), Kohlberg Partners IV, L.P. ("Partners IV" and, collectively with Investors IV, TE Investors IV and Offshore Investors IV, "Kohlberg Fund IV"), Silver Point Capital Fund, L.P. and Silver Point Capital Offshore Fund, Limited.

         The principal executive offices of the Parent are located at 111 Radio Circle, Mt. Kisco, New York 10549. The telephone number is (914) 241-7430.

                       THE MERGER AND RELATED TRANSACTIONS

GENERAL

         The Merger is the final step in the series of Recapitalization Transactions pursuant to the Agreement and Plan of Merger dated June 12, 2003. On August 4, 2003, as part of the recapitalization, the Company discharged all of its outstanding senior debt under the Company Credit Agreement, or approximately $176 million in outstanding indebtedness, for approximately $98 million. Also on August 4, 2003, Purchaser completed the Offer. Pursuant to the Offer, Purchaser purchased 6,081,145 shares, or approximately 66% of the outstanding shares of the Company's common stock. The Company also redeemed all of the Subordinated Notes at a price of 25 pence per 1 GBP of principal plus accrued interest thereon and redeemed all of the Preference Shares at a price of 19 pence per share rather than a liquidation preference of 1 GBP plus accrued dividends per share. The Company borrowed $44.2 million in subordinated debt from Purchaser and entered into a new credit agreement, the net proceeds of which were used to consummate the Recapitalization Transactions. Pursuant to the terms of the Merger Agreement, Purchaser will, following the vote of the stockholders to be taken at the Special Meeting, merge with and into the Company, resulting in Parent owning all of the outstanding common stock of the Surviving Corporation.

         The following summary of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A hereto. You should read the Merger Agreement in its entirety if you would like a more complete description of the matters summarized below.

         The Merger Agreement provides that, following the satisfaction or waiver of the conditions described below under "Conditions to the Merger," the Purchaser will be merged with and into the Company, with the Company continuing as the Surviving Corporation.

CONVERSION OF SECURITIES

         As of the Effective Time, without any further action on the part of the Purchaser, the Company or holders of securities of the Purchaser or the Company:

         - Each issued and outstanding share of common stock of the Purchaser will be converted into one share of common stock of the Surviving Corporation and all such shares together will constitute the only outstanding shares of the Surviving Corporation;

         - Each Share that is owned directly by the Company, Parent or the Purchaser will be cancelled and no consideration will be delivered for any such Share;

         - Each other Share issued and outstanding prior to the Effective Time (other than Shares as to which appraisal rights have been perfected) will be converted into the right to receive $0.85 in cash, without interest. These Shares will no longer be outstanding and will automatically be cancelled and retired and each holder of a certificate formerly representing any of these Shares shall cease to have any rights except the right to receive the Merger Consideration, less any applicable withholding taxes, upon surrender of the Share certificate that formerly evidenced Shares; and

         - Shares of Company Common Stock as to which appraisal rights have been properly perfected will be converted into the right to receive from the Surviving Corporation the fair value of such Shares in accordance with Section 262 of the Delaware General Corporation Law. In no event will dissenters be entitled to any on-going interest in the Surviving Corporation.

         As a result of the actions described above, at the Effective Time, the Company will become a wholly-owned subsidiary of Parent.

VOTE REQUIRED IN THE MERGER

         The Delaware General Corporation Law requires, among other things, that the adoption of the Merger Agreement must be approved by the holders of more than fifty percent of the Company's outstanding voting securities. On June 3, 2003, the Board of Directors approved the Offer, the Merger and the Merger Agreement; consequently, the only additional action of the Company necessary to effect the Merger is approval of the adoption of the Merger Agreement by the Company's stockholders. All Shares owned by Parent or the Purchaser will be voted in favor of the approval of the adoption of the Merger Agreement. Because the Purchaser acquired more than fifty percent of the outstanding Shares pursuant to the Offer, it has sufficient voting power to approve and adopt the Merger Agreement without the affirmative vote of any other stockholder of the Company.

BACKGROUND OF THE MERGER

     In late February 2003, certain holders of the Subordinated Notes contacted Kohlberg Fund IV to discuss the Company's need for a refinancing and a potential infusion of capital or a recapitalization. Subsequently, in late February, 2003, Christopher Lacovara of Kohlberg Fund IV contacted the Company to initiate discussions of a possible recapitalization.

     On March 4, 2003, Mr. Lacovara met with Fred Drasner, the Chairman of the Board and Chief Executive Officer of the Company, and on March 11, 2003, with Mr. Drasner, Joseph D. Vecchiolla, the President and Chief Operating Officer of the Company, and Martin D. Krall, the Executive Vice President, Chief Legal Officer, and Secretary of the Company, to discuss the Company's business, capital structure, and the goals of a potential recapitalization transaction. The parties had additional discussions regarding a potential transaction over the following two weeks.

     On March 20, 2003, the Company and Kohlberg Fund IV entered into a confidentiality agreement to facilitate Kohlberg Fund IV being furnished with certain non-public information in connection with a possible transaction.

     The Company and Kohlberg Management IV, L.L.C. entered into a non-binding letter of intent on March 26, 2003. The letter of intent outlined the terms of a recapitalization and the possible allocation of invested funds among the Company's lenders and the holders of various securities of the Company. It also provided for a period of exclusivity through April 30, 2003 to perform due diligence and pursue more definitive agreements with the holders of various securities of the Company. The letter of intent did not obligate either party to ultimately enter into a transaction and provided for reimbursement to Kohlberg Management IV, L.L.C. of up to $250,000 in expenses in the event the letter of intent was terminated for any reason.

     Over the following weeks, there were a number of meetings and conversations between the management of the Company and representatives from Kohlberg Fund IV regarding a possible transaction. During this period, representatives of Kohlberg Fund IV conducted a due diligence investigation of the Company's various business lines and discussed with Company representatives historical trends in revenue and profit margins for the Company's various business segments.

     On April 3, 2003, Mr. Lacovara and Gordon Woodward of Kohlberg Fund IV met with Ralph Palma, Senior Vice President of Fleet National Bank ("Fleet"), the administrative agent and a lender under the Company Credit Agreement, Fleet's counsel and Messrs. Drasner, Krall and Vecchiolla of the Company. The parties discussed the potential recapitalization transactions, the structure of such recapitalization, and the proceeds as they related to Fleet and the other lenders under the Company Credit Agreement.

     Throughout April 2003, representatives of Kohlberg Fund IV conducted additional due diligence at the Company, including meetings and conference calls with certain division managers and Mr. Vecchiolla. Representatives of Foothill Capital Corporation ("Foothill"), as a potential source of debt financing for the potential transaction, also attended certain of these meetings. During this period, further negotiations also took place among Messrs. Drasner, Krall, Vecchiolla and Mr. Lacovara concerning the structure and allocation of invested funds across holders of various Company securities in a potential recapitalization transaction.

     During April, Kohlberg Fund IV held further discussions with Fleet and representatives of the Company, as well as representatives of certain of the holders of the Subordinated Notes and Preference Shares. During these negotiations, potential terms of the recapitalization transactions were discussed with each group and draft documents intended to secure provisional approval of the recapitalization from the required holders of each of these securities were discussed.

     During April, representatives of the Company and Mr. Lacovara also discussed terms of the potential recapitalization transactions with Foothill and Silver Point Capital, L.P. ("Silver Point") to discuss the possibility of such entities participating in the transactions to provide debt financing for the recapitalization and serve as new lenders to the Company.

     On May 6, 2003, representatives of Kohlberg Fund IV met with certain independent members of the Company's Board of Directors to discuss the proposed recapitalization on terms that would have paid holders of Company Common Stock $0.75 per share. On May 8, the Board of Directors of the Company met with Mr. Lacovara and Mr. Woodward to discuss the Offer and the recapitalization and the possibility of an increase in the price in the Offer to $1.00 per Share. After further negotiation, an increase in the price in the Offer to $0.85 per Share was proposed by Mr. Lacovara. The Board of Directors directed the independent directors negotiating with Kohlberg Fund IV to seek additional compensation to be paid to the common stockholders of the Company.

     On May 8, 2003, the Company and Kohlberg Fund IV entered into a revised letter of intent, extending the period of exclusivity from April 30, 2003 to May 31, 2003. This extension letter provided for the amount available for the reimbursement of certain expenses incurred in the due diligence investigation by Kohlberg Fund IV to be increased to $500,000.

     On May 13, 2003, David Parker, a Director of the Company, wrote Mr. Lacovara on behalf of the Company, to communicate the Board of Directors' belief that, given all of the circumstances, $1.00 per share would represent a fair price to holders of the Common Stock and seeking an increase in the amount of consideration to be offered by Kohlberg Fund IV to such holders.

     During May 2003, representatives of the Company negotiated preliminary terms of the Merger Agreement with Kohlberg Fund IV.

     On May 20, 2003, Foothill, Silver Point and Kohlberg Management IV, L.L.C. entered into the Debt Commitment Letter with respect to the debt financing in connection with the Offer.

     On May 21, 2003, representatives of Kohlberg Fund IV contacted the Company to state that based upon its arrangements with Foothill and Silver Point, the negotiations with the Company's senior lenders and its due diligence investigation, Kohlberg Fund IV would be willing to proceed with a transaction at $0.85 per share. Between May 26, 2003 and June 12, 2003, representatives of Kohlberg Fund IV and the Company and their respective counsel negotiated the final terms of the Merger Agreement.

     On June 2, 2003, Kohlberg Fund IV formed Parent, a wholly owned subsidiary of Kohlberg Fund IV, and Purchaser, a wholly-owned subsidiary of Parent.

     On June 3, 2003, the Board of Directors met to consider the tender offer, Merger and related transactions. Messrs. Krall and Drasner updated the Board of Directors on the course of negotiations regarding the transactions. A representative of Weil, Gotshal & Manges LLP, the Company's outside law firm, reviewed with the Board of Directors the terms of the proposed merger agreement and tender agreements and the timetable and various approvals that would be required to close the transaction and discussed various other aspects of the proposed transaction with the Board of Directors and responded to questions posed by directors. On that same day, the Board of Directors met and unanimously authorized the Company's management to execute the Merger Agreement.

     Between April 29, 2003 and June 9, 2003, the Company entered into agreements with holders of approximately 59% of the outstanding Subordinated Notes of the Company to repurchase, subject to the terms and conditions set forth therein, the Subordinated Notes held by such holders through a tender offer and/or redemption at a price equal to 25 pence per 1 GBP of principal plus accrued interest thereon.

     On June 12, 2003, Parent entered into a lock-up agreement with the Company, Fleet and the other lenders under the Company Credit Agreement containing agreements, subject to the terms and conditions set forth therein, in connection with purchase of all of the outstanding debt of the Company under the Company Credit Agreement at a price of (a) either (i) 55% of the face value of the outstanding debt under the Company Credit Agreement as of June 12, 2003 in cash or (ii) 53% of the face value of the outstanding debt under the Company Credit Agreement as of June 12, 2003 in cash and options to receive 2% of the fully diluted common stock of Parent as of the closing date of the Recapitalization Transactions; (b) accrued interest and 100% of the amounts borrowed after June 12, 2003; and (c) cash in the amount of 2% of the outstanding debt under the Company Credit Agreement as of June 12, 2003 in the event that the Company's Consolidated EBITDA (as defined in the Company Credit Agreement) exceeds $48,000,000 for the 2004 fiscal year.

     On June 12, 2003, the Company and Wace entered into agreements with holders of approximately 88% of the outstanding Preference Shares to repurchase and/or redeem, subject to the terms and conditions set forth therein, the outstanding Preference Shares held by such holders (other than those held by Applied Graphics Technologies (UK) Limited) and obligating such holders to vote in favor of a proposal permitting Wace to make such redemption at a price of 19 pence per share, rather than the stated liquidation of 1 GBP preference per share plus accrued dividends. Such holders of Preference Shares committed to reinvest a portion of the proceeds received in the redemption in the Company in the form of a subordinated note.

     On June 12, 2003, the parties executed the Merger Agreement. On June 13, 2003, the Company issued a press release announcing the transaction.

     On June 20, 2003, in accordance with the Merger Agreement, the Purchaser commenced the Offer.

     At 5:00 p.m., New York City time, on Friday, August 1, 2003, the Offer expired. On Monday, August 4, 2003, the Purchaser accepted for payment all Shares that were validly tendered and not withdrawn pursuant to the Offer. The Purchaser was informed by The Bank of New York that a total of 6,081,145 Shares, representing approximately 66% of the outstanding Shares, had been validly tendered and not withdrawn. The Company entered into a Loan and Security Agreement (the "Loan Agreement") with a new lender group led by entities affiliated with Foothill and Silver Point and issued a note (the "KAGT Note") to the Purchaser to allow the Company to finance the Recapitalization Transactions. On the same date, the Company also repurchased its debt under the Company Credit Agreement at a discount and all the conditions to the redemption of each of the Subordinated Notes and the Preference Shares were satisfied.

     On August 4, 2003, by written consent in lieu of a meeting of the Board of
Directors: (i) the Company accepted the resignations from the Board of Directors of the following directors: Fred Drasner, John W. Dreyer, Philip Guarascio, Martin D. Krall, Marne Obernauer, Jr., Joseph D. Vecchiolla, John R. Walter and Mortimer B. Zuckerman; and (ii) the following four designees of Parent were elected to the Board: Samuel P. Frieder, James A. Kohlberg, Christopher Lacovara, and Gordon Woodward. Messrs. Drasner, Krall and Vecchiolla did not resign as executive officers of the Company. Messrs. Harris, Parker and Zuccotti, none of whom are officers of the Company, remained on the Board of Directors.

     On August 4, 2003, the Company entered into a Management Agreement (the "Management Agreement") with Kohlberg & Company, L.L.C.

     On August 12, 2003, the redemption of the Subordinated Notes was completed and on August 14, 2003, the redemption of the Preference Shares was completed.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

         At a meeting held on June 3, 2003, the Board of Directors, by a unanimous vote of all of the Company's Directors, (a) approved the Merger Agreement and the Recapitalization Transactions as contemplated by the Merger Agreement, including the Merger, and declared that the Recapitalization Transactions were advisable and (b) determined that the terms of the Offer and the Merger Agreement are fair, from a financial point of view, to the Company and its stockholders. The Board of Directors also unanimously recommended that the stockholders of the Company accept the Offer and tender their Common Stock pursuant to the Offer and that the stockholders of the Company adopt the Merger Agreement.

REASONS FOR THE BOARD OF DIRECTORS' RECOMMENDATIONS; FACTORS CONSIDERED

         On June 3, 2003, the Board of Directors (all of whose members were unaffiliated with the Purchaser and Parent on that date) approved the Merger Agreement and the Recapitalization Transactions as contemplated thereby, including the Offer and the Merger, and recommended that all holders of Shares accept the Offer and tender their Shares pursuant to the Offer, approve the Merger and approve and adopt the Merger Agreement.

         In approving the Merger Agreement and the Recapitalization Transactions as contemplated thereby, including the Offer and the Merger, and making its recommendation that all stockholders tender their Common Stock pursuant to the Offer, approve the Merger and approve and adopt the Merger Agreement, if required, the Board of Directors considered a number of factors, including, but not limited to, the following material considerations, all of which supported such approvals and recommendation by the Board of Directors:

         A. The amount of consideration to be received by the holders of shares of Common Stock pursuant to the Offer and the Merger;

         B. The process leading to the Offer and the Merger and the possible alternatives thereto, the range of possible benefits to the Company's stockholders and other constituencies of such alternatives and the expected timing and likelihood of accomplishing any of such alternatives;

         C. Information with regard to the financial condition, results of operations, business and prospects of the Company, the regulatory approvals required to consummate the Offer and the Merger as well as current economic and market conditions;

         D. The historical and recent market prices of the Common Stock and the fact that the Offer and the Merger would enable the holders of the shares to realize an 89.9% premium over the $0.45 closing price of the Common Stock on June 2, 2003, the last trading day prior to the meeting of the Board of Directors to approve the Merger Agreement;

         E. The likelihood that the Merger would be consummated, in light of (1) the Tender Agreements pursuant to which Applied Printing Technologies, L.P., Fred Drasner, Martin Krall, Joseph Vecchiolla, David Parker, Marne Obernauer, Jr. and the lenders under the Company Credit Agreement (the "Senior Lenders"), who beneficially owned approximately 33.9% of the outstanding fully diluted shares of Common Stock (including in-the-money options), agreed, among other things, to tender all of their Common Stock in the Offer and vote all of their Common Stock in favor of the Merger, and (2) the experience, reputation and financial capabilities of Kohlberg and its affiliates; and

         F. The Board of Directors' belief that consummation of the Offer would present stockholders with the best opportunity to receive a premium to current market prices for their shares of Common Stock. This belief was based upon:

                           - The Board of Directors' belief that the Company would be unable to pay when due the outstanding principal amount of its outstanding senior indebtedness under the Company Credit Agreement ("Senior Indebtedness"), which would also be a default under the Subordinated Notes and could result in acceleration of such indebtedness;

                           - The necessity that the Company consummate a restructuring or recapitalization on or before July 15, 2003 to avoid the automatic acceleration of its Senior Indebtedness absent an agreement by the lenders under the Company Credit Agreement (the "Senior Lenders") to waive such default;

                           - The Company's inability, prior to the execution of the Merger Agreement and related documents, to obtain agreements of its Senior Lenders sufficient to effect any previously proposed restructuring or recapitalization and sufficient to avoid the acceleration of the Company's Senior Indebtedness;

                           - The Board of Directors' belief that the assets of the Company would not be sufficient to repay the Company's indebtedness, all of which had a claim superior to that of the Common Stock and, as a consequence, its belief that no proceeds would be paid to holders of Common Stock in the event of a bankruptcy or liquidation of the Company;

                           - The Board of Directors' belief that the significant discounts that holders of the Company's Senior Indebtedness, Subordinated Notes and holders of the Preference Shares had committed to accept in exchange for such instruments demonstrated that the Offer represents the most favorable terms obtainable by the Company and the Stockholders;

                           - The Board of Directors' belief, after consultation with its legal advisors, that the terms of the Merger Agreement, including amounts payable to the Parent in the event of termination, did not preclude a superior proposal to acquire the Company. In this regard, the Board of Directors recognized that certain provisions of the Merger Agreement relating to termination fees and non-solicitation of acquisition proposals were insisted upon by Kohlberg Fund IV as a condition to entering into the Merger Agreement. Although the Board of Directors considered that these provisions could have the effect of deterring third parties who might be interested in exploring an acquisition of the Company, the Board of Directors concluded that the advantages of entering into the Merger Agreement outweighed the possibility that another company might be willing to pay a higher price for the Company, but would be unwilling to present an unsolicited proposal after the Merger Agreement was announced; and

                           - The efforts of the Company's management to solicit indications of interest in acquiring the Company from other potential buyers, and the fact that no other proposal that was both meaningful and acceptable to the Company's Senior Lenders resulted from that process.

         In view of these many considerations, the Board of Directors did not assign relative weights to the above factors or determine that any factor was of special importance. Rather, the Board of Directors viewed its position and recommendations as being based on the totality of the information presented to and considered by it, both positive and negative. In addition, it is possible that different members of the Board of Directors assigned different weights to the various factors described above. After weighing all of these considerations, the Board of Directors was unanimous in approving the Offer, the Merger, the Merger Agreement and the transactions contemplated thereby and recommending that the stockholders of the Company tender their shares of Common Stock in the Offer and vote to approve the adoption of the Merger Agreement.

CERTAIN COMPANY PROJECTIONS AND VALUATIONS

         During the course of discussions between representatives of Parent and the Company, the Company provided Parent or its representatives with certain non-public business and financial information about the Company. This information included the following projections of total revenues, gross profit, operating income and earnings for the Company for the years ended December 31, 2003 through 2007.

            2003 - 2007 CONSOLIDATED INCOME STATEMENTS -- HIGHLIGHTS
                                 (IN THOUSANDS)

                                                      BUDGET     FORECAST    FORECAST    FORECAST    FORECAST
                                                    ----------  ----------  ----------  ----------  ---------
                                                       2003        2004        2005        2006        2007
                                                    ----------  ----------  ----------  ----------  ---------
REVENUES........................................    $ 425,252   $ 434,393   $  454,391  $ 474,789   $ 490,531
GROSS PROFIT....................................      148,772     153,777      163,417    173,032     181,511
OPERATING INCOME (PRE-AMORTIZATION EXPENSE).....       28,133      33,359       34,501     38,990      43,592
EBITDA..........................................       44,828      49,503       50,420     54,734      59,336

         The Company has advised the Purchaser and Parent that it does not as a matter of course make public any projections as to future performance or earnings, and the projections set forth above are included in this Proxy Statement only because this information was provided to Parent. Although Parent and Purchaser were provided such projections, they did not base their analysis of the Company on such projections. The projections were not prepared with a view to public disclosure or compliance with the published guidelines of the Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present operations in accordance with generally accepted accounting principles, and the Company's independent auditors have not examined or compiled the projections and accordingly assume no responsibility for them. The Company has advised the Purchaser and Parent that its internal financial forecasts (upon which the projections provided to Parent and the Purchaser were based in part) are, in general, prepared solely for internal use and capital budgeting and other management decisions and are subjective in many respects and thus susceptible to interpretations and periodic revision based on actual experience and business developments. The projections also reflect numerous assumptions made by management of the Company, including assumptions with respect to the market for the Company's products and services, general business, economic, market and financial conditions and other matters, including effective tax rates consistent with historical levels for the Company and interest rates and the anticipated amount of borrowings by the Company, all of which are difficult to predict, many of which are beyond the Company's control, and none of which were subject to approval by Parent or the Purchaser. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate. It is expected that there will be differences between actual and projected results, and actual results may be materially greater or less than those contained in the projections. The inclusion of the projections herein should not be regarded as an indication that any of Parent, the Purchaser, the Company or their respective affiliates or representatives considered or consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. None of Parent, the Purchaser, the Company or any of their respective affiliates or representatives has made or makes any representation to any person regarding the ultimate performance of the Company compared to the information contained in the projections, and none of them intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.

         At the request of Parent, the Company received a letter dated July 11, 2003 from a valuation firm which stated that it was such firm's opinion that the aggregate fair market value of the Company, on an enterprise value basis (before long-term debt, subordinated debt or capital leases), as of June 11, 2003, was $131.5 million. The opinion was requested to determine the extent to which the Company was solvent or insolvent and to be used for certain tax reporting purposes.

CHANGE OF CONTROL

         At 5:00 p.m., New York City time, on Friday, August 1, 2003, the Offer expired. On August 4, 2003, the Purchaser accepted for payment all Shares that were validly tendered and not withdrawn pursuant to the Offer. On August 7, 2003, the Purchaser was informed by The Bank of New York that a total of 6,081,145 Shares had been validly tendered and not withdrawn. As a result, the Purchaser owns approximately 66% of the outstanding Shares. See also "The Merger and Related Transactions--Background of the Merger", "The Merger and Related Transactions--Board of Directors", "The Merger and Related Transactions--Employee Benefits" and "Interests of Certain Persons in the Merger--Stock Options" and "The Merger and Related Transactions - Source and Amount of Funds".

CONDITIONS TO THE MERGER

         Following the consummation of the Offer, the Merger Agreement provides that the respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of certain remaining conditions, including the following: (a) the Company's stockholders shall have approved the Merger by an affirmative vote of the holders of more than fifty percent of the outstanding Shares (the "Company Stockholder Approval") (such approval is assured as Purchaser owns more than fifty percent of the Shares); (b) any consents, approvals and filings under any foreign antitrust laws, the absence of which would prohibit the consummation of the Merger, shall have been obtained or made (no such consent or approval is known to be required); (c) no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity (as defined below under "--Termination of the Merger Agreement"), court or competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided that each of the parties shall have used all reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered. All other conditions to the Merger other than those described above have been satisfied.

TERMINATION OF THE MERGER AGREEMENT

         The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after adoption of the Merger Agreement by the stockholders of the Company:

         (a) by mutual written consent of Parent, the Purchaser and the Company; or

         (b)      by either Parent or the Company:

                  (i) if any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, the Shares pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (ii) if, upon a vote at a duly held meeting to obtain the Company Stockholder Approval, the Company Stockholder Approval is not obtained; provided that Parent may not terminate the Merger Agreement pursuant to this termination provision if the Purchaser, Parent or any other subsidiary of Parent shall not have voted its Shares in favor of obtaining the Company Stockholder Approval.

         A termination of the Merger Agreement, in order to be effective, requires in the case of Parent, the Purchaser or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors; provided, that in the case of the Company, such action also requires action by a majority of the Independent Directors (as defined in the Section "Merger and Related Transactions -- Board of Directors" below).

TAKEOVER PROPOSALS

         The Merger Agreement provides that the Company will not, nor will it authorize or permit any of its subsidiaries to, nor will it authorize or permit any director, officer or employee of, or any investment banker, attorney or other advisor or representative ("Representatives") of, the Company or any of its subsidiaries to (i) directly or indirectly solicit, initiate or encourage the submission of any Takeover Proposal (as defined below), (ii) enter into any agreement with respect to any Takeover Proposal or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided that prior to the first acceptance of shares for payment of Company Common Stock pursuant to the Offer (the "Acceptance Date"), the Board of Directors of the Company had the right, to the extent necessary to act in a manner consistent with its fiduciary obligations, as determined in good faith by it after consultation with outside counsel, in response to a Takeover Proposal that the Board of Directors determines, in good faith after consultation with outside counsel, is reasonably likely to lead to a Superior Proposal (as defined below) that was not solicited and that did not otherwise result from a breach or a deemed breach of this provision of the Merger Agreement, and subject to compliance with the notification obligations described below, (x) to furnish information with respect to the Company to the person making such Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement; and (y) to participate in discussions or negotiations with the person and its Representatives making such Takeover Proposal regarding such Takeover Proposal; and provided, further, that prior to the Acceptance Date, the Company had the right, in connection with a Company Credit Agreement Refinancing (as defined below) or otherwise pursuant to the Company Credit Agreement or the Company's obligations thereunder, (I) to furnish information with respect to the Company to the Senior Lenders (or their agent under the Company Credit Agreement) and their respective Representatives and (II) to participate in discussions or negotiations with such persons and their Representatives regarding the Company Credit Agreement and or a Company Credit Agreement Refinancing. Without limiting the foregoing sentence, it is agreed that any violation of the restrictions set forth in the preceding sentence by any officer, director, investment banker, attorney or other advisor or representative of the Company or any of the Company's subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of the Company's subsidiaries or otherwise, shall be deemed to be a breach of the Merger Agreement by the Company.

         "Company Credit Agreement Refinancing" means an amendment, restatement or other transaction whereby Fleet National Bank remained as agent under the Company Credit Agreement and the Lenders continued to hold a majority in interest of the loans thereunder, but which resulted in a change in the material terms of the Company Credit Agreement (including, without limitation, any of the loan amounts, financial covenants or ratios or maturity (other than a one-time extension of the maturity by less than six months)), whether such transaction was accomplished through a bankruptcy proceeding or otherwise.

         "Takeover Proposal" means (i) any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination or any refinancing (including without limitation, any Company Credit Agreement Refinancing) or other equity or debt restructuring transaction involving the Company or any significant subsidiary of the Company (as defined in Regulation S-X of the Federal securities laws), (ii) any proposal for the issuance by the Company of over 30% of its equity securities as consideration for the assets or securities of another person or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 30% of the equity securities or consolidated total assets of the Company, in each case other than pursuant to the Offer, the Merger and the other Recapitalization Transactions.

         "Superior Proposal" means any proposal made by a third party to complete a recapitalization of the Company by (I) acquiring substantially all the equity securities or assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization or a sale of all or substantially all its assets or any combination of the foregoing, (II) refinancing the Company Credit Agreement,
(III) purchasing or causing the redemption of the Subordinated Notes and/or (IV) purchasing or causing the redemption of the Preference Shares, in the aggregate,
(a) on terms which the Board of Directors of the Company determines in good faith to be superior from a financial point of view to the holders of Shares, the Lenders under the Company Credit Agreement, the holders of the Subordinated Notes and the holders of Preference Shares, as the case may be, than the Recapitalization Transactions, taking into account all the terms and conditions of such proposal and the Merger Agreement (including any proposal by Parent to amend the terms of the Recapitalization Transactions), it being understood that such proposal does not have to be superior to each such category of holders, but must, in the aggregate, be superior from a financial point of view to the debt and equity holders of the Company as a whole, and (b) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

         The Merger Agreement further provides that, unless the Board of Directors, after consultation with outside counsel, determines in its good faith judgment that it is necessary to do so in order to fulfill its fiduciary obligations under applicable law, neither the Board of Directors of the Company nor any committee thereof may (i) withdraw or modify in a manner adverse to Parent or the Purchaser, or publicly propose to withdraw or modify in a manner adverse to Parent or the Purchaser, the approval or recommendation by such Board of Directors or any such committee of the Merger Agreement, the Offer, the Merger or the other Recapitalization Transactions, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Takeover Proposal, or (iii) approve or recommend, or publicly propose to approve or recommend, any Takeover Proposal. Furthermore, the Company may not take the actions set forth in clauses (ii) or (iii) of the preceding sentence unless it has terminated or concurrently terminates the Merger Agreement.

         In addition to the obligations of the Company described in the preceding paragraphs, the Merger Agreement provides that the Company will promptly advise Parent orally and, within two business days, in writing of any Takeover Proposal or any inquiry with respect to, or that could reasonably be expected to lead to, any Takeover Proposal, the material terms and conditions of such Takeover Proposal and the identity of the person making any such Takeover Proposal or inquiry. The Company shall (i) keep Parent fully informed of the status and details (including any change to the terms thereof) of any such Takeover Proposal and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company by any third party in connection with any Takeover Proposal or sent or provided by the Company to any third party in connection with any Takeover Proposal.

         The Merger Agreement provides that the provisions described above will not prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or making any required disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with applicable law.

         The Company did not receive a Superior Proposal or any other Takeover Proposal from a third party prior to consummation of the Offer.

FEES AND EXPENSES

         The Merger Agreement provides that except as set forth below, all fees and expenses incurred in connection with the Merger and the other Recapitalization Transactions (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants) shall be paid by the party incurring such fees or expenses, whether or not the Recapitalization Transactions are consummated.

         The Company will pay to Parent a non-refundable fee of $4,000,000 plus all reasonable fees and expenses incurred by Parent, the Purchaser and their affiliates with the Recapitalization Transactions, up to a maximum of $1,000,000 (not including up to $500,000 of expenses paid upon signing the Merger Agreement) if: (x) the Merger Agreement is terminated for any reason, other than
(I) a termination by the Company due to a willful and material breach or failure to perform by the Parent, which breach or failure cannot or has not been cured within 15 days after giving written notice to Parent of such breach or failure to perform (provided that the Company is not then in material breach of any representation, warranty or covenant in the Merger Agreement), (II) failure to consummate the financing contemplated by Purchaser's commitment letter with Foothill and Silver Point, or (III) termination by

Parent due to failure of the Purchaser to accept payment for the Shares prior to the expiration of the Offer as a result of an event or change that had a material adverse effect on the business of the Company and its subsidiaries, and
(y) within 12 months of such termination the Company enters into a definitive agreement to consummate, or consummates, a transaction that could constitute a Takeover Proposal other than a Company Credit Agreement Refinancing. The Company will pay to Parent a non-refundable fee equal to $2,500,000 plus all reasonable fees and expenses incurred by Parent, the Purchaser and their affiliates in connection with the Recapitalization Transactions, up to a maximum of $1,000,000 (not including up to $500,000 of expenses paid upon signing the Merger Agreement) if (i) the Merger Agreement is terminated for any reason other than those described in clauses (x)(I), (x)(II), or (x)(III) above and (ii) within 12 months of such termination the Company enters into a definitive agreement to consummate, or consummates, a Company Credit Agreement Refinancing. Any fee due under the provisions described above shall be paid by wire transfer of same-day funds on the date of execution of such a definitive agreement or, if earlier, consummation of such transactions.

         Without duplicating any fee due pursuant to the preceding paragraph, if the Merger Agreement is terminated for any reason other than a termination by the Company due to a breach described in (x)(I) above, the Company agrees to reimburse Parent for all reasonable fees and expenses incurred by Parent, the Purchaser and their affiliates in connection with the Recapitalization Transactions up to a maximum of $1,000,000 (not including up to $500,000 of expenses paid upon signing the Merger Agreement), such payment to be made by wire transfer of same day funds on the date of termination of this Agreement.

         The obligations of the Company to pay any of the fees described in the preceding two paragraphs is Parent's and the Purchaser's sole remedy with respect to any breach of the Company's representations, warranties or obligations to be performed prior to the consummation of the Offer under the Merger Agreement and with respect to any such breach, Parent and the Purchaser shall waive, to the fullest extent permitted by law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it may have against the Company with respect to such breach.

BOARD OF DIRECTORS

         The Merger Agreement provides that promptly upon the first acceptance for payment of, and payment by the Purchaser for, any Shares pursuant to the Offer, the Purchaser shall be entitled to designate such number of directors on the Company's Board of Directors as will give the Purchaser, subject to compliance with Section 14(f) of the Exchange Act, representation on the Company's Board of Directors equal to at least that number of directors, rounded up to the next whole number, which is the product of (a) the total number of directors on the Company's Board of Directors (giving effect to the directors elected pursuant to this sentence) multiplied by (b) the percentage that (i) such number of Shares so accepted for payment and paid for by the Purchaser plus the number of Shares otherwise owned by the Purchaser or any other subsidiary of Parent bears to (ii) the number of such Shares outstanding, and the Company shall, at such time, cause the Purchaser's designees to be so elected; provided that in the event that the Purchaser's designees are appointed or elected to the Company's Board of Directors, until the Effective Time the Company's Board of Directors shall have at least three directors who are directors on the date of the Merger Agreement and who are not officers of the Company (the "Independent Directors"); and provided further that, in such event, if the number of Independent Directors is reduced below three for any reason whatsoever, any remaining Independent Directors (or Independent Director, if there is only one remaining) will be entitled to designate persons to fill such vacancies who will be deemed to be Independent Directors for purposes of the Merger Agreement or, if no Independent Directors then remain, the other directors will designate three persons to fill such vacancies who are not officers, stockholders or affiliates of the Company, Parent or the Purchaser, and such persons will be deemed to be Independent Directors for purposes of the Merger Agreement. Subject to applicable law, the Company was required under the Merger Agreement to take all action requested by Parent necessary to effect any such election, including mailing to its stockholders the Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the Company made such mailing with the mailing of the Schedule 14D-9 on June 20, 2003. In connection with the foregoing, the Company is required to promptly, at the option of the Purchaser, either increase the size of the Board of Directors of the Company or obtain the resignation of such number of its current directors as is necessary to enable the Purchaser's designees to be elected or appointed to the Board of Directors of the Company as provided above.

         To effectuate these provisions, on August 4, 2003, by written consent in lieu of a meeting of the Board of Directors: (i) the Company accepted the resignations from the Board of Directors of the following directors: Fred Drasner, John W. Dreyer, Philip Guarascio, Martin D. Krall, Marne Obernauer, Jr., Joseph D. Vecchiolla, John R. Walter and Mortimer B. Zuckerman; and (ii) the following four designees of Parent were elected to the Board: Samuel Frieder, James Kohlberg, Christopher Lacovara, and Gordon Woodward. Messrs. Drasner, Krall and Vecchiolla did not resign as executive officers of the Company. Messrs. Harris, Parker and Zuccotti remained on the Board of Directors as the Independent Directors.

EMPLOYEE BENEFITS

         The Merger Agreement provides that Parent will cause the Surviving Corporation, for a period of one year after the Effective Time to provide to each current employee of the Company and its subsidiaries severance benefits that are not less favorable than the severance benefits applicable immediately prior to the execution of the Merger Agreement and other benefits (other than equity-based plans) that are not materially less favorable in the aggregate to such employees than those benefits in effect for such employees on June 12, 2003.

REASONABLE EFFORTS; NOTIFICATION

         The Merger Agreement provides that each of the parties shall use all commercially reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Recapitalization Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the Recapitalization Transactions, including, when reasonable, seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by the Merger Agreement and to fully carry out the purposes of the Merger Agreement. In connection with and without limiting the foregoing, the Company and the Board of Directors of the Company have agreed to (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger Agreement, take all action necessary to ensure that the Offer, the Merger and the other Recapitalization Transactions may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger and the other Recapitalization Transactions. Nothing in the Merger Agreement is deemed to require any party to waive any substantial rights or agree to any substantial limitation on its operations or to dispose of any significant asset or collection of assets.

     The Company shall give prompt notice to Parent, and Parent or the Purchaser shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in the Merger Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the Merger Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under the Merger Agreement.

REPRESENTATIONS AND WARRANTIES

         The Merger Agreement contains various customary representations and warranties, including representations relating to corporate existence and power; capitalization; corporate authorizations; subsidiaries; absence of conflicts; Commission filings; absence of certain changes; contracts; absence of undisclosed liabilities; government authorizations; litigation; compliance with laws; absence of changes in benefit plans; excess parachute payments; employment agreements; taxes; intellectual property; accuracy of certain disclosures; and brokers' and other fees.

         Certain representations and warranties in the Merger Agreement provide exceptions for items that are not "material" or that are not reasonably likely to have a "Company Material Adverse Effect." For purposes of the Merger Agreement and the Offer, a "Company Material Adverse Effect" means a material adverse effect (with certain limited exceptions) on the Company and its subsidiaries, taken as a whole, a material adverse effect on the ability of the Company to perform its obligations under the Merger Agreement or a material adverse affect on the ability of the Company to consummate the Offer, the Merger and the other Recapitalization Transactions.

PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OF WAIVER

         The Merger Agreement may be amended by the parties at any time, whether before or after the Company Stockholder Approval has been obtained; provided that, after the Company Stockholder Approval has been obtained, there shall be made no amendment that by law requires further approval by the Company's stockholders without the further approval of such stockholders and provided, further, that after the Purchaser's purchase of Shares in the Offer, no such amendment or modification shall be made that reduces the amount or changes the form of merger consideration or otherwise materially and adversely affects the rights of the Company's stockholders hereunder, without the further approval of such stockholders. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

         At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto or (c) waive compliance with any of the agreements or conditions contained therein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure by any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise shall not constitute a waiver of such rights.

         A termination of the Merger Agreement, an amendment of the Merger Agreement or an extension or waiver shall, in order to be effective, require in the case of Parent, the Purchaser or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors; provided, that in the case of the Company, such action shall also require action by a majority of the Independent Directors.

THE CONFIDENTIALITY AGREEMENT

         Parent and the Company entered into a Confidentiality Agreement on March 20, 2003. Pursuant to the Confidentiality Agreement, the Company and Parent agreed to keep confidential certain information provided by the Company or its representatives. The Merger Agreement provides that certain information exchanged pursuant to the Merger Agreement will be subject to the Confidentiality Agreement.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The receipt of cash pursuant to the Merger will be a taxable transaction for U.S. Federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and may also be a taxable transaction under applicable state, local or foreign income tax laws.

     Generally, for U.S. Federal income tax purposes, a stockholder will recognize gain or loss equal to the difference between the aggregate amount of cash received by the stockholder pursuant to the Merger and the aggregate adjusted tax basis in the Shares converted into cash in the Merger. Gain or loss will be calculated separately for each block of Shares converted into cash in the Merger. If Shares are held by a stockholder as capital assets, gain or loss recognized by such stockholder will be capital gain or loss, which will be long-term capital gain or loss if such stockholder's holding period for the Shares exceeds one year at the Effective Time. In the case of an individual stockholder, long-term capital gains will be eligible for a maximum U.S. Federal income tax rate of 15%. In addition, the ability to use capital losses to offset ordinary income is limited.

     A stockholder (other than certain exempt stockholders including, among others, all corporations, individual retirement accounts and certain foreign individuals and entities) that surrenders Shares may be subject to a 28% backup withholding tax, unless the stockholder provides its tax identification number ("TIN") certifies that such number is correct (or properly certifies that it is awaiting a TIN) and certifies as to no loss of exemption from backup withholding, certifies that such stockholder is a U.S. person (including a U.S. resident alien) and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder that does not furnish a required TIN or that does not otherwise establish a basis for an exemption from backup withholding may also be subject to a penalty imposed by the IRS. Each U.S. stockholder should complete and sign the Substitute Form W-9 included as part of the Letter of Transmittal so as to provide the information and certification necessary to avoid backup withholding. Non-U.S. stockholders should complete the appropriate Form W-8.

     If backup withholding applies to a stockholder, the paying agent is required to withhold 28% from payments to such stockholder. Backup withholding is not an additional tax. Rather, the amount of withheld can be credited against the U.S. Federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder by filing a U.S. Federal income tax return.

     The foregoing discussion may not be applicable with respect to Shares received pursuant to the exercise of employee stock options or otherwise as compensation or with respect to holders of Shares who are subject to special tax treatment under the Code--such as non-U.S. persons, life insurance companies, tax-exempt organizations and financial institutions -- and may not apply to a holder of Shares in light of individual circumstances, such as holding Shares as a hedge or as part of a straddle or a hedging, conversion, constructive sale, integrated or other risk-reduction transaction. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

METHOD OF ACCOUNTING

         The Merger will be accounted for under the purchase method of accounting.

REGULATORY AND OTHER APPROVALS

         There are no U.S. Federal or state regulatory requirements which remain to be complied with in order to consummate the Merger (other than the filing of a certificate of merger with the Secretary of State of the State of Delaware).

SOURCE AND AMOUNT OF FUNDS

         The Recapitalization Transactions are being funded with $52,000,000 from Parent, of which approximately $44,200,000 will initially be subordinated debt of the Company (under the KAGT Note) and all of which will be converted into equity upon completion of the Merger, and approximately $72,500,000 of debt under the Loan Agreement. Of the total funding, approximately $97,700,000 was used to fully repay $176,097,000 of borrowings outstanding under the Company Credit Agreement at the closing of the Offer, and approximately $7,800,000 will be paid directly to holders of Company Common Stock by Purchaser, of which approximately $5,200,000 was paid upon the closing of the Offer and approximately $2,600,000 will be paid upon completion of the Merger. The $5,200,000 that was paid upon the closing of the Offer was provided to Purchaser as equity financing by Kohlberg Fund IV and other investors. In addition, approximately $9,000,000 was paid to fully redeem the Subordinated Notes, including accrued interest, and approximately $6,300,000 was paid to fully redeem the outstanding Preference Shares, of which $1,800,000 is committed to be reinvested in the Company by certain holders of the Preference Shares in the form of a subordinated note. The remaining funding of $3,700,000 will be paid to cover fees and expenses of the transaction, including bank fees. Additional fees totaling approximately $4,000,000, including approximately $3,000,000 to be paid to affiliates of Kohlberg Fund IV, were deferred at the time of the closing of the Offer and will be paid from working capital or borrowings under the Loan Agreement.

         The Loan Agreement provides for two term loans totaling $22 million and $27 million ("Term Loan A" and "Term Loan B," respectively) and a revolving credit line with a maximum availability of $58 million, subject to a borrowing base limitation based on receivables. Borrowings under the Loan Agreement are secured by all of the receivables, inventory, and real and personal property of the Company and certain of its subsidiaries. The interest rates on funds borrowed under the revolving credit line of the Loan Agreement is either LIBOR pus 3.00% or the prime rate plus 1.5%. The interest rates on Term Loan A and Term Loan B are the prime rate plus 2.00%, and 8.25%, respectively.

PLANS FOR THE COMPANY AFTER THE RECAPITALIZATION TRANSACTIONS

         It is expected that, following the Recapitalization Transactions, the operations and business of the Company will be conducted substantially as they are currently conducted. None of the Company, Parent or Purchaser has any present plans or proposals that relate to or would result in an extraordinary corporate transaction involving the Company's corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations or sale or transfer of a material amount of assets. However, the Company, Parent and Purchaser will continue to evaluate the Company's business and operations after the Merger from time to time, and may develop new plans and proposals which they consider to be in the best interest of the Company and its stockholders.

                                APPRAISAL RIGHTS

         If the Merger occurs, holders of Company Common Stock who follow the procedures for asserting and perfecting appraisal rights specified in Section 262 of the DGCL will be entitled to receive the appraised "fair value" of their Shares instead of the Merger Consideration. The "fair value" could be greater than, less than or the same as the Merger Consideration. The following summary is qualified in its entirety by Section 262, a copy of which is attached as Annex B to this proxy statement and incorporated herein by this reference. Stockholders should carefully review Section 262 as well as the information discussed below.

         A stockholder who wishes to exercise appraisal rights under Section 262 must do all of the following:

                  - The stockholder must deliver a written demand for appraisal to the Company, which must reasonably inform the Company of the identity of the stockholder and that the stockholder is demanding appraisal. The demand must be delivered before the vote is taken at the Special Meeting and must be in addition to and separate from any proxy or vote against adopting the Merger Agreement. Neither voting against, abstaining from voting nor failing to vote on the adoption of the Merger Agreement will constitute a valid demand for appraisal within the meaning of Section 262.

                  - The stockholder must not vote in favor of adopting the Merger Agreement. Failing to vote or abstaining from voting will satisfy this requirement. However, voting for adoption of the Merger Agreement, whether by proxy or in person, or returning a signed proxy that does not specify an abstention or a vote against adoption of the Merger Agreement, will constitute a vote in favor of the Merger Agreement, a waiver of appraisal rights, and will nullify any written demand for appraisal.

                  - The stockholder must continuously hold the Shares of record until the completion of the Merger.

                  All written demands for appraisal should be delivered to Applied Graphics Technologies, Inc., 450 West 33rd Street, New York, New York 10001, Attention: Corporate Secretary, before the vote is taken at the Special Meeting. The written demand must be executed by or for the record holder of Shares as the holder's name appears on the certificate(s) for the Shares. If the Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand must be executed by the fiduciary in that capacity, and if the Shares are owned of record by more than one person, such as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a holder of record; however, the agent must identify the record owner(s) and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record owner(s).

         A beneficial owner who desires appraisal of Shares held in "street name" by a bank, broker or other nominee holder should take appropriate actions to ensure that the nominee holder makes a timely and proper demand for appraisal. Shares held through brokerage firms, banks and other financial institutions are frequently deposited with and held of record in the name of a nominee of a central security depository, such as Cede & Co. Beneficial owners who hold Shares through a brokerage firm, bank or other nominee holder are responsible for ensuring that the demand for appraisal is timely made by the record holder. The beneficial holder of the Shares should instruct the nominee holder that the demand for appraisal should be made by the record holder of the Shares (which may be the nominee of a central security depository if the Shares have been so deposited).

         A record holder, such as a bank, broker, fiduciary, depository or other nominee, who holds Shares as a nominee for others, may exercise appraisal rights with respect to the Shares held for all or less than all beneficial owners of the Shares as to which the person is the record owner. In that case, the written demand must specify the number of Shares covered by the demand. If the number of Shares is not expressly stated, the demand will be presumed to cover all Shares outstanding in the name of the record owner.

         Within ten days after the Merger, the Company will give written notice of the date of the Merger to each stockholder who has properly demanded appraisal and satisfied the requirements of Section 262. These people are referred to as "dissenting stockholders." Within 120 days after the Merger, the Company or any dissenting stockholder may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all dissenting stockholders. The Company has no obligation to, and does not presently intend, to file such a petition. Accordingly, it is the obligation of the dissenting stockholders to initiate all necessary actions to perfect appraisal rights within the time prescribed by Section 262.

         If a petition for appraisal is timely filed, the court will determine which stockholders are entitled to appraisal rights and will determine the fair value of the Shares held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid on the fair value. In determining fair value, the court will take into account all relevant factors. The Delaware Supreme Court has stated, among other things, that "proof of value by any techniques or methods which are generally acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding. In addition, Delaware courts have decided that the statutory appraisal remedy may or may not be the stockholder's exclusive remedy in connection with transactions such as the Merger, depending on the factual circumstances. The court may determine fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise be entitled to receive pursuant to the Merger Agreement. The costs of the appraisal proceeding shall be determined by the court and taxed against the parties as the court determines to be equitable under the circumstances. Upon application of a stockholder, the court may order all or a portion of the expenses incurred in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares subject to appraisal.

         From and after the completion of the Merger, no dissenting stockholder shall have any rights of a stockholder for any purpose, except the right to receive payment of the fair value determined by the court and to receive payment of dividends or other distributions on the holder's Shares, if any, payable to stockholders of record as of a date which is prior to the Effective Time. If a dissenting stockholder delivers a written withdrawal of the demand for an appraisal within 60 days after the completion of the Merger or subsequently with the written approval of the Surviving Corporation, or, if no petition for appraisal is filed within 120 days after the completion of the merger, then the right of that dissenting stockholder to an appraisal will cease and the dissenting stockholder will be entitled to receive only the merger consideration for his or her Shares. Once a petition for appraisal is filed with the Delaware court, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the court.

         IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU MUST NOT VOTE IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT AND MUST STRICTLY COMPLY WITH THE PROCEDURES SET FORTH IN SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW. IF YOU FAIL TO TAKE ANY REQUIRED STEP IN CONNECTION WITH THE EXERCISE OF APPRAISAL RIGHTS, IT WILL RESULT IN THE TERMINATION OR WAIVER OF THESE RIGHTS.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company Common Stock as of the date of this Proxy Statement by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding Shares, (ii) each of the Company's directors, (iii) the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company in fiscal year 2002 (the "Named Executive Officers") and (iv) all directors and officers of the Company as a group. Unless otherwise indicated, the mailing address of each of the persons shown is c/o Applied Graphics Technologies, 450 West 33rd Street, New York, New York 10001.

                                                                         SHARES              PERCENT
                                                                      BENEFICIALLY         BENEFICIALLY
BENEFICIAL OWNER                                                         OWNED(1)            OWNED(2)
----------------                                                      ------------         ------------
KAGT Acquisition Corp.
KAGT Holdings, Inc.
  111 Radio Circle
  Mt. Kisco, NY 10549.....................................            6,081,145(3)                66.5%

Directors
   Samuel Frieder.........................................                    0(4)                    *
   John Harris............................................                    0                       *
   James Kohlberg.........................................                    0(4)                    *
   Christopher Lacovara...................................                    0(4)                    *
   David Parker...........................................                    0                       *
   Gordon Woodward........................................                    0(4)                    *
   John Zuccotti..........................................                    0                       *

Named Executive Officers
   Fred Drasner...........................................                    0                       *
   Joseph D. Vecchiolla...................................                    0                       *
   Martin D. Krall........................................                    0
   Marne Obernauer, Jr....................................                    0                       *
   Kenneth G. Torosian....................................                    0                       *

All Executive Officers and Directors as a Group (12                           0(4)                    *
   persons)...............................................

------------------------

* Less than 1% of the outstanding Company Common Stock.

(1) Except as otherwise noted, the Company believes that the persons named in the table have sole voting and investment power with respect to the Shares set forth opposite such persons' name.

(2) Determined on the basis of 9,147,565 Shares outstanding as of July 31, 2003.

(3) As reported on a Schedule TO Tender Offer Statement dated August 8, 2003 as filed by the Purchaser and Parent. KAGT Acquisition Corp. is the direct beneficial owner of 6,081,145 Shares, and KAGT Holdings, Inc., as the sole stockholder of KAGT Acquisition Corp., may be deemed to indirectly beneficially own such shares.

(4) Does not include 6,081,145 Shares beneficially owned by the Purchaser, which such Directors of the Company may be deemed to beneficially own by virtue of their positions with Parent. Each of Samuel Frieder, James Kohlberg, Christopher Lacovara and Gordon Woodward disclaim any such beneficial ownership.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

         In considering the Merger, Company stockholders should be aware that the executive officers and directors of the Company have interests in the Merger that may be considered different from, or in addition to, the interests of stockholders of the Company generally. These interests are discussed below.

STOCK OPTIONS

    The Merger Agreement provides that the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans (as defined below)) shall adopt such resolutions or take such other actions as are required to provide notice to holders of Company stock options required under the terms of any Company Stock Plans and to adjust the terms of all outstanding Company stock options to provide that, after giving effect to the actions taken by the Board of Directors of the Company under the Company Stock Plans, such Company stock option will be exercisable at the time of the first acceptance for payment of Shares pursuant to the Offer (the "Exercisable Options"), and to further provide that each such Exercisable Option outstanding at the time of the first acceptance for payment of Shares pursuant to the Offer shall be canceled in exchange for a cash payment by the Company as soon as practicable following the first acceptance for payment of Shares pursuant to the Offer of an amount equal to (i) the excess, if any, of (x) $0.85 over (y) the exercise price per Share subject to such Exercisable Option, multiplied by (ii) the number of Shares for which such Exercisable Option shall not therefore have been exercised. The Company will be responsible for any required reporting to Federal, state or local tax authorities.

    The Company has agreed to use its commercially reasonable efforts to obtain all consents of the holders of Company stock options as shall be necessary to effectuate the foregoing. At Parent's request, payment may be withheld in respect of any Company stock option until all necessary consents with respect to such Company stock option are obtained.

    The Merger Agreement provides that the Company Stock Plans shall terminate as of the Effective Time, and the provisions in any other Company benefit plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Company Stock Option or any participant in any Company Stock Plan or other Company Benefit Plan shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation in the Merger.

    As used in the Merger Agreement, "Company Stock Plans" means the Applied Graphics Technologies, Inc. 1996 Stock Option Plan, the Applied Graphics Technologies, Inc. 1998 Incentive Compensation Plan, as amended and restated, and the Applied Graphics Technologies, Inc. Non-Employee Directors Non-Qualified Stock Option Plan and all agreements under which there are outstanding options to purchase Shares granted to employees, consultants, or any other person.

INDEMNIFICATION AND INSURANCE

    Parent and the Purchaser have agreed in the Merger Agreement that Parent shall, to the fullest extent permitted by law, cause the Company (from and after the date on which the directors of the Company designated by Parent or Purchaser are elected and constitute a majority of the Board of Directors (the "Control Date")) and the surviving corporation in the Merger (from and after the Effective Time) to honor all the Company's obligations to indemnify, defend and hold harmless the current and former directors and officers of the Company and its subsidiaries for acts or omissions by any such directors and officers occurring prior to the Effective Time to the maximum extent that such obligations of the Company exist on the date of the Merger Agreement, whether pursuant to the Company's charter, the Company's by-laws, the DGCL or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company's charter, the Company's by-laws and the DGCL from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions. In the event a current or former director or officer of the Company or any of its subsidiaries is entitled to indemnification under the foregoing provision of the Merger Agreement, such director or officer shall be entitled to reimbursement from the Company or the Surviving Corporation (from and after the Effective Time) for reasonable attorney fees and expenses incurred by such director or officer in pursuing such indemnification, including payment of such fees and expenses by the Surviving Corporation or the Company, as applicable, in advance of the final disposition of such action upon receipt of an undertaking by such current or former director or officer to repay such payment unless it shall be adjudicated that such current or former director or officer was entitled to such payment.

    The Merger Agreement also provides that from and after the Control Date for a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may either (i) substitute therefor policies with reputable and financially sound carriers or
(ii) maintain self insurance or similar arrangements through a financially sound insurance affiliate of Parent, in each case of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided, however, that during such six-year period, Parent shall not be obligated to make aggregate premium payments for such insurance to the extent such premiums exceed $1,300,000 (the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an aggregate premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an aggregate premium equal to the Maximum Premium.

         The Company has agreed in the Merger Agreement to maintain, through the Effective Time, the Company's existing directors' and officers' insurance in full force and effect without reduction of coverage.

CHANGE OF CONTROL AND TERMINATION OF EMPLOYMENT AGREEMENTS

     In January 2003, the Company entered into an employment agreement with Mr. Drasner to serve as Chief Executive Officer. Pursuant to such employment agreement, Mr. Drasner is to receive an annual base salary of $750,000. In addition, Mr. Drasner is eligible to receive a bonus for each year during the term of his employment agreement in accordance with the Company's Management Incentive Plan and such other bonuses that may be approved by the Board of Directors in its sole discretion. The term of the agreement is through January 30, 2005. Pursuant to the agreement, Mr. Drasner performs his duties on a part-time basis, and is required to devote approximately the same portion of his business efforts to the performance of his duties as he has devoted to his duties to the Company since it became a public company in 1996. Mr. Drasner's agreement contains a noncompete provision applicable during the term and extends for a period of two years following termination of Mr. Drasner's employment, except that such period shall be reduced to six months in the event the Company terminates Mr. Drasner's employment other than for Cause or Mr. Drasner terminates his employment for Good Reason (as such terms are defined in the employment agreement). The agreement also contains a nonsolicitation provision applicable during the term and for two years after termination of Mr. Drasner's employment with the Company, except that such period shall be reduced to six months in the event the Company terminates Mr. Drasner's employment other than for Cause or Mr. Drasner terminates his employment for Good Reason. Pursuant to Mr. Drasner's employment agreement, in the event the Company terminates his employment, other than for Cause, or if Mr. Drasner terminates his employment with the Company for Good Reason, the Company is required to pay Mr. Drasner the sum of (i) his base salary for a period of two years following such termination and (ii) the aggregate amount by which all then unvested stock options are in the money on the date of termination (less the applicable exercise prices of the stock options). The Board of Directors, as constituted since August 4, 2003, has informed Mr. Drasner that a search for a new full-time Chief Executive Officer to replace Mr. Drasner, who has been performing such duties on a part-time basis, has been initiated, and he is no longer serving in that capacity. However, the Board of Directors has discussed with Mr. Drasner continuing with the Company as Chairman of the Board.

    In January 2003, the Company entered into an employment agreement with Mr. Vecchiolla to serve as President and Chief Operating Officer. Pursuant to such employment agreement, Mr. Vecchiolla is to receive an annual base salary of $560,000. In addition, Mr. Vecchiolla is eligible to receive a bonus for each year during the term of his employment agreement in accordance with the Company's Management Incentive Plan. The term of the agreement is through January 15, 2005. Mr. Vecchiolla's agreement contains a noncompete provision applicable during the term and extends for a period of two years, except that such period shall be reduced to six months in the event the Company terminates Mr. Vecchiolla's employment other than for Cause or Mr. Vecchiolla terminates his employment for Good Reason (as such terms are defined in the employment agreement). The agreement also contains a nonsolicitation provision applicable during the term and for two years after termination of Mr. Vecchiolla's employment with the Company, except that such period shall be reduced to six months in the event the Company terminates Mr. Vecchiolla's employment other than for Cause or Mr. Vecchiolla's terminates his employment for Good Reason. Pursuant to Mr. Vecchiolla's employment agreement, in the event the Company terminates his employment, other than for Cause, or if Mr. Vecchiolla terminates his employment with the Company for Good Reason, the Company is required to pay Mr. Vecchiolla the sum of (i) his base salary for a period of 18 months following such termination and (ii) the aggregate amount by which all then unvested stock options are in the money on the date of termination (less the applicable exercise prices of the stock options).

    In January 2003, the Company entered into an employment agreement with Mr. Krall to serve as Executive Vice President and the Chief Legal Officer. Pursuant to such employment agreement, Mr. Krall is to receive an annual base salary of $375,000. In May, 2003, Mr. Krall's employment agreement was amended to increase his annual base salary to $450,000. In addition, Mr. Krall is eligible to receive a bonus for each year during the term of his employment agreement in accordance with the Company's Management Incentive Plan and such other bonuses that may be approved by the Board of Directors in its sole discretion. The term of the agreement is through January 30, 2005. Pursuant to the agreement, Mr. Krall performs his duties on a part-time basis, and is required to devote approximately the same portion of his business efforts to the performance of his duties as he has devoted to his duties to the Company since it became a public company in 1996. Mr. Krall's agreement contains a noncompete provision applicable during the term and extends for a period of two years, except that such period shall be reduced to six months in the event the Company terminates Mr. Krall's employment other than for Cause or Mr. Krall terminates his employment for Good Reason (as such terms are defined in the employment agreement). The agreement also contains a nonsolicitation provision applicable during the term and for two years after termination of Mr. Krall's employment with the Company, except that such period shall be reduced to six months in the event the Company terminates Mr. Krall's employment other than for Cause or Mr. Krall terminates his employment for Good Reason. Pursuant to Mr. Krall's employment agreement, in the event the Company terminates his employment, other than for Cause, or if Mr. Krall terminates his employment with the Company for Good Reason, the Company is required to pay Mr. Krall (i) the sum of his base salary for a period of two years following such termination and (ii) the aggregate amount by which all then unvested stock options are in the money on the date of termination (less the applicable exercise prices of the stock options).

    In January 2003, the Company entered into an employment agreement with Kenneth Torosian to serve as the Chief Financial Officer and Senior Vice President. Pursuant to such employment agreement, Mr. Torosian is to receive an annual base salary of $300,000. In addition, Mr. Torosian is eligible to receive a bonus for each year during the term of his employment agreement in accordance with the Company's Management Incentive Plan. The term of the agreement is through January 30, 2005. Mr. Torosian's agreement contains a noncompete provision applicable during the term and extends for a period of twelve months, except that such period shall be reduced to six months in the event the Company terminates Mr. Torosian's employment other than for Cause or Mr. Torosian terminates his employment for Good Reason (as such terms are defined in the employment agreement). The agreement also contains a nonsolicitation provision applicable during the term and for twelve months after termination of Mr. Torosian's employment with the Company, except that such period shall be reduced to six months in the event the Company terminates Mr. Torosian's employment other than for Cause or Mr. Torosian terminates his employment for Good Reason. Pursuant to Mr. Torosian's employment agreement, in the event the Company terminates his employment, other than for Cause, or if Mr. Torosian terminates his employment with the Company for Good Reason, the Company is required to pay Mr. Torosian (i) the sum of his base salary for a period of one year following such termination and (ii) the aggregate amount by which all then unvested stock options are in the money on the date of termination (less the applicable exercise prices of the stock options). On August 11, 2003, Mr. Torosian entered into a Release and Covenant Not to Sue (the "Release Agreement") pursuant to which Mr. Torosian will receive certain severance payments in addition to those contemplated by his employment agreement. Under the Release Agreement, Mr. Torosian will receive $50,000 upon his termination on September 5, 2003 and, provided that he is making reasonable efforts to secure employment, he will receive, for the six month period beginning one year from his termination, the monthly amount by which the base salary under his current employment agreement exceeds what he is then earning in base salary, guaranteed bonus or other distributions or payments. As of August 15, 2003, Mr. Torosian ceased being the Chief Financial Officer and the Senior Vice President of the Company.

STOCKHOLDER AGREEMENT

    All of the shares of Parent outstanding since the closing of the Offer have been and, immediately after the Merger will continue to be, subject to the terms of a stockholder agreement (the "Stockholder Agreement") among Parent and all of the holders of shares of common stock of Parent. The terms of the Stockholder Agreement are described below:

    - Restrictions on transfers of shares of Parent without the written consent of other holders;

    - If Kohlberg IV or any affiliate of Kohlberg IV who becomes a stockholder of Parent ("Kohlberg Holders") determines to sell a portion of their shares of Parent, other stockholders of Parent have the right to participate in the sale by selling a percentage of their interest equal to the percentage the Kohlberg Holders are selling;

    - If any Kohlberg Holder determines to sell a portion of the shares of Parent, then at the election of such Kohlberg Holder each of the other stockholders of Parent will be required to sell the same proportion of their stock as the initiating Kohlberg Holder on the same terms and conditions;

    - Parent may not issue any new shares to any Kohlberg Holder or any affiliate of a Kohlberg Holder without offering each other Parent stockholder the right to purchase a pro-rata share of such offering; and

    - Parent stockholders will have registration rights with respect to their shares subject to certain qualifying events and size requirements.

    In the event that Parent shall merge with and into the Company, with the Company being the surviving entity, the Stockholder Agreement will become the Stockholder Agreement of the Company.

MANAGEMENT AGREEMENT

         On August 4, 2003, the Company entered into a Management Agreement (the "Management Agreement") with Kohlberg & Company, L.L.C. ("Kohlberg"), a limited liability company affiliated with Messrs. Kohlberg, Frieder, Lacovara and Woodward. Under the

Management Agreement, Kohlberg provides such advisory and management services to the Company as requested by the Board of Directors of the Company. In consideration for these services, the Company pays Kohlberg an annual management fee of $500,000 and reimburses Kohlberg for out-of-pocket expenses.

PARENT OPTION PLAN

         Parent has advised the Company of its intention to establish a stock option plan for the grant to members of the management of the Surviving Corporation of options to purchase common shares of Parent. The specific terms of such plan have not been determined at this time.

              INFORMATION ABOUT APPLIED GRAPHICS TECHNOLOGIES, INC.

SELECTED FINANCIAL DATA

         Set forth below is certain selected financial information with respect to the Company and its subsidiaries excerpted from the information contained in the Company's annual reports on Form 10-K for the years ended December 31, 2002 and 2001, and quarterly reports on Form 10-Q for the quarters ended June 30, 2003 and 2002. More comprehensive financial information is included in such reports and other documents filed by the Company with the Commission, and the following summary is qualified in its entirety by reference to such reports, other documents and all the financial information (including any related notes) contained therein. Such reports and other documents should be available for inspection and copies thereof should be obtainable in the manner set forth below under "Available Information."

                                                                                                               SIX MONTHS ENDED
                                                                      YEAR ENDED AS OF DECEMBER 31                  JUNE 30
                                                                  ---------------------------------------   ----------------------
                                                                     2000           2001          2002         2002        2003
                                                                  ----------     ----------    ----------   ----------  ----------
                                                                                                                 (UNAUDITED)
                                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENT OF OPERATIONS:
Total revenues.................................................   $  566,540     $  468,288    $  423,856   $  204,454  $  196,832
Income (loss) from continuing operations before provision
    (benefit) for income taxes and minority interest...........       12,812        (58,846)      (75,239)      (6,135)     (3,254)
Provision (benefit) for income taxes...........................       12,454        (10,056)         (643)        (486)     (1,139)
Net loss.......................................................     (100,525)       (50,000)     (410,957)    (340,560)     (1,908)
Net loss per share.............................................       (11.12)         (5.51)       (45.02)      (37.39)      (0.21)
CONSOLIDATED BALANCE SHEET DATA:
Total current assets...........................................      210,964        175,820       133,402      136,590     132,477
Total assets...................................................      722,233        656,483       203,582      287,317     189,624
Total current liabilities......................................      128,289        123,384       121,108      286,038     215,643
Total liabilities..............................................      376,945        359,003       312,899      327,688     300,109
Total stockholders' equity (deficit)...........................      308,704        258,704      (151,362)     (80,682)   (189,624)

PRICE RANGE

         The Shares are listed on The American Stock Exchange (the "Exchange") under the symbol "AGD". Prior to April 2001, the Shares were traded on the Nasdaq National Market (NASDAQ symbol AGTX). The following table sets forth, for each of the periods indicated, the high and low sales prices per Share.

                                                                                      HIGH       LOW
                                                                                    -------    -------
Year Ended December 31, 2001:
  First Quarter.................................................................    $  4.69    $  2.94
  Second Quarter................................................................       3.19       1.20
  Third Quarter.................................................................       1.80       0.51
  Fourth Quarter................................................................       0.75       0.25
Year Ended December 31, 2002:
  First Quarter.................................................................    $  0.68    $  0.42
  Second Quarter................................................................       1.85       0.40
  Third Quarter.................................................................       0.69       0.37
  Fourth Quarter................................................................       0.79       0.35

                                                                                      HIGH       LOW
                                                                                    -------    -------
Year Ending December 31, 2003:
  First Quarter.................................................................    $  0.63    $  0.42
  Second Quarter................................................................       0.84       0.42
 Third Quarter (through August __, 2003)........................................

    On June 12, 2003, the last full trading day before the public announcement of the execution of the Merger Agreement, the last reported sales price on the Exchange of the Shares was $0.50 per Share. On August __, 2003, the last reported sales price on the Exchange of the Shares was $____ per Share. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE SHARES.

    The Company received notification from the Exchange in February 2003 that the Company was not in compliance with certain listing standards of the Exchange relating to stockholders' equity and net losses. In March 2003, the Company submitted a plan to the Exchange setting forth the steps the Company intends to take in order to regain compliance with the listing standards. In May 2003, the Exchange notified the Company that it had accepted the Company's proposed plan and granted the Company an extension to September 30, 2004, to regain compliance with the Exchange's continued listing standards. During such period, the Company Common Stock will continue to trade on the Exchange, but the Company will be subject to periodic review by the Exchange staff and will be required to make progress consistent with its plan.

DIVIDENDS

         The Company has not declared or paid any dividends on the Shares since April 17, 1996.

                                  MISCELLANEOUS

OTHER MATTERS

         Management knows of no other business to be presented at the Special Meeting.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

         The Company will hold its 2004 annual meeting of its stockholders in accordance with the rules of the Commission only if the Merger is not consummated. In the event that the 2004 annual meeting is held, pursuant to the rules of the Commission, in order for the stockholder proposals to be included in the Company's proxy statement and proxy for the 2004 annual meeting of stockholders, such proposals must be received by the Secretary of the Company at the Company's principal office in New York City no later than December 31, 2003.

         Any stockholder proposal not included in the proxy materials disseminated by the management of the Company for the Company's 2004 annual meeting in accordance with Rule 14a-8 under the Exchange Act will be considered untimely for the purposes of Rules 14a-4 and 14a-5 under the Exchange Act if notice for the proposal is received after March 15, 2004. Management proxies will be authorized to exercise discretionary voting authority with respect to any stockholder proposal not included in such proxy materials for the Company's annual meeting unless (a) the Company receives notice of such proposal by the date set forth above and (b) the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Exchange Act are met.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by the Company (File No. 000-16937) with the Commission are incorporated by reference in this Proxy
Statement:

         - The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, previously filed with the Commission on April 15, 2003;

         - The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, previously filed with the Commission on May 15, 2003;

         - The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, previously filed with the Commission on August 14, 2003; and

         - The Company's Current Reports on Form 8-K, previously filed with the Commission on May 16, 2003, August 5, 2003 and August 20, 2003.

         All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein or contained in this Proxy Statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modified or superseded such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

         This Proxy Statement incorporates documents by reference that are not presented in or delivered with this Proxy Statement. You can obtain any of the documents incorporated by reference in this document from the Commission's web site, as set forth below. These documents are also available, without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this Proxy Statement, upon request from Applied Graphics Technologies, Inc., 450 West 33rd Street, New York, New York 10001, telephone number (212) 716-6600. In order to ensure timely delivery before the meeting, any request should be made by August __, 2003. Please be sure to include your complete name and address in your request. If you request any incorporated documents, we will mail them to you by first class mail or another equally prompt means, within one business day after we receive your request.

AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, is required to file reports and other information with the Commission relating to its business, financial condition and other matters. Certain information as of particular dates concerning the Company's directors and officers, their remuneration, stock options and other matters, the principal holders of the Company's securities and any material interest of such persons in transactions with the Company is required to be disclosed in the Company's proxy statements distributed to the Company's stockholders and filed with the Commission. Such reports, proxy statements and other information should be available for inspection at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, DC 20549. Copies of such information should be obtainable, by mail, upon payment of the Commission's customary charges, by writing to the Commission's principal office at 450 Fifth Street, N.W., Washington, DC 20549. The Commission also maintains a Web site on the Internet at http: //www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such information should also be on file at The American Stock Exchange, 86 Trinity Place, New York, NY 10006.

                                                                         Annex A



                                                                  Execution Copy

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                      Among

                              KAGT HOLDINGS, INC.,



                             KAGT ACQUISITION CORP.



                                       and

                       APPLIED GRAPHICS TECHNOLOGIES, INC.




                            Dated as of June 12, 2003

================================================================================

                                TABLE OF CONTENTS


ARTICLE I  The Offer and the Merger....................................................................  A-2

     SECTION 1.01.  The Offer..........................................................................  A-2
     SECTION 1.02.  Company Actions....................................................................  A-5
     SECTION 1.03.  The Merger.........................................................................  A-5
     SECTION 1.04.  Closing............................................................................  A-6
     SECTION 1.05.  Effective Time.....................................................................  A-6
     SECTION 1.06.  Effects............................................................................  A-6
     SECTION 1.07.  Certificate of Incorporation and By-laws...........................................  A-6
     SECTION 1.08.  Directors..........................................................................  A-6
     SECTION 1.09.  Officers...........................................................................  A-6

ARTICLE II  Effect on the Capital Stock of the Constituent Corporations; Exchange of Certificates......  A-7

     SECTION 2.01.  Effect on Capital Stock............................................................  A-7
     SECTION 2.02.  Exchange of Certificates...........................................................  A-8

ARTICLE III  Representations and Warranties of the Company............................................  A-10

     SECTION 3.01.  Organization, Standing and Power..................................................  A-10
     SECTION 3.02.  Company Subsidiaries; Equity Interests............................................  A-10
     SECTION 3.03.  Capital Structure.................................................................  A-11
     SECTION 3.04.  Authority; Execution and Delivery; Enforceability.................................  A-12
     SECTION 3.05.  No Conflicts; Consents............................................................  A-13
     SECTION 3.06.  SEC Documents; Undisclosed Liabilities............................................  A-14
     SECTION 3.07.  Information Supplied..............................................................  A-14
     SECTION 3.08.  Absence of Certain Changes or Events..............................................  A-15
     SECTION 3.09.  Taxes.............................................................................  A-16
     SECTION 3.10.  Absence of Changes in Benefit Plans...............................................  A-17
     SECTION 3.11.  ERISA Compliance; Excess Parachute Payments.......................................  A-18
     SECTION 3.12.  Litigation........................................................................  A-20
     SECTION 3.13.  Compliance with Applicable Laws...................................................  A-20
     SECTION 3.14.  Contracts.........................................................................  A-21
     SECTION 3.15.  Intellectual Property.............................................................  A-22
     SECTION 3.16.  Certain Notes Receivable..........................................................  A-23
     SECTION 3.17.  Environmental Matters.............................................................  A-23
     SECTION 3.18.  Insurance.........................................................................  A-24
     SECTION 3.19.  Title to Properties; Absence of Liens and Encumbrances............................  A-24
     SECTION 3.20.  Transactions with Affiliates......................................................  A-25
     SECTION 3.21.  Customers.........................................................................  A-25
     SECTION 3.22.  State Takeover Statutes; Company Rights Agreement.................................  A-25
     SECTION 3.23.  Brokers; Schedule of Fees and Expenses............................................  A-25

ARTICLE IV  Representations and Warranties of Parent and Sub..........................................  A-26

     SECTION 4.01.  Organization, Standing and Power..................................................  A-26
     SECTION 4.02.  Sub...............................................................................  A-26
     SECTION 4.03.  Authority; Execution and Delivery; Enforceability.................................  A-26
     SECTION 4.04.  No Conflicts; Consents............................................................  A-26
     SECTION 4.05.  Information Supplied..............................................................  A-27
     SECTION 4.06.  Brokers...........................................................................  A-27
     SECTION 4.07.  Financing.........................................................................  A-28

ARTICLE V  Covenants Relating to Conduct of Business..................................................  A-28

     SECTION 5.01.  Conduct of Business...............................................................  A-28
     SECTION 5.02.  No Solicitation...................................................................  A-31
     SECTION 5.03.  Recapitalization Transactions.....................................................  A-33

ARTICLE VI  Additional Agreements.....................................................................  A-34

     SECTION 6.01.  Preparation of Proxy Statement; Stockholders Meeting..............................  A-34
     SECTION 6.02.  Access to Information; Confidentiality............................................  A-34
     SECTION 6.03.  Reasonable Efforts; Notification..................................................  A-35
     SECTION 6.04.  Stock Options.....................................................................  A-36
     SECTION 6.05.  Indemnification...................................................................  A-37
     SECTION 6.06.  Fees and Expenses.................................................................  A-38
     SECTION 6.07.  Public Announcements..............................................................  A-40
     SECTION 6.08.  Transfer Taxes....................................................................  A-40
     SECTION 6.09.  Directors.........................................................................  A-40
     SECTION 6.10.  Stockholder Litigation............................................................  A-41
     SECTION 6.11.  Benefit Plans.....................................................................  A-41

ARTICLE VII  Conditions Precedent.....................................................................  A-41

     SECTION 7.01.  Conditions to Each Party's Obligation To Effect The Merger........................  A-41

ARTICLE VIII  Termination, Amendment and Waiver.......................................................  A-42
     SECTION 8.01.  Termination.......................................................................  A-42
     SECTION 8.02.  Effect of Termination.............................................................  A-44
     SECTION 8.03.  Amendment.........................................................................  A-45
     SECTION 8.04.  Extension; Waiver.................................................................  A-45
     SECTION 8.05.  Procedure for Termination, Amendment, Extension or Waiver.........................  A-45

ARTICLE IX  General Provisions........................................................................  A-45

     SECTION 9.01.  Nonsurvival of Representations and Warranties.....................................  A-45
     SECTION 9.02.  Notices...........................................................................  A-45
     SECTION 9.03.  Definitions.......................................................................  A-46
     SECTION 9.04.  Interpretation; Disclosure Letters................................................  A-47

     SECTION 9.05.  Severability......................................................................  A-47
     SECTION 9.06.  Counterparts......................................................................  A-47
     SECTION 9.07.  Entire Agreement; Third-Party Beneficiaries.......................................  A-47
     SECTION 9.08.  Governing Law.....................................................................  A-48
     SECTION 9.09.  Assignment........................................................................  A-48
     SECTION 9.10.  Enforcement.......................................................................  A-48
     SECTION 9.11.  Consents..........................................................................  A-48

                            GLOSSARY OF DEFINED TERMS


                                                             Location of
Defined Term                                                 Definition
------------                                                 ----------
2002 Form 10-K......................................         Section 3.06
2003 SEC Documents..................................         Section 3.06
affiliate...........................................         Section 9.03
Agent...............................................         Recitals
Appraisal Provisions................................         Section 2.01(d)
Appraisal Shares....................................         Section 2.01(d)
Certificate of Merger...............................         Section 1.05
Certificates........................................         Section 2.02(b)
Closing.............................................         Section 1.04
Closing Date........................................         Section 1.04
Code................................................         Section 3.11(c)
Commitment Letters..................................         Section 4.07
Company.............................................         Preamble
Company Benefit Plans...............................         Section 3.10
Company Board.......................................         Section 3.04(b)
Company By-laws.....................................         Section 3.01
Company Capital Stock...............................         Section 3.03
Company Charter.....................................         Section 3.01
Company Common Stock................................         Recitals
Company Credit Agreement............................         Recitals
Company Credit Agreement Refinancing................         Section 5.02(e)
Company Disclosure Letter...........................         Section 3.02
Company Material Adverse Effect.....................         Section 3.01
Company Material Contracts..........................         Section 3.14
Company Multi-employer Plan.........................         Section 3.11(d)
Company Pension Plans...............................         Section 3.11(a)
Company Permits.....................................         Section 3.13(b)
Company SEC Documents...............................         Section 3.06
Company Stock Option................................         Section 6.04(e)
Company Stock Plans.................................         Section 6.04(e)
Company Stockholders Approval.......................         Section 3.04(c)
Company Stockholders Meeting........................         Section 6.01(b)
Company Subsidiaries................................         Section 3.01
Company Takeover Proposal...........................         Section 5.02(e)
Company Warrants....................................         Section 3.03
Company Welfare Benefit Plans.......................         Section 3.11(a)
Confidentiality Agreement...........................         Section 6.02
Consent.............................................         Section 3.05(b)
Contract............................................         Section 3.05(a)
Control Date........................................         Section 5.01(a)
Covered Person......................................         Section 3.10

Debt Commitment Letter..............................         Section 4.07
DGCL................................................         Section 1.03
Effective Time......................................         Section 1.05
Environmental Laws..................................         Section 3.17(b)
Environmental Permits...............................         Section 3.17(a)
ERISA...............................................         Section 3.11(a)
Exchange Act........................................         Section 1.01(a)
Exchange Fund.......................................         Section 2.02(a)
Exercisable Options.................................         Section 6.04(a)
Filed Company SEC Documents.........................         Section 3.08
Financing...........................................         Section 4.07
First Quarter 2003 10-Q.............................         Section 3.06
Fully Diluted Shares................................         Exhibit A
Funding Failure.....................................         Section 6.06(b)
GAAP................................................         Section 3.06
Governmental Entity.................................         Section 3.05(b)
Hazardous Substances................................         Section 3.17(b)
HSR Act.............................................         Section 3.05(b)
Independent Directors...............................         Section 6.10
Information Statement...............................         Section 3.05(b)
Intellectual Property Rights........................         Section 3.15(a)
In-the-Money Company Stock Options..................         Section 3.03
Judgment............................................         Section 3.05(a)
key employee........................................         Section 9.03
Law.................................................         Section 3.05(a)
Lenders.............................................         Recitals
Licensed Intellectual Property Rights...............         Section 3.15(d)
Liens...............................................         Section 3.02
Lock-Up Agreement...................................         Recitals
MAC Termination.....................................         Section 6.06(b)
material adverse effect.............................         Section 9.03
Maximum Premium.....................................         Section 6.05(b)
Merger..............................................         Recitals
Merger Consideration................................         Section 2.01(c)(ii)
Minimum Tender Condition............................         Exhibit A
Offer...............................................         Recitals
Offer Documents.....................................         Section 1.01(e)
Outside Date........................................         Section 8.01(b)(i)
Owned Intellectual Property Rights..................         Section 3.15(b)
Parent..............................................         Preamble
Parent Breach.......................................         Section 6.06(b)
Parent Material Adverse Effect......................         Section 4.01
Paying Agent........................................         Section 2.02(a)
person..............................................         Section 9.03
Preference Shares...................................         Preamble
Primary Company Executives..........................         Section 3.11(e)

Principal Shareholders..............................         Recitals
Proxy Statement.....................................         Section 3.05(b)
Recapitalization Transactions.......................         Recitals
Representatives.....................................         Section 5.02(a)
Schedule 14D-9......................................         Section 1.02(b)
SEC.................................................         Section 1.01(a)
Securities Act......................................         Section 3.06
Sub.................................................         Preamble
Subordinated Notes..................................         Preamble
subsidiary..........................................         Section 9.03
Superior Company Proposal...........................         Section 5.02(e)
Surviving Corporation...............................         Section 1.03
Surviving Corporation Common Stock..................         Section 2.01(a)
Tax Return..........................................         Section 3.09(h)
Taxes...............................................         Section 3.09(h)
Tender Agreements...................................         Recitals
to the knowledge....................................         Section 9.03
Transfer Taxes......................................         Section 6.08
Voting Company Debt.................................         Section 3.03

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER dated as of June 12, 2003, among KAGT HOLDINGS, INC., a Delaware corporation ("Parent"), KAGT ACQUISITION CORP., a Delaware corporation ("Sub") and a wholly owned subsidiary of Parent, and APPLIED GRAPHICS TECHNOLOGIES, INC., a Delaware corporation (the "Company").

      WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, in furtherance of such acquisition, Parent proposes to cause Sub to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all the outstanding shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), at a price per share of Company Common Stock of $0.85, net to the seller in cash, on the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent entering into this Agreement, each of Applied Printing Technologies, L.P., Fleet National Bank, Fred Drasner, Martin Krall, Joseph Vecchiolla, David Parker and Marne Obernauer, Jr. (collectively, the "Principal Shareholders") has entered into a tender and voting agreement, dated as of the date hereof (collectively, the "Tender Agreements"), pursuant to which, among other things, each of the Principal Shareholders has agreed to tender its shares of Company Common Stock to Sub in the Offer.

      WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the merger (the "Merger") of Sub into the Company on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of Company Common Stock not owned directly by Parent or the Company, other than Appraisal Shares (as defined in Section 2.01(d)), shall be converted into the right to receive the highest per share cash consideration paid pursuant to the Offer;

      WHEREAS, in addition to the Offer and the Merger, contemporaneously with the closing of the Offer (or, in the case of the transactions described in (ii) and (iii) below, in the period as soon as possible following the closing of the Offer), the Company and certain Company Subsidiaries shall close transactions which will result in a recapitalization of the Company (the transactions in (i), (ii) and (iii) collectively with the Offer and the Merger, the "Recapitalization Transactions"), including:

      (i) Sub and the lenders under the Debt Commitment Letter (as defined in Section 4.07) purchasing, or lending the Company the money for the Company to repay, at an agreed upon amount, all of the outstanding debt under the Company's Second Amended and Restated Credit Agreement dated as of April 15, 2003 (the "Company Credit Agreement") by and among the Company, as borrower, Fleet National Bank, as Administrative Agent (the "Agent") and the lenders named therein (the "Lenders"), at a price and otherwise in accordance with the terms of a Lock-Up Agreement entered into between certain affiliates of Sub, the Agent and the Lenders (the "Lock-Up Agreement"),

      (ii) the Company with funds provided from Sub or Parent repurchasing through a tender offer and/or redemption all outstanding 10% Subordinated Notes due 2005 of the Company (the "Subordinated Notes") effective in the period as soon as possible following the closing of the Offer (provided that the vote of the holders of Subordinated Notes required to effect such redemption shall be effective upon the closing of the Offer), at a price and otherwise on the terms set forth in the Notice of Noteholders' Meeting in the form previously approved by Parent to be sent to the holders of such notes, and

      (iii) the Company causing its Wace Group Limited subsidiary, with funds provided from Sub or Parent, to repurchase and/or redeem all outstanding 8% Cumulative Convertible Redeemable Preference Shares (the "Preference Shares") issued by the Company's Wace Group Limited subsidiary (other than those Preference Shares held by Applied Graphics Technologies (UK) Limited) effective in the period as soon as possible following the closing of the Offer (provided that the vote of the holders of Preference Shares required to effect such redemption and/or repurchase shall be effective upon the closing of the Offer), at a price and otherwise on the terms set forth in the Notice of Meeting in the form previously approved by Parent to be sent to the holders of such shares; and

      WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

      NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I
                            The Offer and the Merger

      SECTION 1.01. The Offer.

            (a) Commencement and Expiration of the Offer. Subject to the conditions of this Agreement, as promptly as practicable after the date of this Agreement, but in no event later than 10 business days after the initial public announcement of the execution of this Agreement (which initial public announcement shall occur no later than the second business day following the execution and delivery of this Agreement), Sub shall, and Parent shall cause Sub to, commence the Offer within the meaning of the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"). The obligation of Sub to, and of Parent to cause Sub to, commence the Offer and accept for payment, and pay for, any shares of Company Common Stock tendered pursuant to the Offer shall be subject to the conditions set forth in Exhibit A. The initial expiration date of the Offer shall be the 20th business day following the commencement of the Offer (determined using Rules 14d-1(g)(3) and 14d-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")). Sub expressly reserves the right to waive any condition to the Offer or modify the terms of the Offer, except that, without the consent of the Company, Sub shall not and Parent shall not permit Sub to (i) reduce the number of shares of Company Common Stock subject to the Offer, (ii) reduce the price per share of Company Common Stock to be paid pursuant to the Offer, (iii) waive or change the Minimum Tender Condition (as defined in Exhibit A), (iv) modify in any manner adverse to the holders of Company Common Stock or add to the conditions set forth in Exhibit A, (v) except as provided in Section 1.01(b), extend the Offer or (vi) change the form of consideration payable in the Offer.

            (b) Sub's Ability to Extend the Offer. Notwithstanding the provisions of Section 1.01(a), Sub may, without the consent of the Company, (A) if at the scheduled or any extended expiration date of the Offer (whether extended pursuant to this clause (A) or otherwise) any of the conditions to Sub's obligation to purchase shares of Company Common Stock are not satisfied or waived, extend the Offer for a period of up to five business days or such longer period as Parent, Sub and the Company shall agree, (B) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer and (C) if at the scheduled or any extended expiration date of the Offer all of the conditions set forth in Exhibit A have been satisfied or waived, Sub may extend the Offer pursuant to an amendment to the Offer providing for a "subsequent offering period" not to exceed twenty (20) business days to the extent permitted under, and in compliance with, Rule 14d-11 under the Exchange Act in which event, in accordance with Rule 14d-11, Sub will immediately accept for payment and promptly pay for all shares of Company Common Stock tendered and not withdrawn.

            (c) Company's Ability to Extend the Offer. In the event that the Minimum Tender Condition has not been satisfied or waived at the scheduled expiration date of the Offer, at the request of the Company, Sub shall, and Parent shall cause Sub to, extend the expiration date of the Offer in such increments as Sub may determine until the earliest to occur of (x) the satisfaction or waiver of such condition, and (y) the Outside Date (as defined in Section 8.01(b)(i)).

            (d) Payment Acceptance. On the terms and subject to the conditions of the Offer and this Agreement, Parent shall cause Sub to accept for payment and pay for all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer that Sub becomes obligated to purchase pursuant to the Offer as soon as practicable after the expiration of the Offer.

            (e) SEC Filings. On the date of commencement of the Offer, Parent and Sub shall file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal and summary advertisement (such Schedule TO and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). Each of Parent, Sub and the Company shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and each of Parent and Sub shall take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable Federal securities laws. Parent and Sub shall give the Company and its counsel a reasonable opportunity to review and comment on the Offer Documents prior to their being filed with the SEC or disseminated to the stockholders of the Company. Parent and Sub shall provide the Company and its counsel in writing with any comments Parent, Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments and shall provide the Company and its counsel with a reasonable opportunity to participate in the response of Parent or Sub to such comments and provide copies of all such responses to the Company.

            (f) Funding Obligations.

                  (1) Prior to the expiration of the Offer, Parent shall provide or cause to be provided to Sub on a timely basis the funds necessary to purchase any shares of Company Common Stock that Sub becomes obligated to purchase pursuant to the Offer.

                  (2) If all conditions to the Offer have been satisfied and/or waived and no event or circumstance exists such that the Offer shall not close, simultaneously with the closing of the Offer, (A) Parent shall or shall cause Sub to loan to the Company the funds necessary to (i) repurchase or redeem all outstanding Subordinated Notes, (ii) repurchase or redeem all outstanding Preference Shares, and (iii) pay for options cancelled in accordance with Section 6.04(a), and
            (B) unless there has otherwise been a breach by the Lenders of their obligations under the Lock-Up Agreement, Parent shall either arrange for the lenders under the Debt Commitment Letter and Sub to purchase all outstanding indebtedness under the Company Credit Agreement on the terms and subject to the conditions set forth in the Lock-Up Agreement or make funds available to the Company to repay the outstanding indebtedness under the Company Credit Agreement on the terms and subject to the conditions set forth in the Lock-Up Agreement. The loan referenced in clause (A) shall be made on terms mutually acceptable to Parent and the Company, provided that subject to the last sentence of this clause (2), such loan shall be in the form of a demand note which shall not be callable prior to the earlier of the Effective Time or August 31, 2003). If, following the time the loans are made in accordance with this clause (2) the Offer is not consummated for any reason, the loan referenced in clause (A) shall be callable upon demand.

      SECTION 1.02. Company Actions.

            (a) Subject to Section 5.02(b), the Company hereby approves of and consents to the Offer, the Merger and the other Recapitalization Transactions.

            (b) On the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on
      Schedule 14D-9 with respect to the Offer, including an Information Statement (such Schedule 14D-9, as amended and supplemented from time to time, the "Schedule 14D-9"), describing the recommendations referred to in
      Section 3.04(b), or any permitted withdrawal or modification in accordance with Section 5.02(b), and shall mail the Schedule 14D-9 to the holders of Company Common Stock. Each of the Company, Parent and Sub shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the
      Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable Federal securities laws. The Company shall provide Parent and its counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the
      Schedule 14D-9 promptly after the receipt of such comments.

            (c) In connection with the Offer, the Company shall cause its transfer agent to promptly furnish Sub with mailing labels containing the names and addresses of the record holders of Company Common Stock as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information as Sub may reasonably request in the Company's possession or control regarding the beneficial owners of Company Common Stock, and shall furnish to Sub such information (including updated lists of stockholders, security position listings and computer files) as Parent may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of applicable Law (as defined in Section 3.05), and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Recapitalization Transactions, Parent and Sub shall hold in confidence pursuant to the Confidentiality Agreement (as defined in Section 6.02) the information contained in any such labels, listings and files, shall use such information only for the purpose of communicating the Offer and disseminating any other documents necessary to consummate the Offer, the Merger and the other Recapitalization Transactions and, if this Agreement shall be terminated, shall, upon request, deliver to the Company all copies of such information then in their control.

      SECTION 1.03. The Merger. On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.05). At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). The Surviving Corporation shall possess all the rights, privileges, immunities, powers and franchises of the Company and Sub, and the Surviving Corporation shall by operation of law become liable for all of the debts, liabilities and duties of the Company and Sub. The name of the Surviving Corporation shall be Applied Graphics Technologies, Inc. and the purpose thereof shall be as set forth in Section 2 of the Certificate of Incorporation of the Surviving Corporation. At the election of Parent, any direct or indirect wholly owned subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing.

      SECTION 1.04. Closing. The closing (the "Closing") of the Merger shall take place at the offices of Ropes & Gray, 45 Rockefeller Plaza, New York, NY 10111 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Law, requisite waiver) of the conditions set forth in
Article VII hereof, or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

      SECTION 1.05. Effective Time. Prior to the Closing, Parent shall prepare and give the Company and its counsel the opportunity to review, and on the Closing Date or as soon as practicable thereafter Parent shall file with the Secretary of State of the State of Delaware, a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

      SECTION 1.06. Effects. The Merger shall have the effects set forth in
Section 259(a) of the DGCL.

      SECTION 1.07. Certificate of Incorporation and By-laws.

            (a) The Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

            (b) The By-laws of Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

      SECTION 1.08. Directors. At the Closing, Parent shall designate the directors of the Surviving Corporation and such directors shall hold office until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

      SECTION 1.09. Officers. At the Closing, Parent shall designate the officers of the Surviving Corporation and such officers shall hold office until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

                                   ARTICLE II
                       Effect on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

      SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

            (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock") and all such shares together will constitute the only outstanding shares of capital stock of the Surviving Corporation.

            (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company, Parent or Sub shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

            (c) Conversion of Company Common Stock.

                  (i) Subject to Sections 2.01(b) and 2.01(d), each issued share of Company Common Stock shall be converted into the right to receive in cash the highest price per share of Company Common Stock paid pursuant to the Offer.

                  (ii) The cash payable upon the conversion of shares of Company
            Common Stock pursuant to this Section 2.01(c) is referred to collectively as the "Merger Consideration". As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of such certificate in accordance with
            Section 2.02, without interest.

            (d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares (the "Appraisal Shares") of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands appraisal of such Appraisal Shares pursuant to, and who complies in all respects with,
      Section 262 of the DGCL (the "Appraisal Provisions") shall not be converted into Merger Consideration as provided in Section 2.01(c), but rather the holders of Appraisal Shares shall be entitled to payment of the fair value of such Appraisal Shares in accordance with the Appraisal Provisions; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under the Appraisal Provisions, then the right of such holder to be paid the fair value of such holder's Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

      SECTION 2.02. Exchange of Certificates.

            (a) Paying Agent. Prior to the Effective Time, Parent shall select a bank or trust company in the United States, reasonably acceptable to the Company, to act, upon terms reasonably acceptable to the Company, as paying agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of certificates representing Company Common Stock. Parent shall take all steps necessary to enable and cause the Surviving Corporation to provide to the Paying Agent on a timely basis, as and when needed after the Effective Time, cash necessary to pay for the shares of Company Common Stock converted into the right to receive cash pursuant to Section 2.01(c) (such cash being hereinafter referred to as the "Exchange Fund"). If for any reason (including losses) the Exchange Fund is inadequate to pay the amounts to which holders of shares of Company Common Stock shall be entitled under this Section 2.02(a), Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the Paying Agent sufficient to make all payments required under this Agreement, and Parent and the Surviving Corporation shall in any event be liable for payment thereof. The Exchange Fund shall not be used for any purpose except as expressly provided in this Agreement.

            (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, but in no event later than five business days thereafter, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to Section 2.01. If any holder of shares of Company Common Stock shall be unable to surrender such holder's Certificates because such Certificates have been lost, mutilated or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to the Surviving Corporation. No interest shall be paid or accrue on the cash payable upon surrender of any Certificate.

            (c) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

            (d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holder of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to Parent for payment of its claim for Merger Consideration.

            (e) No Liability. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.05)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

            (f) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

            (g) Withholding Rights. Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code (as defined in Section 3.11(b)), or under any provision of state, local or foreign tax Law.

            (h) Charges and Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of cash for shares of Company Common Stock.

                                  ARTICLE III
                  Representations and Warranties of the Company

      The Company represents and warrants to Parent and Sub as follows:

      SECTION 3.01. Organization, Standing and Power. Each of the Company and each of its subsidiaries (the "Company Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals, and has made all filings, registrations and declarations, in each case whether domestic or foreign, necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, in each case other than such franchises, licenses, permits, authorizations, approvals, filings, registrations and declarations the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Company and the Company Subsidiaries, taken as a whole, a material adverse effect on the ability of the Company to perform its obligations under this Agreement or a material adverse effect on the ability of the Company to consummate the Offer, the Merger and the other Recapitalization Transactions (a "Company Material Adverse Effect"). The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties makes such qualification necessary, except where the failure to so qualify has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of the certificate of incorporation of the Company, as amended to the date of this Agreement (as so amended, the "Company Charter"), and the by-laws of the Company, as amended to the date of this Agreement (as so amended, the "Company By-laws"), and the comparable charter and organizational documents of each Company Subsidiary, in each case as amended through the date of this Agreement.

      SECTION 3.02. Company Subsidiaries; Equity Interests.

            (a) The letter, dated as of the date of this Agreement, from the Company to Parent and Sub (the "Company Disclosure Letter") lists each Company Subsidiary and its jurisdiction of organization. All the outstanding shares of capital stock of each Company Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in the Company Disclosure Letter, are wholly owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") other than Liens in favor of the Agent and the Lenders pursuant to the Company Credit Agreement.

            (b) Except for its interests in the Company Subsidiaries and except for the ownership interests set forth in the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

      SECTION 3.03. Capital Structure. The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, no par value per share (together with the Company Common Stock, the "Company Capital Stock"). At the close of business on May 31, 2003, (i) 9,147,565 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) 2,974,433 shares of Company Common Stock were subject to outstanding Company Stock Options (as defined in Section 6.04) and 164,967 additional shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans (as defined in Section 6.04), and (iv) 1,360,131 shares of Company Common Stock were subject to outstanding warrants to purchase shares of Company Common Stock (the "Company Warrants"). Except as set forth above, at the close of business on May 31, 2003, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. Assuming completion of the Offer and the Merger prior to July 15, 2003, Company Stock Options to purchase not more than 923,000 shares of Company Common Stock will be exercisable, at an exercise price less than $0.85 per share of Company Common Stock, in connection with the Offer and the Merger (the "In-the-Money Company Stock Options"). There are no outstanding stock appreciation rights linked to the price of Company Common Stock and granted under any Company Stock Plan. All outstanding shares of Company Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company By-laws or any Contract (as defined in Section 3.05) to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote ("Voting Company Debt"). Except for the Preference Shares, as set forth in Section 3.03 of the Company Disclosure Letter or as set forth above, as of the date of this Agreement, there are not any options, warrants, rights (including, without limitation, rights associated with any "stockholder rights" plan or any similar anti-takeover plan or device), convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any Company Subsidiary or any Voting Company Debt, (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or

(iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Company Capital Stock. Except as contemplated by the consummation of the Recapitalization Transactions, as of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary. The Company has provided Parent with a complete and correct copy of all agreements, instruments and other documents relating to the Company Warrants. The Company Disclosure Letter sets forth a true and complete list of the outstanding Company Stock Options, the In-the-Money Company Stock Options and Company Warrants, together with the number of shares of Company Common Stock subject thereto and the exercise price thereof.

      SECTION 3.04. Authority; Execution and Delivery; Enforceability.

            (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the Company Stockholder Approval (as defined in Section 3.04(c)) with respect to the Merger if required by Law, to consummate the Recapitalization Transactions. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Recapitalization Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval (if required by Law). The Company has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation (subject to the Company Stockholder Approval with respect to the Merger if required by Law), enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of the principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

            (b) The Board of Directors of the Company (the "Company Board"), at a meeting duly called and held, duly and unanimously adopted resolutions
      (i) approving this Agreement, the Offer, the Merger and the other Recapitalization Transactions, (ii) determining that the terms of the Offer and the Merger are fair, from a financial point of view, to the Company and its stockholders and that the Merger is advisable, (iii) recommending that the holders of Company Common Stock accept the Offer and tender their shares of Company Common Stock pursuant to the Offer and (iv) recommending that the Company's stockholders approve this Agreement. Such resolutions are sufficient to render inapplicable to Parent and Sub and this Agreement, the Offer, the Merger and the other Recapitalization Transactions the provisions of Section 203 of the DGCL. No state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement, the Tender Agreements, the Offer, the Merger or any other Transaction. The Company has been advised by each of its directors and executive officers that, as of the date of this Agreement, each such person intends to tender all shares of Company Common Stock owned by such person pursuant to the Offer, except to the extent of any restrictions created by Section 16(b) of the Exchange Act.

            (c) The only vote of holders of any class or series of Company Capital Stock necessary to approve and adopt this Agreement and the Merger is the approval of this Agreement by the holders of a majority of the outstanding Company Common Stock (the "Company Stockholder Approval"). The affirmative vote of the holders of Company Capital Stock, or any of them, is not necessary to consummate the Offer or any Transaction other than the Merger.

      SECTION 3.05. No Conflicts; Consents.

            (a) Except as set forth in the Company Disclosure Letter and, in the case of clause (ii) below, except for the Company Credit Agreement, the execution and delivery by the Company of this Agreement do not, and the consummation of the Offer, the Merger and the other Recapitalization Transactions and compliance with the terms hereof will not, result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary,
      (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "Contract") to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order, injunction or decree, domestic or foreign ("Judgment"), or statute, law (including common law), legislation, interpretation, ordinance, rule or regulation, domestic or foreign ("Law"), applicable to the Company or any Company Subsidiary or their respective properties or assets.

            (b) No consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Recapitalization Transactions, other than (i) if required by Law, compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the SEC of (A) the Schedule 14D-9, (B) if required by Law, a proxy or information statement relating to the approval of this Agreement by the Company's stockholders (the "Proxy Statement"),
      (C) any information statement (the "Information Statement") required under Rule 14f-1 in connection with the Offer and (D) such reports under Section 13 of the Exchange Act as may be required in connection with this Agreement, the Offer, the Merger and the other Recapitalization Transactions, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) such filings as may be required in connection with the taxes described in

      Section 6.08, (v) filings required under, and compliance with other applicable requirements of, non-U.S. laws, as set forth in Section 3.05(b) of the Company Disclosure Letter, and (vi) such other items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

      SECTION 3.06. SEC Documents; Undisclosed Liabilities. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since January 1, 2001 (the "Company SEC Documents"). As of its respective date, each Company SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (filed on April 15, 2003) (the "2002 Form 10-K"), its definitive Proxy Statement with respect to its 2003 Annual Meeting (filed on April 29, 2003), its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 (filed on May 15, 2003) (the "First Quarter 2003 10-Q"), and its Current Report on Form 8-K (filed on May 16, 2003) (collectively, the "2003 SEC Documents") has been revised or superseded by a later Filed Company SEC Document (as defined in Section 3.08), none of the 2003 SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents complied as of their respective filing dates as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed Company SEC Documents (as defined in Section 3.08), neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto except those incurred in the ordinary course of business after such filings, under this Agreement or otherwise in connection with the Recapitalization Transactions. Except as set forth in the Company Disclosure Letter, neither the Company nor any Company Subsidiary is a party to any contract, arrangement or understanding with an affiliate of such party that is not disclosed in the Filed Company SEC Documents.

      SECTION 3.07. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Offer Documents, the Schedule 14D-9 or the Information Statement will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company's stockholders, contain, or will contain, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or
(ii) the Proxy Statement (if required by Law) will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting (as defined in Section 6.01), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9, the Information Statement and the Proxy Statement (if required by Law) will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference therein.

      SECTION 3.08. Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents") or in the Company Disclosure Letter, from the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, the Company has conducted its business only in the ordinary course, and during such period there has not been:

                  (1) any event, change, effect or development that,
            individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

                  (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital Stock or any repurchase for value by the Company of any Company Capital Stock;

                  (3) any split, combination or reclassification of any Company
            Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock;

                  (4) (A) any granting by the Company or any Company Subsidiary to any current or former director, officer or key employee of the Company or any Company Subsidiary of any increase in compensation, except to the extent required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (B) any granting by the Company or any Company Subsidiary to any such director, officer or key employee of any increase in severance or termination pay, except as was required under any employment, severance or termination policy, practice or agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents or (C) any entry by the Company or any Company Subsidiary into, or any amendment of, any employment, severance or termination agreement with any such director, officer or employee, except for such agreements with employees (other than directors, officers or key employees) that are entered into in the ordinary course of business consistent with prior practice;

                  (5) any termination of employment or departure of any officer or other key employee of the Company or any Company Subsidiary;

                  (6) any change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP, the Code or the treasury regulations under the Code; or

                  (7) any material elections with respect to Taxes (as defined in Section 3.09) by the Company or any Company Subsidiary or settlement or compromise by the Company or any Company Subsidiary of any material Tax liability or refund.

      SECTION 3.09. Taxes. Except as set forth in Section 3.09 of the Company Disclosure Letter:

            (a) Each of the Company and each Company Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except (i) as stated in clause (f) of this Section 3.09 and
      (ii) to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Notwithstanding the foregoing, except to the extent of any adjustment(s) to such basis by reason of an item of income, gain, loss or deduction reflected on such Tax Return, no representation is made with respect to the amount of the basis of the Company or any Company Subsidiary in its assets. All Taxes shown to be due on such Tax Returns, or otherwise owed (except Taxes being contested in good faith and which have been disclosed in Section 3.09 of the Disclosure Letter), have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

            (b) The reserve for Taxes in the most recent financial statements contained in the Filed Company SEC Documents is adequate in accordance with GAAP for any unpaid liabilities of the Company and the Company Subsidiaries (without regard to timing differences) through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any Company Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

            (c) The income Tax Returns of the Company or any Company Subsidiary have never been examined by, or settled with, any Governmental Entity (including the United

      States Internal Revenue Service). All material assessments for Taxes due with respect to any completed and settled examinations or any concluded litigation have been fully paid.

            (d) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any Company Subsidiary.

            (e) No claim has been made in writing in the past five years by any authority in a jurisdiction within which the Company or any Company Subsidiary does not file Tax Returns that it is, or may be, subject to taxation by that jurisdiction.

            (f) The Company Disclosure letter (as qualified therein) sets forth the following information with respect to, each of the Company and the Company "affiliated group" (within the meaning of Section 1504(a) of the Code), as of the end of the most recent taxable year of the Company and of the Company "affiliated group": (A) the amount of any net operating loss;
      (B) the amount of any minimum tax credits; and (C) the amount of any capital loss carryovers.

            (g) Neither the Company nor any Company Subsidiary (i) has been a member of an "affiliated group," as defined in Section 1504(a) of the Code, filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company), (ii) has any liability for the Taxes of any Person (other than any member of the group the common parent of which is the Company) (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), or (B) that would be reasonably expected to have a Company Material Adverse Effect as a transferee or successor, by contract or otherwise or (iii) has entered into any agreement with respect to Taxes that would be reasonably expected to have a Company Material Adverse Effect.

            (h) Neither the Company nor any Company Subsidiary is a United States Real Property Holding Corporation within the meaning of Section 897(c)(1)(A)(ii).

            (i) For purposes of this Agreement:

            "Taxes" includes all forms of taxation imposed by any Federal, state, local, foreign or other Governmental Entity, including income, franchise, property, sales, use, excise, employment, unemployment, payroll, social security, estimated, value added, ad valorem, transfer, recapture, withholding and other Taxes of any kind, including all interest, penalties and additions thereto.

            "Tax Return" means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes (including, without limitation, consolidated, combined and unitary Tax returns).

      SECTION 3.10. Absence of Changes in Benefit Plans. Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, from the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, there has not been any adoption or amendment in any material respect by the

Company or any Company Subsidiary of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, fringe benefit or other similar plan, program or arrangement, whether written or unwritten, with respect to any current or former employee, independent contractor, officer or director (each a "Covered Person") of the Company or any Company Subsidiary or any beneficiary or dependent of any Covered Person, and as to which the Company or any Company Subsidiary has any obligation or liability (whether or not contingent) including any plan, policy, program or arrangement within or outside of the United States (collectively, "Company Benefit Plans"). Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, as of the date of this Agreement there are not any employment, consulting, indemnification, severance or termination agreements or arrangements in effect between the Company or any Company Subsidiary and any current or former employee, officer or director of the Company or any Company Subsidiary, nor does the Company or any Company Subsidiary have any general severance plan or policy. To the knowledge of the Company, no executive, or key employee, has any plans to terminate employment with the Company or the Company Subsidiaries.

      SECTION 3.11. ERISA Compliance; Excess Parachute Payments.

            (a) The Company Disclosure Letter contains a complete and accurate list of all material "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Company Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) (sometimes referred to herein as "Company Welfare Benefit Plans"), all other Company Benefit Plans and employment agreements, which list is broken down internally by each specific country with respect to which each such Company Benefit Plan is established or maintained.

            (b) With respect to each Company Benefit Plan (excluding any Company Multi-employer Plan), the Company has made available to Parent true, complete and correct copies of (i) each operative plan, trust document (in the case of any unwritten Company Benefit Plan, a description thereof) and employment agreement, (ii) the most recent periodic report, if any, required to be filed with any governmental entity, (iii) the most recent summary plan description for which such summary plan description is required or other summary material provided to any Covered Person which describes the benefits, (iv) the most recent actuarial valuation, if any,
      (v) the most recent financial statements; (vi) the most recent IRS determination letter, if applicable, and (vii) each trust agreement, custodial agreement, annuity contract or other funding vehicle, if any.

            (c) All Company Benefit Plans (excluding any Company Multi-employer
      Plan) are in compliance in all material respects with applicable Law (including, without limitation, the Code and ERISA and, with respect to any Company Benefit Plan maintained outside of the United States, any applicable non-U.S. law). All Company Pension Plans (excluding any Company Multi-employer Plan) which are intended to be tax-qualified under Section 401(a) of the Code are so qualified and their related trusts are exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the

      Internal Revenue Code of 1986, as amended (the "Code"), except for failures to be so qualified which in the aggregate would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in
      Section 3.10 of the Company Disclosure Letter, each Company Benefit Plan (excluding any Company Multi-employer Plan) has received a determination letter on the Plan as currently in effect as to its qualified status and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened. Except as set forth in the Company Disclosure Letter, no Plan amendments since January 1, 2003 have the effect of materially increasing costs.

            (d) The Company does not participate in or make contributions to any "multi-employer plan" (as such term is defined in Section 3(37) of ERISA), except as specifically set forth in the Company Disclosure Letter (each, a "Company Multi-employer Plan"). To the knowledge of the Company, (i) no withdrawal liability (within the meaning of Section 4201 et seq. of ERISA) would be imposed on the Company or any Company Subsidiary in the event that a "complete withdrawal" or "partial withdrawal", as such terms are respectively defined in sections 4203 and 4205 of ERISA, from a Company Multi-Employer Plan were to occur at Closing, and (ii) neither the execution of this Agreement nor any of the transactions contemplated hereunder could cause a complete withdrawal or partial withdrawal from any Company Multi-employer Plan.

            (e) Except with respect to the Company Multi-Employer Plans that are Company Pension Plans, neither the Company nor any Company Subsidiary has any liability, contingent or otherwise, under Title IV of ERISA for any "defined benefit plan" within the meaning of Section 3(35) of ERISA.

            (f) None of the Company, any Company Subsidiary, any officer of the Company or any Company Subsidiary or any of the Company Benefit Plans which are subject to ERISA, including the Company Pension Plans (excluding any Company Multi-employer Plan), any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) that could subject the Company, any Company Subsidiary or any officer of the Company or any Company Subsidiary to any material tax or penalty on prohibited transactions imposed by Section 4975 or to any material liability under Section 502(i) or 502(l) of ERISA. There are no existing or, to the knowledge of the Company or any Company Subsidiary, threatened, lawsuits, claims or other controversies relating to a Company Benefit Plan (excluding any Company Multi-employer Plan), other than routine claims for benefits in the normal course. To the knowledge of the Company and any Company Subsidiary as of the date hereof, no Company Benefit Plan is under any government investigation or audit.

            (g) With respect to any Company Welfare Benefit Plan (excluding any Company Multi-employer Plan), (i) each such Company Welfare Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code), complies in all material respects with the applicable requirements of Section 4980B(f) of the Code, and (ii) other than as required under Section 601 et seq. of ERISA or as set forth in
      Section 3.11(g)(ii) of the Company Disclosure Letter, no such Company Welfare Benefit Plan provides health or life insurance coverage following retirement or the last day of the calendar month in which any other termination of employment occurs.

            (h) Full payment has been made or will be made prior to Closing of all amounts which the Company or any Company Subsidiary is required to pay on or before the Closing Date under the terms of each of the Company Benefit Plans and all amounts not payable prior to the Closing Date will be properly accrued and recorded on the balance sheet of the Company and the Company Subsidiaries in accordance with GAAP. Except as set forth in
      Section 3.11(h) of the Company Disclosure Letter, none of the medical or dental insurance policies provide for a retroactive rate adjustment or loss sharing arrangement. Except as set forth in Section 3.11(h) of the Company Disclosure Letter, there is no Company Benefit Plan that is a non-qualified deferred compensation arrangement.

            (i) Except as set forth in the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not result in (1) the payment of any severance, change in control, retention bonus, or other payment to any Covered Person under any Company Benefit Plan or any consulting or other agreement or arrangement, or (2) the acceleration of the accrual or vesting of any payment or benefit under any Company Benefit Plan.

      SECTION 3.12. Litigation. Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, nor is there any Judgment outstanding against the Company or any Company Subsidiary that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

      SECTION 3.13. Compliance with Applicable Laws.

            (a) Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, the Company and the Company Subsidiaries are in compliance in all material respects with all applicable Laws, including those relating to occupational health and safety and the environment. Except as set forth in the Filed Company SEC Documents or in the Company Disclosure Letter, neither the Company nor any Company Subsidiary has received any written communication since January 1, 2002 from a Governmental Entity that alleges that the Company or a Company Subsidiary is not in compliance in any material respect with any applicable Law.

            (b) Except as set forth in Section 3.13(b) of the Company Disclosure Letter, the Company and the Company Subsidiaries hold all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), other than such Company Permits as, individually and in the aggregate, are not material to the business of either the Company or any Company Subsidiary and the failure of which to have such Company Permits would not reasonably be expected to, individually or in the aggregate, result in a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries is in possession of all Company Permits, and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened. Neither the Company nor any Company Subsidiary has received any written notices of violations with respect to any Company Permit that remains uncured.

      SECTION 3.14. Contracts. Section 3.14(a) of the Company Disclosure Letter contains a list (organized by subsections corresponding to the subsections identified below) of the following contracts, agreements and arrangements (including all amendments thereto) to which the Company or a Company Subsidiary is a party, other than those contracts, agreements and arrangements listed as exhibits in the Company's 2002 Form 10-K or First Quarter 2003 10-Q (such contracts, agreements and arrangements required to be set forth in Section 3.14(a) of the Company Disclosure Letter or listed as exhibits in the Company's 2002 Form 10-K or First Quarter 2003 10-Q "Company Material Contracts"):

            (a) each contract and agreement or groups of related agreements which (A) is likely to involve consideration of more than $2,000,000 in the aggregate, during the year ending December 31, 2003 or December 31, 2004, or (B) is likely to involve consideration of more than $5,000,000 in the aggregate over the remaining term of such contract;

            (b) all employment, consulting, severance, termination or indemnification agreements between the Company or any Company Subsidiary and any director, officer or employee of the Company or any Company Subsidiary whose total annual compensation (including incentive compensation), after giving effect to any increase after the date of this Agreement, exceeds $100,000;

            (c) all (A) management contracts (excluding contracts for employment) and (B) contracts with consultants which involve consideration of more than $250,000 per annum;

            (d) all contracts, credit agreements, indentures and other agreements evidencing indebtedness for borrowed money (including capitalized leases) involving an amount greater than $250,000 over the term thereof;

            (e) all agreements under which the Company or any Company Subsidiary has advanced or loaned funds in excess of $100,000;

            (f) all guarantees of any obligations in excess of $1,000,000;

            (g) all joint venture or other similar agreements;

            (h) all lease agreements with annual lease payments in excess of $500,000;

            (i) agreements under which the Company has granted any person registration rights (including demand and piggy-back registration rights) or any other agreements with respect to the capital stock of the Company or any Company Subsidiary;

            (j) all contracts and agreements that limit the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time with respect to any business currently conducted by the Company or any Company Subsidiary;

            (k) all contracts and other agreements with affiliates; and

            (l) any other contracts or agreements that are material to the business, assets, condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries taken as a whole.

      Except, in each case, as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, each Company Material Contract is a legal, valid and binding agreement of the Company or a Company Subsidiary, as applicable in full force and effect in accordance with its terms and neither the Company nor any Company Subsidiary is in violation or default, or has received written notice that it is in violation or default, under any Company Material Contract and to the Company's knowledge no other party is in default under any Company Material Contract. The Company has provided or made available to Parent all Company Material Contracts.

      SECTION 3.15. Intellectual Property.

            (a) The Company and the Company Subsidiaries own, or are validly licensed or otherwise have the right to use, all inventions, processes, methods, know-how, technology, trade secrets, domain names, works, copyrights, data, databases, customer information, pricing and cost information, computer programs, other proprietary intellectual property rights, and, to the Company's knowledge, all patents, patent rights (including patent licenses), trademarks, trademark rights, trade names, trade name rights, service marks and service mark rights that are material to the Company or the Company Subsidiaries taken as a whole (collectively, "Intellectual Property Rights") which are used in the conduct of the business of the Company or the Company Subsidiaries as currently conducted and the consummation of the Recapitalization Transactions will not conflict with, breach, adversely alter or impair in any material respect any such Intellectual Property Rights.

            (b) Except as set forth in the Company Disclosure Letter, no actions, suits or proceedings to which the Company or any Company Subsidiary is a party are pending or, to the knowledge of the Company, threatened that (i) the Company or any of the Company Subsidiaries is misappropriating, interfering with, infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right or (ii) assert that any Intellectual Property Rights owned by the Company or any Company Subsidiary (the "Owned Intellectual Property Rights") are invalid or unenforceable. To the knowledge of the Company, except as set forth in the Company

      Disclosure Letter, no person is misappropriating, infringing or otherwise violating any Owned Intellectual Property Right.

            (c) To the knowledge of the Company, all Owned Intellectual Property Rights are valid and in full force and effect. With respect to Intellectual Property Rights other than Owned Intellectual Property Rights ("Licensed Intellectual Property Rights") that are material to the Company or the Company Subsidiaries, the Company is in compliance in all material respects with any applicable license or similar agreement and each such license or similar agreement is a legal, valid and binding obligation of the Company or Company Subsidiary, as applicable, and to the knowledge of the Company, in full force and effect.

            (d) All Owned Intellectual Property Rights are free and clear of any Liens (other than Liens in favor of the Agent and the Lenders under the Company Credit Agreement) and may be freely transferred, assigned, licensed or sublicensed except as set forth in the Company Disclosure Letter. The Company's licenses with respect to all Licensed Intellectual Property Rights are free and clear of any Liens (other than Liens in favor of the Agent and the Lenders under the Company Credit Agreement) except as set forth in the Company Disclosure Letter.

      SECTION 3.16. Certain Notes Receivable. There are no notes receivable of the Company or any Company Subsidiary owing by any director, officer or key employee of the Company or any Company Subsidiary.

      SECTION 3.17. Environmental Matters.

            (a) Except as described in Section 3.17 of the Company Disclosure Letter, as disclosed in the Phase I reports previously delivered or made available to Sub or obtained by Parent prior to Closing, or as has not had or would not reasonably be expected to have a Company Material Adverse
      Effect: (i) the Company and the Company Subsidiaries have not been and are not in violation of any applicable Environmental Law; (ii) none of the properties currently or formerly owned, leased or operated by the Company or the Company Subsidiaries are contaminated with any Hazardous Substance;
      (iii) neither the Company nor any of the Company Subsidiaries are liable for any contamination by Hazardous Substances at properties not owned or operated by the Company or a Company Subsidiary; (iv) the Company and the Company Subsidiaries have all material permits, licenses and other authorizations required under any applicable Environmental Law ("Environmental Permits"); (v) the Company and the Company Subsidiaries are in compliance in all material respects with their Environmental Permits; and (vi) neither the execution of this Agreement nor the consummation of the Recapitalization Transactions will require any investigation, remediation or other action with respect to Hazardous Substances, or any notice to or consent of Governmental Entities or third parties, pursuant to any applicable Environmental Law or Environmental Permit. Except as described in Section 3.17 of the Company Disclosure Letter, none of the Company or the Company Subsidiaries has received written notice of a violation of, or any Liability under, any Environmental Law (whether with respect to properties presently or previously owned or used). The Company and the Company Subsidiaries have made available to Parent all environmental audits, reports and other material environmental documents relating to their properties, facilities or operations which are in their possession or control. Neither the Company nor any Company Subsidiary has arranged for the disposal or treatment of any substance at any off-site location that has been included in any published U.S. federal, state or local "superfund" site list or any similar list of hazardous or toxic waste sites published by any Governmental Entity.

            (b) For purposes of this Section 3.17:

                  (1) "Environmental Laws" means any federal, state, local or foreign Laws relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances;
            (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution or protection of the environment; and

                  (2) "Hazardous Substances" means (i) those substances defined in or regulated as hazardous under the following federal statutes and their state counterparts and all applicable regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; (v) any other contaminant; and (vi) any substance, material or waste regulated as hazardous by any federal, state, local or foreign Governmental Entity pursuant to any Environmental Law.

      SECTION 3.18. Insurance. Except as set forth in Section 3.18 of the Company Disclosure Letter, neither the Company nor any Company Subsidiary has received notice of any pending or threatened cancellation or material premium increase (retroactive or otherwise) with respect to any insurance policies in force naming the Company, any Company Subsidiary or employees thereof as a loss payee or for which the Company or any Company Subsidiary has paid or is obligated to pay all or part of the premiums, and each of the Company and the Company Subsidiaries is in compliance with all material conditions contained therein.

      SECTION 3.19. Title to Properties; Absence of Liens and Encumbrances. Each of the Company and the Company Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible personal properties and assets owned, used or held for use in its business, free and clear of any Liens except (i) for Liens imposed by Law for Taxes not yet due and payable or which otherwise are owed to materialmen, workmen, carriers, warehousepersons or laborers not in excess of $100,000 in the aggregate, (ii) as reflected in the financial statements contained in the Filed Company SEC Documents, (iii) Liens in favor of the Agent and the Lenders under the Company Credit Agreement and (iv) such other imperfections or irregularities of title or other Liens as individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

      SECTION 3.20. Transactions with Affiliates. Except as set forth in the Filed Company SEC Documents or in the Company Disclosure Letter, since the date of the Company's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Section 3.20 of the Company Disclosure Letter identifies each person who is (or who may be deemed to be) an affiliate of the Company or any Company Subsidiary. Without limiting the generality of the foregoing, there are no amounts due or payable by the Company or any Company Subsidiary to any of the Principal Shareholders or any of their affiliates or associates in connection with the Recapitalization Transactions or the Tender Agreements or otherwise, other than payment of consideration for their securities of the Company pursuant to the terms of this Agreement.

      SECTION 3.21. Customers. Section 3.21 of the Company Disclosure Letter sets forth a complete and accurate list of the twenty-five largest customers of the Company and the Company Subsidiaries (measured by aggregate billings) during the fiscal year ended on December 31, 2002, indicating the existing Contracts with each such customer by product or service provided. Except as set forth in
Section 3.21 of the Company Disclosure Letter, the relationships of the Company and the Company Subsidiaries with the customers required to be listed on Section
3.21 of the Company Disclosure Letter are good commercial working relationships and none of such customers has cancelled, terminated or otherwise materially altered (including any material reduction in the rate or amount of purchases) or notified the Company or the Company Subsidiaries of any intention to do any of the foregoing or otherwise threatened in writing to cancel, terminate or materially alter its relationship with the Company or the Company Subsidiaries.

      SECTION 3.22. State Takeover Statutes; Company Rights Agreement.

            (a) The Company has taken such actions, if any, as it reasonably determined necessary for the consummation of the Recapitalization Transactions under Section 203 of the DGCL and to permit Parent, Sub, and if requested by Parent, certain stockholders of the Company and their respective spouses, associates, affiliates and subsidiaries, or any combination thereof, to become "interested stockholders" (within the meaning of Section 203 of the DGCL), in connection with developing agreements, arrangements or understandings among themselves relating to the participation of all or any of them in the Recapitalization Transactions and by taking any and all actions relating to the consummation of, and by consummating, the Recapitalization Transactions.

            (b) Neither the Company nor any of the Company Subsidiaries is a party to any "stockholder rights" plan or any similar anti-takeover plan or device.

      SECTION 3.23. Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Deutsche Bank, pursuant to the agreement dated July 2, 2002 previously delivered to Parent, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Offer, the Merger and the other Recapitalization Transactions based upon arrangements made by or on behalf of the Company. The estimated fees and expenses incurred and to be incurred by the Company in connection with the Offer, the Merger and the other Recapitalization Transactions (including the fees of Deutsche Bank and the fees of the Company's legal counsel) are set forth in the Company Disclosure Letter.

                                   ARTICLE IV
                Representations and Warranties of Parent and Sub

      Parent and Sub, jointly and severally, represent and warrant to the Company as follows:

      SECTION 4.01. Organization, Standing and Power. Each of Parent and Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals in each case whether domestic or foreign necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually and in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the ability of Parent or Sub to perform its obligations under this Agreement or a material adverse effect on the ability of Parent or Sub to consummate the Offer, the Merger and the other Recapitalization Transactions (a "Parent Material Adverse Effect").

      SECTION 4.02. Sub.

            (a) Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto. Sub was incorporated solely for the purpose of consummating the Recapitalization Transactions.

            (b) The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

      SECTION 4.03. Authority; Execution and Delivery; Enforceability. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Recapitalization Transactions. The execution and delivery by each of Parent and Sub of this Agreement and the consummation by it of the Recapitalization Transactions have been duly authorized by all necessary corporate action on the part of Parent and Sub. Parent, as sole stockholder of Sub, has approved this Agreement. Each of Parent and Sub has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of the principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

      SECTION 4.04. No Conflicts; Consents.

            (a) The execution and delivery by each of Parent and Sub of this Agreement, do not, and the consummation of the Offer, the Merger and the other Recapitalization

      Transactions and compliance with the terms hereof will not, result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (i) the charter, by-laws or other organizational documents of Parent or any of its subsidiaries, (ii) any Contract to which Parent or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.04(b), any Judgment or Law applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually and in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

            (b) No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Parent or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Recapitalization Transactions, other than (i) if required by Law, compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Offer Documents and (B) such reports under the Exchange Act as may be required in connection with this Agreement, the Offer, the Merger and the other Recapitalization Transactions, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) such filings as may be required in connection with the taxes described in Section 6.08, (v) filings required under, and compliance with other applicable requirements of, non-U.S. laws, as set forth in Section 3.05(b) of the Company Disclosure Letter, and (vi) such other items that, individually and in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

      SECTION 4.05. Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in (i) the Offer Documents, the Schedule 14D-9 or the Information Statement will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement (if required by Law) will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

      SECTION 4.06. Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Offer, the Merger and the other Recapitalization Transactions based upon arrangements made by or on behalf of Parent.

      SECTION 4.07. Financing. Parent has provided the Company with a commitment letter from Foothill Capital Corporation and Silver Point Capital, L.P., dated as of May 20, 2003, (the "Debt Commitment Letter") and from Kohlberg Management IV, LLC, dated as of May 8, 2003, (collectively with the Debt Commitment Letter, the "Commitment Letters" and the financing to be provided thereunder, the "Financing"). To the knowledge of Parent, the Commitment Letters have been duly executed by all parties thereto and are in full force and effect as of the date hereof. All commitment and other fees required to be paid under the Commitment Letters on or prior to the date hereof have been paid.

                                   ARTICLE V
                    Covenants Relating to Conduct of Business

      SECTION 5.01. Conduct of Business.

            (a) Conduct of Business by the Company. Except for matters set forth in the Company Disclosure Letter, expressly agreed to in writing by Parent or otherwise expressly permitted by this Agreement, from the date of this Agreement to the earliest to occur of the date of the termination of this Agreement, the date directors designated by Parent or Sub have been elected to and shall constitute a majority of the Company Board (the "Control Date") or the Effective Time, the Company shall, and shall cause each Company Subsidiary to, conduct the business of the Company and the Company Subsidiaries taken as a whole in the usual, regular and ordinary course in substantially the same manner as previously conducted and use all commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired in all material respects at the Effective Time. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Company Disclosure Letter, expressly agreed to in writing by Parent or otherwise expressly permitted by this Agreement, from the date of this Agreement to the earliest to occur of the date of the termination of this Agreement, the Control Date or the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent:

                  (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) issue, deliver, sell or grant (A) any shares of its
            capital stock, (B) any Voting Company Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than the issuance of Company Common Stock upon the exercise of Company Stock Options and Company Warrants outstanding on the date of this Agreement and in accordance with their present terms;

                  (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

                  (iv) acquire or agree to acquire (A) by merging or
            consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries taken as a whole;

                  (v) (A) grant to any current or former director, officer or key employee of the Company or any Company Subsidiary any increase in compensation, except to the extent required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents or, with respect to employees (other than directors, officers or key employees) in the ordinary course of business consistent with prior practice, (B) grant to any current or former key employee, officer or director of the Company or any Company Subsidiary any increase in severance or termination pay, except to the extent required under any agreement or policy in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (C) enter into any employment, consulting, indemnification, severance or termination agreement with any such key employee, officer or director, (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Company Benefit Plan or (E) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement or Company Benefit Plan;

                  (vi) make any change in accounting methods, principles or
            practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP, the Code or the treasury regulations under the Code;

                  (vii) sell, lease (as lessor), license or otherwise dispose of or subject to any Lien any material properties or assets, except for transactions in the ordinary course of business consistent with past practice;

                  (viii) (A) incur any indebtedness for borrowed money or
            guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person (other than a wholly-owned Company Subsidiary) or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings from persons that are not directors, officers or employees of the Company or any Company Subsidiary incurred in the ordinary course of business consistent with past practice (including under the Company's Credit Agreement, provided such borrowings do not result in the aggregate principal amount of Term Loans outstanding thereunder plus the aggregate principal amount of Revolving Credit Advances thereunder exceeding by $3,000,000 or more, at any given time, the aggregate principal amount of the Term Loans outstanding on the date hereof plus the aggregate principal amount of Revolving Credit Advances outstanding on the date hereof), or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned subsidiary of the Company;

                  (ix) make or agree to make any new capital expenditure or
            expenditures that are in excess of $100,000 individually or $1,500,000 in the aggregate;

                  (x) make or change any material Tax election or settle or
            compromise any material Tax liability or refund;

                  (xi) (A) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $25,000 individually or $150,000 in the aggregate, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred in the ordinary course of business consistent with past practice, (B) cancel any indebtedness for borrowed money in excess of $25,000 individually or $150,000 in the aggregate or waive any claims or rights of substantial value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party;

                  (xii) enter into, renew, extend, amend, modify or waive any material provision of, or terminate any lease or similar commitment, in each case providing for payments in excess of $100,000 over the term of such lease or commitment (or until the date on which such lease or commitment may be terminated by the Company without penalty) other than the renewals of leases in the ordinary course of business with no material increase in payments due thereunder; or

                  (xiii) authorize, or commit or agree to take, any of the
            foregoing actions.

            (b) Other Actions. The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that would reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) any condition to the Offer set forth in Exhibit A, or any condition to the Merger set forth in Article --------- VII, not being satisfied.

            (c) Advice of Changes. The Company shall promptly advise Parent orally and in writing of any change or event that has had or would reasonably be expected to have a Company Material Adverse Effect.

            SECTION 5.02. No Solicitation.

                  (a) The Company shall not, nor shall it authorize or permit any Company Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative (collectively, "Representatives") of, the Company or any Company Subsidiary to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Company Takeover Proposal (as defined in Section 5.02(e)), (ii) enter into any agreement with respect to any Company Takeover Proposal or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal; provided, however, that prior to the first acceptance for payment of shares of Company Common Stock pursuant to the Offer the Company may, to the extent necessary to act in a manner consistent with the fiduciary obligations of the Company Board, as determined in good faith by it after consultation with outside counsel, in response to a Company Takeover Proposal that the Company Board determines, in good faith after consultation with outside counsel, is reasonably likely to lead to a Superior Company Proposal (as defined in Section 5.02(e)), that was not solicited by the Company and that did not otherwise result from a breach or a deemed breach of this Section 5.02(a), and subject to compliance with Section 5.02(c), (x) furnish information with respect to the Company to the person making such Company Takeover Proposal and its Representatives pursuant to a customary confidentiality agreement and (y) participate in discussions or negotiations with such person and its Representatives regarding such Company Takeover Proposal; and provided, further, that prior to the first acceptance for payment of shares of Company

            Common Stock pursuant to the Offer the Company may, in connection with the Company Credit Agreement Refinancing or otherwise pursuant to the Company Credit Agreement or the Company's obligations thereunder, (I) furnish information with respect to the Company to the Agent and the Lenders under the Company Credit Agreement and their respective Representatives and (II) participate in discussions or negotiations with such persons and their Representatives regarding the Company Credit Agreement or a Company Credit Agreement Refinancing. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any officer, director, investment banker, attorney or other advisor or representative of the Company or any Company Subsidiary, whether or not such person is purporting to act on behalf of the Company or any Company Subsidiary or otherwise, shall be deemed to be a breach of this Section 5.02(a) by the Company.

                  (b) Unless the Company Board, after consultation with outside counsel, determines in its good faith judgment that it is necessary to do so in order to fulfill its fiduciary obligations under applicable Law, neither the Company Board nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Sub, the approval or recommendation by the Company Board or any such committee of this Agreement, the Offer, the Merger or the other Recapitalization Transactions, (ii) approve any letter of intent, agreement in principle, acquisition or similar agreement relating to any Company Takeover Proposal or (iii) approve or recommend, or publicly propose to approve or recommend, any Company Takeover Proposal. The Company shall not take the actions set forth in clauses (ii) or (iii) of the preceding sentence unless it has terminated or concurrently terminates this Agreement pursuant to
            Section 8.01(e).

                  (c) The Company promptly shall advise Parent orally and,
            within two business days, in writing of any Company Takeover Proposal or any inquiry with respect to, or that could reasonably be expected to lead to, any Company Takeover Proposal, the material terms and conditions of any such Company Takeover Proposal and the identity of the person making any such Company Takeover Proposal or inquiry. The Company shall (i) keep Parent fully informed of the status and details (including any change to the terms thereof) of any such Company Takeover Proposal and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company by any third party in connection with any Company Takeover Proposal or sent or provided by the Company to any third party in connection with any Company Takeover Proposal.

                  (d) Nothing contained in this Section 5.02 shall prohibit the
            Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

                  (e) For purposes of this Agreement:

               "Company Credit Agreement Refinancing" means an amendment, restatement or other transaction whereby Fleet National Bank remains as Agent under the Credit Agreement and the Lenders continue to hold a majority in interest of the loans thereunder, but which results in a change in the material terms of the Company Credit Agreement (including without limitation, any of the loan amounts, financial covenants or ratios or maturity (other than a one-time extension of the maturity by less than 6 months)), whether such transaction is accomplished through a bankruptcy proceeding or otherwise).

               "Company Takeover Proposal" means (i) any proposal or offer for a merger, consolidation, dissolution, recapitalization, other business combination or any refinancing (including, without limitation, any Company Credit Agreement Refinancing) or other equity or debt restructuring transaction involving the Company or any significant subsidiary of the Company (as defined in Regulation S-X of the Federal securities laws), (ii) any proposal for the issuance by the Company of over 30% of its equity securities as consideration for the assets or securities of another person or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 30% of the equity securities or consolidated total assets of the Company, in each case other than pursuant to the Recapitalization Transactions.

               "Superior Company Proposal" means any proposal made by a third party to complete a recapitalization of the Company by (I) acquiring substantially all of the equity securities or assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization or a sale of all or substantially all its assets or any combination of the foregoing, (II) refinancing the Company Credit Agreement, (III) purchasing or causing the redemption of the Subordinated Notes and / or, (IV) purchasing or causing the redemption of the Preference Shares, in the aggregate (a) on terms which the Company Board determines in good faith to be superior from a financial point of view to the holders of the Company Common Stock, the Lenders under the Company Credit Agreement, the holders of the Subordinated Notes and the holders of the Preference Shares, as the case may be, than the Recapitalization Transactions, taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of the Recapitalization Transactions), it being understood that such proposal does not have to be superior to each such category of holders, but must, in the aggregate, be superior from a financial point of view to the debt and equity holders of the Company taken as a whole, and (b) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

      SECTION 5.03. Recapitalization Transactions. From and after the date hereof, without the consent of Parent, the Company shall not take any action to amend the material or financial terms and conditions set forth in the Notice of Noteholders' Meeting sent to the holders of the Subordinated Notes or the Notice of Meeting sent to the holders of Preference Shares or to otherwise change the terms and conditions of any of the Recapitalization Transactions. From and after the date hereof, the Company shall use all commercially reasonable efforts to effect the Recapitalization Transactions in accordance with their terms.

                                   ARTICLE VI
                              Additional Agreements

      SECTION 6.01. Preparation of Proxy Statement; Stockholders Meeting.

            (a) Subject to the last sentence of Section 6.01(b), the Company shall, as soon as practicable following the expiration of the Offer and the purchase of the shares of Company Common Stock pursuant thereto, prepare and file with the SEC the Proxy Statement in preliminary form, and each of the Company, Parent and Sub shall use their best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to receipt of the Company Stockholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects. The Company shall use its best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after filing with the SEC.

            (b) The Company shall, as soon as practicable following the expiration of the Offer and the purchase of the shares of Company Common Stock pursuant thereto, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of seeking the Company Stockholder Approval. Subject to Section 5.02(b)(i), the Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 6.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal. Notwithstanding the foregoing, if Sub or any other subsidiary of Parent shall acquire at least 90% of the outstanding shares of each series of Company Capital Stock, the parties shall, at the request of Parent, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a stockholders meeting in accordance with Section 253 of the DGCL.

            (c) Parent shall cause all shares of Company Common Stock purchased pursuant to the Offer and all other shares of Company Common Stock owned by Parent, Sub or any other subsidiary of Parent to be voted in favor of the approval of this Agreement.

      SECTION 6.02. Access to Information; Confidentiality. The Company shall, and shall cause each of its subsidiaries to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, upon reasonable notice, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that the Company may withhold the documents and information described in the Company Disclosure Letter to the extent required to comply with the terms of a confidentiality agreement with a third party in effect on the date of this Agreement; provided further, that the Company shall use all commercially reasonable efforts to obtain, as promptly as practicable, any consent from such third party required to permit the Company to furnish such documents and information to Parent. Subject to Section 6.07, all information exchanged pursuant to this Section 6.02 shall be subject to the confidentiality agreement dated as of March 20, 2003 between the Company and Parent (the "Confidentiality Agreement").

      SECTION 6.03. Reasonable Efforts; Notification.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other Recapitalization Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Recapitalization Transactions, including, when reasonable, seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Recapitalization Transactions and to fully carry out the purposes of this Agreement. In connection with and without limiting the foregoing, the Company and the Company Board shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any Transaction, this Agreement or the Tender Agreements and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or the Tender Agreements, take all action necessary to ensure that the Offer, the Merger and the other Recapitalization Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger and the other Recapitalization Transactions. Nothing in this Agreement shall be deemed to require any party to waive any substantial rights or agree to any substantial limitation on its operations or to dispose of any significant asset or collection of assets.

            (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

            SECTION 6.04. Stock Options.

            (a) As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as are required to provide notice to holders of Company Stock Options required under the terms of the Company Stock Plans and to adjust the terms of all outstanding Company Stock Options heretofore granted under any Company Stock Plan to provide that, after giving effect to the actions taken by the Company Board under the Company Stock Plans, such Company Stock Options will be exercisable at the time of the first acceptance for payment of shares of Company Common Stock pursuant to the Offer (the "Exercisable Options"), and further to provide that each such Exercisable Option outstanding at the time of the first acceptance for payment of shares of Company Common Stock pursuant to the Offer shall be canceled in exchange for a cash payment by the Company as soon as practicable following the first acceptance for payment of shares of Company Common Stock pursuant to the Offer of an amount equal to (i) the excess, if any, of (x) the highest price per share of Company Common Stock to be paid pursuant to the Offer over (y) the exercise price per share of Company Common Stock subject to such Exercisable Option, multiplied by (ii) the number of shares of Company Common Stock for which such Exercisable Option shall not theretofore have been exercised. The Company will be responsible for any required reporting to Federal, state or local tax authorities.

            (b) All amounts payable pursuant to Section 6.04(a) shall be subject to any required withholding of Taxes or proof of eligibility of exemption therefrom and shall be paid without interest by the Company as soon as practicable following the first acceptance for payment of shares of Company Common Stock pursuant to the Offer. The Company shall use its commercially reasonable efforts to obtain all consents of the holders of Company Stock Options as shall be necessary to effectuate the foregoing. Notwithstanding anything to the contrary contained in this Agreement, payment shall, at Parent's request, be withheld in respect of the holder of any particular Company Stock Option until any necessary consent from such holder with respect to such Company Stock Option is obtained.

            (c) The Company Stock Plans shall terminate as of the Effective Time, and the provisions in any other Company Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Company Stock Option or any participant in any Company Stock Plan, or other Company Benefit Plan shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation.

            (d) The Company shall use its commercially reasonable efforts to obtain all necessary consents, waivers or releases from holders of Company Stock Options and shall take such action as may be reasonably necessary to give effect to, and accomplish, the transactions contemplated by this
      Section 6.04; provided, however, that in no event shall this Section 6.04(d) require the Company to pay any consideration to the holders of the Company Stock Options to obtain such consents, waivers or releases.

            (e) In this Agreement:

            "Company Stock Option" means any option to purchase Company Common Stock granted under any Company Stock Plan.

            "Company Stock Plans" means the Applied Graphics Technologies, Inc. 1996 Stock Option Plan, the Applied Graphics Technologies, Inc. 1998 Incentive Compensation Plan, as amended and restated, and the Applied Graphics Technologies, Inc. Non-Employee Directors Non-Qualified Stock Option Plan and all agreements under which there are outstanding options to purchase Company Common Stock granted to employees, consultants or any other person.

      SECTION 6.05. Indemnification.

            (a) Parent shall, to the fullest extent permitted by Law, cause the Company (from and after the Control Date) and the Surviving Corporation (from and after the Effective Time) to honor all the Company's obligations to indemnify, defend and hold harmless the current and former directors and officers of the Company and its subsidiaries for acts or omissions by any such directors and officers occurring prior to the Effective Time to the maximum extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Company Charter, the Company By-laws, the DGCL, or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company Charter, the Company By-laws and the DGCL from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions. In the event a current or former director or officer of the Company or any of its subsidiaries is entitled to indemnification under this Section 6.05(a), such director or officer shall be entitled to reimbursement from the Company or the Surviving Corporation (from and after the Effective Time) for reasonable attorney fees and expenses incurred by such director or officer in pursuing such indemnification, including payment of such fees and expenses by the Surviving Corporation or the Company, as applicable, in advance of the final disposition of such action upon receipt of an undertaking by such current or former director or officer to repay such payment unless it shall be adjudicated that such current or former director or officer was entitled to such payment.

            (b) From and after the Control Date and for a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may either (i) substitute therefor policies with reputable and financially sound carriers or (ii) maintain self insurance or similar arrangements through a financially sound insurance affiliate of Parent, in each case of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided, however, that Parent shall not be obligated to make premium payments over such six year period for such insurance to the extent such aggregate premiums exceed $1,300,000 (the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an aggregate premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an aggregate premium equal to the Maximum Premium.

      SECTION 6.06. Fees and Expenses.

            (a) Except as provided below, all fees and expenses incurred in connection with the Merger and the other Recapitalization Transactions (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) shall be paid by the party incurring such fees or expenses, whether or not the Recapitalization Transactions are consummated.

            (b) The Company agrees to pay Parent:

                  (1) a non-refundable fee equal to $4,000,000 plus all
            reasonable fees and expenses incurred by Parent, Sub and their affiliates in connection with the Recapitalization Transactions, up to a maximum of $1,000,000 (exclusive of any fees and expenses paid in accordance with clause (c) hereof) if :

                        (i)(x) this Agreement is terminated for any reason, other than: (I) a termination by the Company due to a Parent Breach (as defined below), (II) a Funding Failure (as defined below), or (III) a termination by Parent in accordance with Section 8.01(b)(iii) as a result of the failure of the Offer to close solely as a result of the failure to meet the condition set forth in clause (c) of Exhibit A (a "MAC Termination"), and

                        (y) within 12 months of such termination the Company enters into a definitive agreement to consummate, or consummates, a transaction that could constitute a Company Takeover Proposal other than a Company Credit Agreement Refinancing.

                        For purposes of this clause (i):

                        (A) a "Parent Breach" shall mean Parent willfully and materially (x) breaches or (y) fails to perform, any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform cannot be or has not been cured within 15 days after the giving of written notice to Parent of such breach or failure to perform (provided that the Company is not then in material breach of any representation, warranty or covenant contained in this Agreement).

                        (B) a "Funding Failure" shall mean that the financing contemplated by the Commitment Letters shall not have been consummated in accordance with the terms thereof.

                        (ii) the Company terminates this Agreement pursuant to
                  Section 8.01(e); or

                        (iii) Parent terminates this Agreement pursuant to
                  Section 8.01(d).

                  (2) a non-refundable fee equal to $2,500,000 plus all
            reasonable fees and expenses incurred by Parent, Sub and their affiliates in connection with the Recapitalization Transactions, up to a maximum of $1,000,000 (exclusive of any fees and expenses paid in accordance with clause (c) hereof) if (i) this Agreement is terminated for any reason, other than (A) a termination by the Company due to a Parent Breach, (B) a Funding Failure or (C) a MAC Termination and (ii) within 12 months of such termination the Company enters into a definitive agreement to consummate, or consummates, a Company Credit Agreement Refinancing.

      Any fee due under this Section 6.06(b) shall be paid by wire transfer of same-day funds on the date of termination of this Agreement (except that in the case of clause (1)(i) or (2) above such payment shall be made on the date of execution of such definitive agreement or, if earlier, consummation of such transaction).

            (c) Immediately upon execution of this Agreement, the Company agrees to reimburse Parent for all reasonable fees and expenses incurred by Parent, Sub and their affiliates in connection with the Recapitalization Transactions prior to the date hereof, up to a maximum of $500,000, such payment to be made by wire transfer of same day funds.

            (d) Without duplication of any payment required by Section 6.06(b) or (c), if this Agreement is terminated for any reason other than a termination by the Company due to a Parent Breach, the Company agrees to reimburse Parent for all reasonable fees and expenses incurred by Parent, Sub and their affiliates in connection with the Recapitalization Transactions up to a maximum of $1,000,000 (exclusive of any fees and expenses paid in accordance with clause (c) hereof), such payment to be made by wire transfer of same day funds on the date of termination of this Agreement.

            (e) The Company acknowledges that the agreements contained in this
      Section 6.06 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to pay the amounts due pursuant to this Section 6.06, and, in order to obtain any such payment, Parent and/or Sub commences a legal proceeding which results in a judgment against the Company for the amounts set forth in this
      Section 6.06, the Company shall pay to Parent and Sub their reasonable costs and expenses (including attorneys' fees) in connection with such proceeding, together with interest on the amounts set forth in this
      Section 6.06 at the prime rate of Citibank N.A. in effect on the date any such payment was required to be made and Parent agrees that if such legal proceeding results in a judgment against Parent and/or Sub, as applicable, then Parent and/or Sub, as applicable shall pay the Company its reasonable costs and expenses (including attorneys' fees) in connection with such proceeding.

            (f) The obligations of the Company set forth in this Section 6.06 shall be Parent's and Sub's sole remedy with respect to any breach of the Company's representations, warranties or obligations to be performed prior to the consummation of the Offer under this Agreement and with respect to any such breach, Parent and Sub shall waive, to the fullest extent permitted by Law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) they may have against the Company with respect to such breach.

      SECTION 6.07. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements (including any filings with any federal or state governmental or regulatory agency or with the American Stock Exchange) with respect to the Recapitalization Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law (including foreign regulations relating to competition), court process or by obligations pursuant to any listing agreement with any national securities exchange. Notwithstanding anything to the contrary herein or in the Confidentiality Agreement, any party to this Agreement (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Recapitalization Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that this sentence shall not permit any disclosure that otherwise is prohibited by this Agreement if such disclosure would result in a violation of applicable federal or state securities Laws.

      SECTION 6.08. Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the Recapitalization Transactions shall be paid by the party upon whom the primary burden for payment is placed by the applicable Law. Each party shall cooperate with the other in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes and shall use commercially reasonable efforts to avail itself of any available exemptions from such Transfer Taxes, and shall cooperate in providing any information and documentation that may be necessary to obtain such exemptions.

      SECTION 6.09. Directors. Promptly upon the first acceptance for payment of, and payment by Sub for, any shares of Company Common Stock pursuant to the Offer, Sub shall be entitled to designate such number of directors on the Company Board as will give Sub, subject to compliance with Section 14(f) of the Exchange Act, representation on the Company Board equal to at least that number of directors, rounded up to the next whole number, which is the product of (a) the total number of directors on the Company Board (giving effect to the directors elected pursuant to this sentence) multiplied by (b) the percentage that (i) such number of shares of Company Common Stock so accepted for payment and paid for by Sub plus the number of shares of Company Common Stock otherwise owned by Sub or any other subsidiary of Parent bears to (ii) the number of such shares outstanding, and the Company shall, at such time, cause Sub's designees to be so elected; provided, however, that in the event that Sub's designees are appointed or elected to the Company Board, until the Effective Time the Company Board shall have at least three directors who are directors on the date of this Agreement and who are not officers of the Company (the "Independent Directors"); and provided further that, in such event, if the number of Independent Directors shall be reduced below three for any reason whatsoever, any remaining Independent Directors (or Independent Director, if there shall be only one remaining) shall be entitled to designate persons to fill such vacancies who shall be deemed to be Independent Directors for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate three persons to fill such vacancies who are not officers, stockholders or affiliates of the Company, Parent or Sub, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Subject to applicable Law, the Company shall take all action requested by Parent necessary to effect any such election, including mailing to its stockholders the Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the Company shall make such mailing with the mailing of the Schedule 14D-9 (provided that Sub shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to Sub's designees). In connection with the foregoing, the Company shall promptly, at the option of Sub, either increase the size of the Company Board or obtain the resignation of such number of its current directors as is necessary to enable Sub's designees to be elected or appointed to the Company Board as provided above.

      SECTION 6.10. Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to any Recapitalization Transaction; provided, however, that the Company shall not enter into any such settlement without Parent's consent, which consent shall not be unreasonably withheld.

      SECTION 6.11. Benefit Plans. Except as set forth in Section 6.04, Parent agrees to cause the Surviving Corporation, for a period of 12 months immediately following the Effective Time, to provide to each current employee of the Company and its subsidiaries severance benefits that are not less favorable than the severance benefits applicable immediately prior to the date hereof and other benefits (other than equity-based plans) that are not materially less favorable in the aggregate to such employees than those benefits in effect for such employees on the date of this Agreement.

                                  ARTICLE VII
                              Conditions Precedent

      SECTION 7.01. Conditions to Each Party's Obligation To Effect The Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) Stockholder Approval. The Company shall have obtained the Company Stockholder Approval, if required.

            (b) Antitrust. If required by Law, the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired. Any consents, approvals and filings under any other foreign antitrust Law the absence of which would prohibit the consummation of Merger, shall have been obtained or made.

            (c) No Injunctions or Restraints. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity, court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the other Recapitalization Transactions shall be in effect; provided, however, that prior to asserting this condition each of the parties shall have used all commercially reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

            (d) Acceptance of Shares Pursuant to the Offer. Sub shall have accepted shares of Company Common Stock for payment pursuant to the Offer and shall have delivered to the Paying Agent or other appropriate party arranging for payment for such shares, all funds necessary to pay for such shares accepted; provided, that the obligation of a party to effect the Merger shall not be conditioned on the fulfillment of the condition set forth in this clause (d) if the failure of Sub to accept shares of Company Common Stock for payment pursuant to the Offer or provide the funds necessary to pay for such shares shall have constituted or resulted from a material breach of the Offer or this Agreement by such party.

            (e) Closing of the other Recapitalization Transactions. Each of the Recapitalization Transactions other than the Merger shall have closed immediately prior to or contemporaneously with the Offer.

                                  ARTICLE VIII
                        Termination, Amendment and Waiver

      SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of Company Stockholder Approval:

            (a) by mutual written consent of Parent, Sub and the Company;

            (b) by either Parent or the Company:

                        (i) if the Offer is not consummated on or before July
                  31, 2003 (the "Outside Date"), unless the failure to consummate the Offer is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

                        (ii) if any Governmental Entity issues an order, decree
                  or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, shares of Company Common Stock pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable, provided that such right of termination under this clause (ii) shall not be available to such party if such order, decree or ruling was primarily issued due to the failure of such party to comply in any material respect with its obligations hereunder; or

                        (iii) if as the result of the failure of any of the
                  conditions set forth in Exhibit A to this Agreement, the Offer shall have terminated or expired in accordance with its terms without Sub having accepted shares of Company Common Stock for payment pursuant to the Offer; provided, however, that the right to terminate this Agreement pursuant to this clause
                  (iii) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement results in the failure of any such condition or if the failure of such condition results from facts or circumstances that constitute a willful breach of any representation or warranty under this Agreement by such party; or

                        (iv) if Sub fails to commence the Offer as provided in
                  Section 1.01(a) on or before June 26, 2003 due to the failure of the condition set forth in paragraph (a) of Exhibit A; provided, however, that the right to terminate this Agreement pursuant to this clause (iv) shall not be available to the Company if its failure to fulfill any of its obligations under this Agreement results in the failure of the condition described in paragraph (a) of Exhibit A or if the failure of the condition described in paragraph (a) of Exhibit A results from facts or circumstances that constitute a willful breach of any representation or warranty under this Agreement by the Company; or

                        (c) by Parent, if the Company breaches or fails to
                  perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Exhibit A, and (ii) cannot be or has not been cured within 15 days after the giving of written notice to the Company of such breach (provided that Parent is not then in material breach of any representation, warranty or covenant contained in this Agreement) ; provided, however, that there shall be no notice and right of cure regarding the obligations of the Company under Section 5.02 or
                  5.03 hereof; or

                        (d) by Parent prior to the first acceptance of shares of
                  Company Common Stock for payment pursuant to the Offer:

                              (i) if the Company Board or any committee thereof
                        withdraws or modifies in a manner adverse to Parent or Sub, or publicly proposes to withdraw or modify in a manner adverse to Parent or Sub, its approval or recommendation of this Agreement, the Offer or the Merger, fails to recommend to the Company's stockholders that they accept the Offer and give the Company Stockholder Approval or publicly approves or recommends, or publicly proposes to approve or recommend, any Company Takeover Proposal; or

                              (ii) if the Company or any of its officers,
                        directors, representatives or agents takes any of the actions that would be proscribed by Section 5.02 but for the exceptions therein allowing certain actions to be taken pursuant to the proviso in the first sentence of
                        Section 5.02(a); or

            (e) by the Company prior to the first acceptance of shares of Company Common Stock for payment pursuant to the Offer only if (i) the Company Board has received a Superior Company Proposal, (ii) in light of such Superior Company Proposal the Company Board shall have determined in good faith, after consultation with outside counsel, that it is necessary for the Company Board to withdraw or modify its approval or recommendation of this Agreement, the Offer or the Merger in order to comply with its fiduciary duty under applicable Law, (iii) the Company has notified Parent in writing of the determinations described in clause (ii) above, (iv) at least three business days following receipt by Parent of the notice referred to in clause (iii) above, and taking into account any revised proposal made by Parent since receipt of the notice referred to in clause
      (iii) above, such Superior Company Proposal remains a Superior Company Proposal and the Company Board has again made the determinations referred to in clause (ii) above, (v) the Company is in compliance with Section 5.02, (vi) the Company has previously paid the fee due under Section 6.06, and (vii) the Company Board concurrently approves, and the Company concurrently enters into, a definitive agreement providing for the implementation of such Superior Company Proposal;

            (f) by the Company prior to the first acceptance of shares of Company Common Stock for payment pursuant to the Offer, if Parent breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform cannot be or has not been cured within 15 days after the giving of written notice to Parent of such breach (provided that the Company is not then in material breach of any representation, warranty or covenant contained in this Agreement); provided, however, that there shall be no notice and right of cure regarding the obligation of Parent and Sub to commence the Offer in accordance with the terms of Section 1.01(a) or to their funding obligations in clause 1.01(f).

            (g) by Parent prior to the first acceptance of shares of Company Common Stock for payment pursuant to the Offer, if any of the Recapitalizations Transactions are not capable of being consummated contemporaneously with the consummation of the Offer.

      SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect. Such termination shall be without any liability or obligation on the part of Parent, Sub or the Company, other than Section 3.23 (Brokers; Schedule of Fees and Expenses),
Section 4.06 (Brokers), the last sentence of Section 6.02 (Access to Information; Confidentiality), Section 6.06 (Fees and Expenses), this Section
8.02 and Article IX (General Provisions), which provisions shall survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any representation, warranty or covenant set forth in this Agreement.

      SECTION 8.03. Amendment. This Agreement may be amended by the parties at any time before or after receipt of the Company Stockholder Approval; provided, however, that after receipt of the Company Stockholder Approval, there shall be made no amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders; and provided, further, that after Sub's purchase of shares in the Offer, no such amendment or modification shall be made that reduces the amount or changes the form of Merger Consideration or otherwise materially and adversely affects the rights of the Company's stockholders hereunder, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      SECTION 8.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

      SECTION 8.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section
8.04 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors; provided, that in the case of the Company and in the event the Offer has been consummated and the shares of Company Common Stock have been purchased pursuant thereto, such action shall also require action by a majority of the Independent Directors.

                                   ARTICLE IX
                               General Provisions

      SECTION 9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 (including any rights arising out of any breach of such representations and warranties) shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

      SECTION 9.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (i) seven days after mailing by certified mail, (ii) when delivered by hand, (iii) upon confirmation of receipt by telecopy or (iv) one business day after sending by overnight delivery service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (a)   if to Parent or Sub, to

               KAGT Holdings, INC.
               111 Radio Circle
               Mount Kisco, New York 10549
               Attention:  Mr. Christopher Lacovara
               Facsimile:  914-244-0689

               with a copy to:

               Ropes & Gray
               One International Place
               Boston, MA 02110
               Attention:  Daniel S. Evans, Esq.
               Facsimile:  617-951-7050

      (b)   if to the Company, to

               Applied Graphics Technologies, Inc.
               450 West 33rd Street
               New York, NY 10001
               Attention:  Martin D. Krall, Esq.
                             General Counsel
               Facsimile:  212 210-2312

               with a copy to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, NY 10153
               Attention:  Ted S. Waksman, Esq.
               Facsimile: 212-310-8007

      SECTION 9.03. Definitions. For purposes of this Agreement:

            An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

            A "key employee" means an employee of the Company or any Company Subsidiary whose total annual compensation (including incentive compensation), after giving effect to any increase after the date of this Agreement, exceeds $200,000.

            A "material adverse effect" solely for purposes of defining Company Material Adverse Effect and Parent Material Adverse Effect shall mean a material adverse effect on the business, assets, condition (financial or otherwise), or results of operations of such party and its subsidiaries, taken as a whole, other than, in the case of the Company and the Company Subsidiaries, effects solely arising out of or resulting from changes in general legal, regulatory, political, economic or business conditions or changes in GAAP that, in each case generally affect industries in which the Company or the Company Subsidiaries conduct business.

            A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

            A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

            "to the knowledge" of any specified corporation means to the actual knowledge of any director or officer of such corporation, after reasonable inquiry.

      SECTION 9.04. Interpretation; Disclosure Letters. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Any matter disclosed in any section of the Company Disclosure Letter shall be deemed disclosed only for the purposes of the specific Section to which it relates.

      SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      SECTION 9.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      SECTION 9.07. Entire Agreement; Third-Party Beneficiaries. This Agreement, taken together with the Company Disclosure Letter and the Confidentiality Agreement, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the matters contained herein and (b) except for the provisions of Article II, Section 6.04 and Section 6.05, are not intended to confer upon any person other than the parties any rights or remedies.

      SECTION 9.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      SECTION 9.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      SECTION 9.10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware state court or any Federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court located in the State of Delaware in the event any dispute arises out of this Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than any Delaware state court or any Federal court sitting in the State of Delaware and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any Transaction.

      SECTION 9.11. Consents. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in Sections 8.04 and 8.05. Sub hereby agrees that any consent or waiver of compliance given by Parent hereunder shall be conclusively binding upon it, whether given expressly on its behalf or not.

            [The remainder of this page is intentionally left blank.]

      IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.

                                            KAGT HOLDINGS, INC.


                                            By: /s/ Christopher Lacovara
                                               ---------------------------------
                                               Name: Christopher Lacovara
                                               Title: President


                                            KAGT ACQUISITION CORP.


                                            By: /s/ Christopher Lacovara
                                               ---------------------------------
                                               Name: Christopher Lacovara
                                               Title: President


                                            APPLIED GRAPHICS TECHNOLOGIES, INC.


                                            By: /s/ Fred Drasner
                                               ---------------------------------
                                               Name: Fred Drasner
                                               Title: Chairman of the Board
                                                      Chief Executive Officer

                                                                       EXHIBIT A

                             CONDITIONS OF THE OFFER

      Notwithstanding any other term or provision of the Offer or this Agreement, Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered shares of Company Common Stock promptly after the termination or withdrawal of the Offer), to pay for any shares of Company Common Stock tendered pursuant to the Offer unless (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer that number of shares of Company Common Stock which, together with that number of shares of Company Common Stock owned by Parent, Sub and Parent's other subsidiaries, would represent more than fifty percent (50%) of the Fully Diluted Shares (the "Minimum Tender Condition") and
(ii) any waiting period under the HSR Act, if applicable to the purchase of shares of Company Common Stock pursuant to the Offer, shall have expired or been terminated. The term "Fully Diluted Shares" means all outstanding securities entitled generally to vote in the election of directors of the Company on a fully diluted basis, after giving effect to the exercise or conversion of all In-the-Money Company Stock Options and any other options, rights and securities exercisable or convertible into such voting securities in connection with the consummation of the Offer (other than the warrants held by the Lenders on the date hereof). Furthermore, notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or, subject as aforesaid, to pay for any shares of Company Common Stock not theretofore accepted for payment or paid for, and may terminate or amend the Offer, (A) with the consent of the Company or (B) without the consent of the Company, if immediately prior to the expiration of the Offer and before the first acceptance of such shares for payment or the payment therefor any of the following conditions exists:

            (a) there shall be pending any suit, action or proceeding (other than (i) by Parent or Sub, or a stockholder of Parent (that is not also a stockholder of the Company) or Sub, (ii) by a stockholder of the Company either on his, her or its own behalf, on the behalf of a class, or on the behalf of the Company, in any case, challenging the Recapitalization Transactions, or (iii) by a holder of Preference Shares or Subordinated Notes, in either case, challenging the Recapitalization Transactions) which, in the reasonable judgment of Parent, has a reasonable likelihood of success or would require the expenditure of funds that are material in relation to the Company and its subsidiaries taken as a whole to defend
      (i) challenging the acquisition by Parent or Sub of any Company Common Stock, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or any other Recapitalization Transactions, or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company and its subsidiaries taken as whole or Parent and its subsidiaries taken as a whole, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries taken as whole or Parent and its subsidiaries taken as a whole, as a result of the Offer or the Merger or any other Recapitalization Transactions, (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock acquired by it on all matters properly presented to the stockholders of the Company, (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and the Company Subsidiaries, or (v) that otherwise would reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), or results of operations of the Company and the Company Subsidiaries, taken as a whole;

            (b) any Law or Judgment enacted, entered, enforced, promulgated, amended or issued with respect to, or deemed applicable to, or any required consent or approval withheld with respect to, (i) Parent, the Company or any of their respective subsidiaries or (ii) the Offer, the Merger or any other Recapitalization Transaction, by any Governmental Entity that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in paragraph (a) above;

            (c) since the date of this Agreement there shall have occurred any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect on the business, assets, condition (financial or otherwise), or results of operations of the Company and the Company Subsidiaries, taken as a whole;

            (d) the Company Board or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Sub, or publicly proposed to withdraw or modify in a manner adverse to Parent or Sub, its approval or recommendation of this Agreement, the Offer or the Merger, failed to recommend to the Company's stockholders that they accept the Offer or approved or recommended, or publicly proposed to approve or recommend, any Company Takeover Proposal;

            (e) all of the conditions to closing each of the Recapitalization Transactions (other than the Offer and the Merger) shall not have been met or waived, resulting in the failure of such Recapitalizations Transactions either to have been consummated or to be capable of being consummated contemporaneously with the consummation of the Offer (or, in the case of the Recapitalization Transactions concerning the Subordinated Notes and the Preference Shares, in the period as soon as possible following the consummation of the Offer, after all actions of the holders of Subordinated Notes and Preference Shares, as the case may be, required to consummate such Recapitalization Transactions have been taken and are effective contemporaneously with the consummation of the Offer);

            (f) any of the representations and warranties of the Company contained in the Agreement (as each such representation or warranty would read as if all qualifications as to materiality were deleted therefrom) shall not be true and correct when made or at any time prior to the consummation of the Offer as if made at and as of such time except where the failure to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have, a Company Material Adverse Effect;

            (g) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under this Agreement, which failure to perform or comply cannot be or has not been cured within five business days after the giving of written notice to the Company of such breach;

            (h) this Agreement shall have been terminated in accordance with its terms or amended in accordance with its terms to provide for such termination or amendment to the Offer;

            (i) the Company has failed to obtain the consent of Sears Roebuck and Co. and McGraw-Hill Companies, Inc., as necessary to consummate the Recapitalization; or

            (j) the financing contemplated in the Debt Commitment Letter shall not have been consummated in accordance with the terms thereof.

which, in the sole and good faith judgment of Sub or Parent, in any such case, and regardless of the circumstances giving rise to any such condition (including any action or inaction by Parent or any of its affiliates, but excluding a circumstance resulting solely from a willful and material breach by Parent or
Sub), makes it inadvisable to proceed with such acceptance for payment or payment.

The foregoing conditions are for the sole benefit of Sub and Parent and, subject to Section 1.01(a), may be asserted by Sub or Parent regardless of the circumstances giving rise to such condition or may be waived by Sub and Parent in whole or in part at any time and from time to time in their sole discretion (subject to the terms of this Agreement). The failure by Parent, Sub or any other affiliate of Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                                                         ANNEX B

               SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
                               RIGHTS OF APPRAISAL

         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257,
Section 258, Section 263 or Section 264 of this title:

                  (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

                  (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                           a. Shares of stock of the corporation surviving or
                  resulting from such merger or consolidation, or depository receipts in respect thereof;

                           b. Shares of stock of any other corporation, or
                  depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                           c. Cash in lieu of fractional shares or fractional
                  depository receipts described in the foregoing subparagraphs
                  a. and b. of this paragraph; or

                           d. Any combination of the shares of stock, depository
                  receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b., and c. of this paragraph.

                  (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

         (d) Appraisal rights shall be perfected as follows:

                  (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                  (2) If the merger or consolidation was approved pursuant to
         Section 228 or Section 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                  FORM OF PROXY

                       APPLIED GRAPHICS TECHNOLOGIES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER __, 2003.

         The undersigned hereby appoints Chris Lacovara and Gordon Woodward, and each of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated below, all shares of Common Stock that the undersigned is entitled to vote, with all powers that the undersigned would possess if personally present at the Special Meeting (including all adjournments thereof) of Stockholders of Applied Graphics Technologies, Inc. to be held on September __, 2003, at 10:00 a.m. local time, at 450 West 33rd Street, New York, New York 10001.

         Every properly signed proxy will be voted in the manner specified hereon. If no direction is made, this proxy will be voted FOR each nominee for director named on the reverse side.

         For participants in the Applied Graphics Technologies, Inc. 401(K)
Plan: As to those shares of Common Stock of Applied Graphics Technologies, Inc. that are held for me in the aforementioned plan, by signing this card, I instruct the Trustee of such Plan to sign a proxy for me in substantially the form set forth on the reverse side. Where I do not specify a choice, by signing this card, I instruct the Trustee to mark the proxy as the Board of Directors recommends.

              PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN
                         PROMPTLY IN ENCLOSED ENVELOPE.

           (Continued and to be dated and signed on the reverse side.)

                       APPLIED GRAPHICS TECHNOLOGIES, INC.
                                 P.O. BOX 11271
                            NEW YORK, N.Y. 10203-0271

                             DETACH PROXY CARD HERE

  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
                YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

    The Board of Directors recommends that you vote "FOR" the adoption of the merger agreement by and among Applied Graphics Technologies, Inc., KAGT
                   Holdings, Inc. and KAGT Acquisition Corp.

                                                  FOR      AGAINST       ABSTAIN
                                                  [ ]        [ ]           [ ]

                         1. Approval and adoption of the
                            Agreement and Plan of Merger, dated
                            as of June 12, 2003, by and among
                            Applied Graphics Technologies,
                            Inc., KAGT Holdings, Inc. and KAGT
                            Acquisition Corp., and the merger
                            contemplated thereby.

                         In their discretion the proxies are
                         authorized vote upon such other matters as may properly come before the special meeting.

FOR YOUR VOTE TO COUNT YOUR PROXY CARD MUST BE RECEIVED PRIOR TO THE SPECIAL MEETING ON SEPTEMBER __, 2003. REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD. RETURNING THIS PROXY CARD DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE MEETING AND TO VOTE YOUR SHARES IN PERSON. IF YOU FAIL TO RETURN THE PROXY CARD OR VOTE IN PERSON AT THE SPECIAL MEETING, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.


To change the address on your account, please     [ ]
check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Share Owner Sign Here:      Date:         Co-owner Sign Here:          Date:

_______________________     __________    _______________________      _________

NOTE: Please sign exactly as your name or names appear hereon. Joint owners
      EACH must sign. When signing as attorney, trustee, executor, administrator, or guardian, please give your FULL title. If a corporation, please provide the full name of the corporation and the signature of the authorized officer signing on its behalf. If a partnership, please sign in partnership name by authorized person.